                                                                    Exhibit 10.1





                    ----------------------------------------

                           EIGHTH AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               AMB PROPERTY, L.P.

                    ----------------------------------------

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE 1. DEFINED TERMS AND RULES OF CONSTRUCTION                           1

  SECTION 1.1 DEFINITIONS                                                    1

  SECTION 1.2 RULES OF CONSTRUCTION                                         20


ARTICLE 2. ORGANIZATIONAL MATTERS                                           20

  SECTION 2.1 ORGANIZATION                                                  20

  SECTION 2.2 NAME                                                          20

  SECTION 2.3 RESIDENT AGENT; PRINCIPAL OFFICE                              21

  SECTION 2.4 POWER OF ATTORNEY                                             21

  SECTION 2.5 TERM                                                          22

  SECTION 2.6 NUMBER OF PARTNERS                                            22


ARTICLE 3. PURPOSE                                                          22

  SECTION 3.1 PURPOSE AND BUSINESS                                          22

  SECTION 3.2 POWERS                                                        23

  SECTION 3.3 PARTNERSHIP ONLY FOR PURPOSES SPECIFIED                       23

  SECTION 3.4 REPRESENTATIONS AND WARRANTIES BY THE PARTIES                 24

  SECTION 3.5 CERTAIN ERISA MATTERS                                         25


ARTICLE 4. CAPITAL CONTRIBUTIONS                                            26

  SECTION 4.1 CAPITAL CONTRIBUTIONS OF THE PARTNERS                         26

  SECTION 4.2 LOANS BY THIRD PARTIES                                        26

  SECTION 4.3 ADDITIONAL FUNDING AND CAPITAL CONTRIBUTIONS                  26

  SECTION 4.4 STOCK INCENTIVE PLAN                                          29

  SECTION 4.5 NO PREEMPTIVE RIGHTS                                          29

  SECTION 4.6 OTHER CONTRIBUTION PROVISIONS                                 29

ARTICLE 5. DISTRIBUTIONS                                                    29

  SECTION 5.1 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS             29

  SECTION 5.2 DISTRIBUTIONS IN KIND                                         30

  SECTION 5.3 DISTRIBUTIONS UPON LIQUIDATION                                30

  SECTION 5.4 DISTRIBUTIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP
              INTERESTS                                                     30

  SECTION 5.5 CHARACTER OF PLP DISTRIBUTIONS                                31


ARTICLE 6. ALLOCATIONS                                                      31

  SECTION 6.1 TIMING AND AMOUNT OF ALLOCATIONS OF NET INCOME AND NET LOSS   31

  SECTION 6.2 GENERAL ALLOCATIONS                                           31

  SECTION 6.3 ADDITIONAL ALLOCATION PROVISIONS                              34

  SECTION 6.4 TAX ALLOCATIONS                                               36


ARTICLE 7. MANAGEMENT AND OPERATIONS OF BUSINESS                            36

  SECTION 7.1 MANAGEMENT                                                    36

  SECTION 7.2 CERTIFICATE OF LIMITED PARTNERSHIP                            40

  SECTION 7.3 RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY                   40

  SECTION 7.4 REIMBURSEMENT OF THE GENERAL PARTNER                          43

  SECTION 7.5 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER                     43

  SECTION 7.6 CONTRACTS WITH AFFILIATES                                     44

  SECTION 7.7 INDEMNIFICATION                                               45

  SECTION 7.8 LIABILITY OF THE GENERAL PARTNER                              47

  SECTION 7.9 OTHER MATTERS CONCERNING THE GENERAL PARTNER                  47

  SECTION 7.10  TITLE TO PARTNERSHIP ASSETS                                 48

  SECTION 7.11  RELIANCE BY THIRD PARTIES                                   48


ARTICLE 8. RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS                       49

  SECTION 8.1 LIMITATION OF LIABILITY                                       49

  SECTION 8.2 MANAGEMENT OF BUSINESS                                        49

  SECTION 8.3 OUTSIDE ACTIVITIES OF LIMITED PARTNERS                        49

  SECTION 8.4 RETURN OF CAPITAL                                             50

  SECTION 8.5 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP        50

  SECTION 8.6 COMMON LIMITED PARTNER REDEMPTION RIGHTS                      51


ARTICLE 9. BOOKS, RECORDS, ACCOUNTING AND REPORTS                           53

  SECTION 9.1 RECORDS AND ACCOUNTING                                        53

  SECTION 9.2 FISCAL YEAR                                                   53

  SECTION 9.3 REPORTS                                                       53

  SECTION 9.4 NONDISCLOSURE OF CERTAIN INFORMATION                          54


ARTICLE 10. TAX MATTERS                                                     54

  SECTION 10.1  PREPARATION OF TAX RETURNS                                  54

  SECTION 10.2  TAX ELECTIONS                                               54

  SECTION 10.3  TAX MATTERS PARTNER                                         54

  SECTION 10.4  ORGANIZATIONAL EXPENSES                                     56

  SECTION 10.5  WITHHOLDING                                                 56


ARTICLE 11. TRANSFERS AND WITHDRAWALS                                       57

  SECTION 11.1  TRANSFER                                                    57

  SECTION 11.2  TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST          57

  SECTION 11.3  LIMITED PARTNERS' RIGHTS TO TRANSFER                        59

  SECTION 11.4  SUBSTITUTED LIMITED PARTNERS                                61

  SECTION 11.5  ASSIGNEES                                                   61

  SECTION 11.6  GENERAL PROVISIONS                                          62


ARTICLE 12. ADMISSION OF PARTNERS                                           64

  SECTION 12.1  ADMISSION OF SUCCESSOR GENERAL PARTNER                      64

  SECTION 12.2  ADMISSION OF ADDITIONAL LIMITED PARTNERS                    65

  SECTION 12.3  AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED
                PARTNERSHIP                                                 65

ARTICLE 13. DISSOLUTION AND LIQUIDATION                                     65

  SECTION 13.1  DISSOLUTION                                                 65

  SECTION 13.2  WINDING UP                                                  66

  SECTION 13.3  COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS          67

  SECTION 13.4  DEEMED DISTRIBUTION AND RECONTRIBUTION                      68

  SECTION 13.5  RIGHTS OF LIMITED PARTNERS                                  68

  SECTION 13.6  NOTICE OF DISSOLUTION                                       68

  SECTION 13.7  CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP          69

  SECTION 13.8  REASONABLE TIME FOR WINDING-UP                              69

  SECTION 13.9  WAIVER OF PARTITION                                         69


ARTICLE 14. AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS                    69

  SECTION 14.1  AMENDMENTS                                                  69

  SECTION 14.2  ACTION BY THE PARTNERS                                      69


ARTICLE 15. GENERAL PROVISIONS                                              70

  SECTION 15.1  ADDRESSES AND NOTICE                                        70

  SECTION 15.2  TITLES AND CAPTIONS                                         70

  SECTION 15.3  PRONOUNS AND PLURALS                                        71

  SECTION 15.4  FURTHER ACTION                                              71

  SECTION 15.5  BINDING EFFECT                                              71

  SECTION 15.6  CREDITORS                                                   71

  SECTION 15.7  WAIVER                                                      71

  SECTION 15.8  COUNTERPARTS                                                71

  SECTION 15.9  APPLICABLE LAW                                              71

  SECTION 15.10 INVALIDITY OF PROVISIONS                                    71

  SECTION 15.11 LIMITATION TO PRESERVE REIT STATUS                          72

  SECTION 15.12 ENTIRE AGREEMENT                                            72

  SECTION 15.13 NO RIGHTS AS STOCKHOLDERS                                   73

ARTICLE 16. INTENTIONALLY OMITTED                                           73


ARTICLE 17. SERIES B PREFERRED UNITS                                        73

  SECTION 17.1  DESIGNATION AND NUMBER                                      73

  SECTION 17.2  RANKING                                                     73

  SECTION 17.3  DISTRIBUTIONS                                               73

  SECTION 17.4  LIQUIDATION PROCEEDS                                        75

  SECTION 17.5  REDEMPTION                                                  75

  SECTION 17.6  VOTING RIGHTS                                               77

  SECTION 17.7  TRANSFER RESTRICTIONS                                       78

  SECTION 17.8  EXCHANGE RIGHTS                                             78

  SECTION 17.9  NO CONVERSION RIGHTS                                        83

  SECTION 17.10 NO SINKING FUND                                             83


ARTICLE 18. SERIES J PREFERRED UNITS                                        83

  SECTION 18.1  DESIGNATION AND NUMBER                                      83

  SECTION 18.2  RANKING                                                     83

  SECTION 18.3  DISTRIBUTIONS                                               83

  SECTION 18.4  LIQUIDATION PROCEEDS                                        85

  SECTION 18.5  REDEMPTION                                                  85

  SECTION 18.6  VOTING RIGHTS                                               87

  SECTION 18.7  TRANSFER RESTRICTIONS                                       88

  SECTION 18.8  EXCHANGE RIGHTS                                             88

  SECTION 18.9  NO CONVERSION RIGHTS                                        93

  SECTION 18.10 NO SINKING FUND                                             93


ARTICLE 19. SERIES K PREFERRED UNITS                                        93

  SECTION 19.1  DESIGNATION AND NUMBER                                      93

  SECTION 19.2  RANKING                                                     93

  SECTION 19.3  DISTRIBUTIONS                                               93

  SECTION 19.4  LIQUIDATION PROCEEDS                                        95

  SECTION 19.5  REDEMPTION                                                  95

  SECTION 19.6  VOTING RIGHTS                                               97

  SECTION 19.7  TRANSFER RESTRICTIONS                                       98

  SECTION 19.8  EXCHANGE RIGHTS                                             98

  SECTION 19.9  NO CONVERSION RIGHTS                                       102

  SECTION 19.10 NO SINKING FUND                                            102


ARTICLE 20. SERIES L PREFERRED UNITS                                       103

  SECTION 20.1  DESIGNATION AND NUMBER                                     103

  SECTION 20.2  RANKING                                                    103

  SECTION 20.3  DISTRIBUTIONS                                              103

  SECTION 20.4  LIQUIDATION PROCEEDS                                       104

  SECTION 20.5  REDEMPTION                                                 105

  SECTION 20.6  VOTING RIGHTS                                              106

  SECTION 20.7  TRANSFER RESTRICTIONS                                      106

  SECTION 20.8  NO CONVERSION RIGHTS                                       106

  SECTION 20.9  NO SINKING FUND                                            107

                           EIGHTH AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               AMB PROPERTY, L.P.

            THIS EIGHTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of July 28, 2003, is entered into by and among AMB Property Corporation, a Maryland corporation (the "Company"), as the General Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as the Limited Partners (the "Existing Limited Partners"), together with any other Persons who become Partners in the Partnership as provided herein.

            WHEREAS, pursuant to Section 7.3D(ii), the Partnership Agreement may be amended by the General Partner to reflect the termination of or reduction in Partnership Interests or the withdrawal of Partners;

            WHEREAS, on the date hereof, the Partnership has redeemed all of the outstanding Series A Preferred Units from the Series A Limited Partner pursuant to the terms and provisions of the Series A Preferred Units as set forth in the Partnership Agreement; and

            WHEREAS, the General Partner and the Partnership believe it is desirable and in the best interest of the Partnership to amend and restate the Partnership Agreement to reflect the elimination of the Series A Preferred Units and as set forth herein.

            NOW, THEREFORE, pursuant to Sections 2.4 and 7.3D(ii) and (iii) of the Partnership Agreement, the General Partner, on its own behalf and as attorney-in-fact for the Limited Partners, hereby amends and restates the Partnership Agreement as follows:

                                   ARTICLE 1.
                     DEFINED TERMS AND RULES OF CONSTRUCTION

            Section 1.1.Definitions

            The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

            "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

            "Additional Funds" shall have the meaning set forth in Section
4.3.A.

            "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as such on the books and records of the Partnership.

            "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

            (i) decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g); and

            (ii)  increase such deficit by the items described in Regulations
                  Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            "Adjustment Date" shall have the meaning set forth in Section 4.3.E.

            "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

            "Agreed Value" means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the Regulations thereunder.

            "Agreement" means this Eighth Amended and Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.

            "Appraisal" means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

            "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5.

            "Available Cash" means, with respect to any period for which such calculation is being made, (i) the sum of:

                  (a) the Partnership's Net Income or Net Loss (as the case may
            be) for such period,

                  (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

                  (c) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

                  (d) the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions), and

                  (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

            (ii)  less the sum of:

                  (a) all principal debt payments made during such period by the
            Partnership,

                  (b) capital expenditures made by the Partnership during such period,

                  (c) investments in any entity (including loans made thereto)
            to the extent that such investments are not otherwise described in clauses (ii)(a) or (b),

                  (d) all other expenditures and payments not deducted in
            determining Net Income or Net Loss for such period,

                  (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

                  (f) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion, and

                  (g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

            Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

            "Board of Directors" means the Board of Directors of the General Partner.

            "Business Day" means each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in Los Angeles, California or New York, New York are authorized or required by law, regulation or executive order to close.

            "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

            (i) To each Partner's Capital Account there shall be added such Partner's Capital Contributions, such Partner's share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to
Section 6.3, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

            (ii) From each Partner's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

            (iii) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

            (iv) In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

            (v) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification; provided that, it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of this Agreement upon the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

            "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

            "Cash Amount" means, with respect to any Partnership Units subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such Partnership Units.

            "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

            "Charter" means the Company's Articles of Incorporation as of November 24, 1997, as amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on July 23, 1998, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on November 12, 1998, as further amended by the Articles Supplementary filed by the Corporation on November 25, 1998, as further amended by the Certificate of Correction filed by the Corporation on March 18, 1999, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on May 5, 1999, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on August 31, 1999, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on March 23, 2000, as further amended by the Articles Supplementary with the Maryland Department of Assessments and Taxation on August 30, 2000, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on September 1, 2000, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on March 21, 2001, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on September 24, 2001, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on December 6, 2001, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on April 17, 2002, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on August 7, 2002 Redesignating and Reclassifying All 20,000 Shares of 7.95% Series G Cumulative Redeemable Preferred Stock as Preferred Stock, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on August 7, 2002 Redesignating and Reclassifying 130,000 Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as Preferred Stock, as further amended by the Articles Supplementary filed with the Maryland Department of Assessments and Taxation on June 20, 2003, and as further amended or restated from time to time.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

            "Common Unit" means each Partnership Unit that is not entitled to any preference with respect to any other Partnership Unit as to distribution or voluntary or involuntary liquidation, dissolution or winding up of the Partnership.

            "Consent" means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14 hereof.

            "Consent of the Limited Partners" means the Consent of a Majority in Interest of the Limited Partners, other than the Preferred Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

            "Consent of the Partners" means the Consent of Partners, other than the Preferred Limited Partners, holding Percentage Interests that in the aggregate are equal to or greater than a majority of the aggregate Percentage Interests of all Partners, other than the Preferred Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners, in their sole and absolute discretion.

            "Constructively Own" means ownership under the constructive ownership rules described in Exhibit C.

            "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or, to the extent provided in applicable regulations, deemed contributed by the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

            "Debt" means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

            "Deemed Partnership Interest Value" means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Partner's Percentage Interest of such class.

            "Deemed Value of the Partnership Interests" means, as of any date with respect to any class or series of Partnership Interests, (i) the total number of Partnership Units of the General Partner in such class or series of Partnership Interests (as provided for in Sections 4.1 and 4.3.C) issued and outstanding as of the close of business on such date multiplied by the Fair Market Value determined as of such date of a share of capital stock of the General Partner which corresponds to such class or series of Partnership Interests, as adjusted pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distribution of warrants or options and distributions of evidences of indebtedness or assets not received by the General Partner pursuant to a pro rata distribution by the Partnership; (ii) divided by the Percentage Interest of the General Partner in such class or series of Partnership Interests on such date; provided, that if no outstanding shares of capital stock of the General Partner correspond to a class of series of Partnership Interests, the Deemed Value of the Partnership Interests with respect to such class or series shall be equal to an amount reasonably determined by the General Partner.

            "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

            "Effective Date" means the date of closing of the initial public offering of REIT Shares upon which date contributions set forth on Exhibit A shall become effective.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Agreements" means one or more of the agreements between the Company, the Partnership and one or more of the Performance Investors, dated as of the closing of the date of the initial public offering of the common stock of the General Partner, pursuant to which the Performance Investors have deposited their Performance Shares in escrow for possible transfer to the General Partner or the Partnership (as applicable).

            "Excess Performance Capital" means, with respect to a Performance Partner, an amount equal to the number of Partnership Units held by such Performance Partner, multiplied by the excess of (i) the Capital Account per Partnership Unit for such Performance Partner; over (ii) the Capital Account per Partnership Unit for a Limited Partner which is not a PLP or a Performance Partner. For purposes of (ii) above, it shall be assumed that the Limited Partner has no special arrangements with the Partnership, other than as set forth in this Agreement, which would cause its Capital Account per Partnership Unit to be different from the Capital Account per Partnership Unit of other Limited Partners who are not Performance Partners or PLPs. If the Partner described in (ii) above does not exist, the amount used for purposes of (ii) shall be the projected Capital Account balance per Partnership Unit for such Partner, determined in the reasonable discretion of the General Partner. For purposes of this definition, to the extent the Capital Account of a Partner which owns both Common Units and Preference Units is being considered, such Capital Account shall be equal to such Partner's Capital Account determined without regard to the adjustments arising from or as a result of the acquisition or ownership of Preference Units by such Partner.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

            "Fair Market Value" means, with respect to any share of capital stock of the General Partner, the average of the daily market price for the ten
(10) consecutive trading days
immediately preceding the date with respect to which "Fair Market Value" must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be (i) if such shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner or (iii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Fair Market Value of such shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount for such shares includes rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, that in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock of the General Partner, the Fair Market Value of such shares shall be the public offering price per share of such class of capital stock sold. Notwithstanding the foregoing, the General Partner in its reasonable discretion may use a different "Fair Market Value" for purposes of making the determinations under subparagraph (ii) of the definition of "Gross Asset Value" and Section 4.3.E. in connection with the contribution of Property to the Partnership by a third-party, provided such value shall be based upon the value per REIT Share (or per Partnership Unit) agreed upon by the General Partner and such third-party for purposes of such contribution.

            "Funding Debt" means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

            "General Partner" means the Company or its successors as general partner of the Partnership.

            "General Partner Interest" means a Partnership Interest held by the General Partner. A General Partner Interest may be expressed as a number of Partnership Units.

            "General Partner Loan" shall have the meaning set forth in Section 4.3.B.

            "General Partner Payment" shall have the meaning set forth in
Section 15.11.

            "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

            (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time); provided, that if the contributing Partner is the General Partner then, except with respect to the General Partner's initial Capital Contribution which shall be determined as set forth on Exhibit A, or capital contributions of cash, REIT Shares or other shares of capital stock of the General Partner, the determination of the fair market value of the contributed asset shall be determined by (a) the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership or (b) by Appraisal if otherwise acquired by the General Partner.

            (ii) Immediately prior to the times listed below, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that for such purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership Interests of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the General Partner:

            (a) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

            (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; the Partners agree that such an adjustment is appropriate when the Partnership effects a Redemption;

            (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

            (d)   the issuance of Performance Units; and

            (e) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

            (iii) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner; provided, that if the distributee is the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

            (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

            (v) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

            "Holder" means either the Partner or Assignee owning a Partnership Unit.

            "Immediate Family" means, with respect to any natural Person, such natural Person's estate or heirs or current spouse or former spouse, parents, parents-in-law, children, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's spouse, former spouse, parents, parents-in-law, children, siblings or grandchildren.

            "Incapacity" or "Incapacitated" means: (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred and twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety
(90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

            "Indemnitee" means (i) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his or her status as (a) the General Partner or (b) a director, officer, employee or agent of the Partnership or the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

            "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

            "Junior Units" means Partnership Units representing any class or series of Partnership Interest ranking, as to distributions or voluntary or involuntary liquidation, dissolution or winding up of the Partnership, junior to the Series B Preferred Units, the Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units.

            "Limited Partner" means any Person (including any PLP) named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

            "Limited Partnership Interest" means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

            "Liquidating Events" shall have the meaning set forth in Section
13.1.

            "Liquidator" shall have the meaning set forth in Section 13.2.A.

            "Majority in Interest of the Limited Partners" means Limited Partners (other than the General Partner and any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner, and any Preferred Limited Partner) holding Percentage Interests that in the aggregate are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners (other than the General Partner and any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner and any Preferred Limited Partner).

            "Majority in Interest of Partners" means Partners (other than Preferred Limited Partners) holding Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners (other than Preferred Limited Partners).

            "Net Income" or "Net Loss" means for each fiscal year of the Partnership, an amount equal to the Partnership's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (i) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

            (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

            (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss; in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of all Partnership assets in a Terminating Capital Transaction for purposes of computing Net Income or Net Loss as set forth in Article 6;

            (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

            (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

            (vii) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section
6.3 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 6.3 shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

            "New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the General Partner, excluding grants under any Stock Incentive Plan or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

            "Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

            "Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

            "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

            "Offering Costs" means the aggregate amounts expended by the General Partner which related to the organization of the Partnership and the General Partner, or to the initial public offering or subsequent offerings of REIT Shares or other shares of capital stock of the General Partner, the net proceeds of which were used to make a contribution to the Partnership, in each case to the extent such expenses of the General Partner were not reimbursed by the Partnership.

            "Parity Preferred Unit" means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with the Series B Preferred Units, the Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, or both, as the context may require.

            "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

            "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

            "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

            "Partner Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

            "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

            "Partnership Interest" means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes of Partnership Interests as provided in Section 4.3. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class. The Partnership Interests represented by the Common Units (including Performance Units), the Series B Preferred Units, the Series J Preferred Units, the Series K

Preferred Units and the Series L Preferred Units are the only Partnership Interests and each such type of unit is a separate class of Partnership Interest for all purposes of this Agreement.

            "Partnership Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

            "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash with respect to Common Units pursuant to Section 5.1 which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

            "Partnership Unit" means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1 and 4.3 (including Performance Units). The ownership of Partnership Units may be evidenced by a certificate for units substantially in the form of Exhibit D-1 or D-2 hereto or as the General Partner may determine with respect to any class of Partnership Units issued from time to time under Sections 4.1 and 4.3.

            "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

            "Percentage Interest" means, as to a Partner holding a class of Partnership Interests, its interest in the Partnership as determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues more than one class of Partnership Interest, the interest in the Partnership among the classes of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes of Partnership Interest, if any, as contemplated by Section 4.3.C.

            "Performance Amount" means, with respect to a PLP on a specified date, (i) in the case of a Redemption, a number of Performance Units equal to
(a) the amount of such PLP's Capital Account balance immediately following the revaluation of the Partnership's assets as of such date pursuant to the definitions of "Gross Asset Value" (paragraph (ii) therein) and "Net Income" (paragraph (iii) therein), divided by (b) the Fair Market Value of a REIT Share; and (ii) in the case of an exchange of Performance Units for the REIT Shares Amount, the same number of Performance Units as determined pursuant to subparagraph (i) above.

            "Performance Investors" means shareholders of the General Partner and Limited Partners who are parties to one or more of the Escrow Agreements.

            "Performance Partners" means Partners which had the number of their Partnership Units reduced pursuant to Section 4.3.F.

            "Performance Shares" means a portion of the REIT Shares or Partnership Units issued to the Performance Investors which were escrowed pursuant to the Escrow Agreements for possible transfer to the General Partner or the Partnership (as applicable), the applicable number of which for each Performance Investor is described in the applicable Escrow Agreement.

            "Performance Units" means those Partnership Units issued pursuant to
Section 4.3.F.

            "Permitted Reason" means a termination of employment by reason of death, disability, termination by the employer without "cause," or termination by a Person of their employment for "good reason." For purposes of this definition, "cause" shall mean (i) gross negligence or willful misconduct, (ii) breach by the Person of the covenant not to compete provided in their employment agreement during the one year period following the closing of the initial public offering of common stock of the General Partner, (iii) fraud or other conduct against the material best interests of the General Partner, the Partnership or their subsidiaries, or (iv) conviction of a felony if such conviction has a material adverse effect on the General Partner, the Partnership or their subsidiaries. For purposes of this definition, "good reason" means (a) a substantial adverse change in the nature or scope of a Person's responsibilities or authority under the Person's employment agreement, or (b) an uncured breach by the employer of any of its material obligations under such employment agreement.

            "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

            "Plan Asset Regulation" means the regulations promulgated by the United States Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 101-3, and any successor regulations thereto.

            "Pledge" shall have the meaning set forth in Section 11.3.A.

            "PLP" means at any time, any Person who then owns one or more Performance Units, including Performance Units which have not vested.

            "Preferred Distribution Shortfall" shall have the meaning given to such term in Section 5.1 hereof.

            "Preferred Limited Partner" means any Person holding a Preferred Unit, and named as a Preferred Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substitute Limited Partner or Additional Limited Partner, in such Person's capacity as a Preferred Limited Partner in the Partnership.

            "Preferred Share" means a share of the General Partner's preferred stock, par value $.01 per share, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

            "Preferred Unit" means a Partnership Unit representing a Partnership Interest, with such rights, priorities and preferences as shall be designated by the General Partner pursuant to Section 4.3.C hereof, including without limitation, the Series B Preferred Units, the Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units.

            "Priority Return" means with respect to (i) the Series B Preferred Units, the Series B Priority Return, (ii) the Series J Preferred Units, the Series J Priority Return, (iii) the Series K Preferred Units, the Series K Priority Return, and (iv) the Series L Preferred Units, the Series L Priority Return.

            "Properties" means such interests in real property and personal property including without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

            "Qualified REIT Subsidiary" means any Subsidiary of the General Partner that is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

            "Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

            "Redemption" shall have the meaning set forth in Section 8.6.A.

            "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Regulatory Allocations" shall have the meaning set forth in Section 6.3.A(viii).

            "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

            "REIT Requirements" shall have the meaning set forth in Section 5.1.

            "REIT Share" means a share of common stock, par value $.01 per share, of the General Partner.

            "REIT Shares Amount" means, as of any date, an aggregate number of REIT Shares equal to the number of Tendered Units, or in the case of Section 11.2.B, all Units, as adjusted pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

            "Series B Articles Supplementary" means the Articles Supplementary of the General Partner in connection with its Series B Preferred Shares, as filed with the Maryland Department of Revenue and Taxation on November 12, 1998.

            "Series B Limited Partner" means any Person holding Series B Preferred Units and named as a Series B Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substitute Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

            "Series B Preferred Capital" means a Capital Account balance equal to the product of (i) the number of Series B Preferred Units then held by the Partner multiplied by (ii) the sum of $50 and any Preferred Distribution Shortfall per Series B Preferred Unit.

            "Series B Preferred Share" means a share of 8 5/8% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $50 per share, of the General Partner.

            "Series B Preferred Units" means the Partnership's 8 5/8% Series B Cumulative Redeemable Partnership Units.

            "Series B Preferred Unit Distribution Payment Date" shall have the meaning set forth in Section 17.3.A hereof.

            "Series B Priority Return" shall mean an amount equal to 8 5/8% per annum on an amount equal to $50 per Series B Preferred Unit then outstanding (equivalent to $4.3125 per annum). Such amount shall be determined on a daily basis computed on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), cumulative from November 12, 1998 to the extent not distributed for any given distribution period pursuant to Sections 5.1 and 17.3 hereof. Notwithstanding the foregoing, distributions on the Series B Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable.

            "Series J Articles Supplementary" means the Articles Supplementary of the General Partner in connection with its Series J Preferred Shares, as filed with the Maryland Department of Revenue and Taxation on September 24, 2001.

            "Series J Limited Partner" means any Person holding Series J Preferred Units and named as a Series J Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substitute Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

            "Series J Preferred Capital" means a Capital Account balance equal to the product of (i) the number of Series J Preferred Units then held by the Partner multiplied by (ii) the sum of $50 and any Preferred Distribution Shortfall per Series J Preferred Unit.

            "Series J Preferred Share" means a share of 7.95% Series J Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $50 per share, of the General Partner.

            "Series J Preferred Units" means the Partnership's 7.95% Series J Cumulative Redeemable Partnership Units.

            "Series J Preferred Unit Distribution Payment Date" shall have the meaning set forth in Section 18.3.A hereof.

            "Series J Priority Return" shall mean an amount equal to 7.95% per annum on an amount equal to $50 per Series J Preferred Unit then outstanding (equivalent to $3.975 per annum). Such amount shall be determined on a daily basis computed on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), cumulative from September 21, 2001 to the extent not distributed for any given distribution period pursuant to Sections 5.1 and 18.3 hereof. Notwithstanding the foregoing, distributions on the Series J Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series J Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable.

            "Series K Articles Supplementary" means the Articles Supplementary of the General Partner in connection with its Series K Preferred Shares, as filed with the Maryland Department of Revenue and Taxation on April 17, 2002.

            "Series K Limited Partner" means any Person holding Series K Preferred Units and named as a Series K Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substitute Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

            "Series K Preferred Capital" means a Capital Account balance equal to the product of (i) the number of Series K Preferred Units then held by the Partner multiplied by (ii) the sum of $50 and any Preferred Distribution Shortfall per Series K Preferred Unit.

            "Series K Preferred Share" means a share of 7.95% Series K Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $50 per share, of the General Partner.

            "Series K Preferred Units" means the Partnership's 7.95% Series K Cumulative Redeemable Partnership Units.

            "Series K Preferred Unit Distribution Payment Date" shall have the meaning set forth in Section 19.3.A hereof.

            "Series K Priority Return" shall mean an amount equal to 7.95% per annum on an amount equal to $50 per Series K Preferred Unit then outstanding (equivalent to $3.975 per annum). Such amount shall be determined on a daily basis computed on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), cumulative from April 17, 2002 to the extent not distributed for any given distribution period pursuant to Sections 5.1 and 19.3 hereof. Notwithstanding the foregoing, distributions on the Series K Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series K Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable.

            "Series L Articles Supplementary" means the Articles Supplementary of the General Partner in connection with its Series L Preferred Shares, as filed with the Maryland Department of Revenue and Taxation on June 20, 2003.

            "Series L Preferred Capital" means a Capital Account balance equal to the product of (i) the number of Series L Preferred Units then held by the Partner multiplied by (ii) the sum of $25 and any Preferred Distribution Shortfall per Series L Preferred Unit.

            "Series L Preferred Share" means a share of 6 1/2% Series L Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $25 per share, of the General Partner.

            "Series L Preferred Units" means the Partnership's 6 1/2% Series L Cumulative Redeemable Partnership Units.

            "Series L Preferred Unit Distribution Payment Date" shall have the meaning set forth in Section 20.3.A hereof.

            "Series L Priority Return" shall mean an amount equal to 6 1/2% per annum on an amount equal to $25 per Series L Preferred Unit then outstanding (equivalent to $1.625 per annum). Such amount shall be determined on a daily basis computed on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), cumulative from June 23, 2003 to the extent not distributed for any given distribution period pursuant to Sections 5.1 and 20.3 hereof. Notwithstanding the foregoing, distributions on the Series L Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series L Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable.

            "Specified Redemption Date" means the day of receipt by the General Partner of a Notice of Redemption.

            "Stock Incentive Plan" means any stock incentive plan of the General Partner.

            "Subsidiary" shall mean, with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person.

            "Subsidiary Partnership" means any partnership or limited liability company that is a Subsidiary of the Partnership.

            "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

            "Surviving Partnership" shall have the meaning set forth in Section 11.2.C.

            "Tax Items" shall have the meaning set forth in Section 6.4.A.

            "Tenant" means any tenant from which the General Partner derives rent either directly or indirectly through partnerships, including the Partnership.

            "Tendered Units" shall have the meaning set forth in Section 8.6.A.

            "Tendering Partner" shall have the meaning set forth in Section
8.6.A.

            "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

            "Termination Transaction" shall have the meaning set forth in
Section 11.2.B.

            Section 1.2 Rules of Construction

            Unless otherwise indicated, all references herein to "REIT," "REIT Requirements," "REIT Shares" and "REIT Shares Amount" with respect to the General Partner shall apply only with reference to the Company.

                                   ARTICLE 2.
                             ORGANIZATIONAL MATTERS

            Section 2.1 Organization

            The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

            Section 2.2 Name

            The name of the Partnership is AMB Property, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

            Section 2.3 Resident Agent; Principal Office

            The name and address of the resident agent of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The address of the principal office of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 at such address. The principal office of the Partnership is located at Pier 1, Bay 1, San Francisco, California 94111, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

            Section 2.4 Power of Attorney

            A. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

            (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 and 13 or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

            (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.

            B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

            Section 2.5 Term

            The term of the Partnership commenced on October 15, 1997 and shall continue until December 31, 2096 unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

            Section 2.6 Number of Partners

            Without the consent of the General Partner which may be given or withheld in its sole discretion, the Partnership shall not at any time have more than one hundred (100) partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a "flow through entity"), but only if substantially all of the value of such person's interest in the flow through entity is attributable to the flow through entity's interest (direct or indirect) in the Partnership).

                                   ARTICLE 3.
                                     PURPOSE

            Section 3.1 Purpose and Business

            The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT for Federal income tax purposes, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner's current status as a REIT inures to the benefit of all the Partners and not solely the General Partner.

            Section 3.2 Powers

            The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property, and manage, lease, sell, transfer and dispose of real property; provided, however, not withstanding anything to the contrary in this Agreement, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) absent the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, and except with respect to the distribution of Available Cash to the Series B Limited Partners in accordance with Section 17.3, the Series J Limited Partners in accordance with Section 18.3 and the Series K Limited Partners in accordance with Section 19.3, could subject the General Partner to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless any such action (or inaction) under the foregoing clauses (i), (ii) or (iii) shall have been specifically consented to by the General Partner in writing.

            Section 3.3 Partnership Only for Purposes Specified

            The Partnership shall be a partnership only for the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in
Section 3.1. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

            Section 3.4 Representations and Warranties by the Parties

            A. Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has in the case of any Person other than an individual, the power and authority, and in the case of an individual, the legal capacity, to enter into this Agreement and perform such Partner's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner's property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446(e) of the Code and (iv) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms.

            B. Each Partner that is not an individual represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or by-laws, as the case may be, any agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iii) such Partner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446(e) of the Code and (iv) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms.

            C. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

            D. Each Partner further represents, warrants and agrees as follows:

                  (i) Except as provided in Exhibit E, at any time such Partner actually or Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, it does not and will not, without the prior written consent of the General Partner, actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant and (b) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant.

                  (ii) Except as provided in Exhibit F, at any time such Partner actually or Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, it does not, and agrees that it will not without the prior written consent of the General Partner, actually own or Constructively Own, any stock in the General Partner, other than any REIT Shares or other shares of capital stock of the General Partner such Partner may acquire (a) as a result of an exchange of Tendered Units pursuant to Section 8.6 or (b) upon the exercise of options granted or delivery of REIT Shares pursuant to any Stock Incentive Plan, in each case subject to the ownership limitations set forth in the General Partner's Charter.

                  (iii) Upon request of the General Partner, it will disclose to the General Partner the amount of REIT Shares or other shares of capital stock of the General Partner that it actually owns or Constructively Owns.

                  (iv) It understands that if, for any reason, (a) the representations, warranties or agreements set forth in Section 3.4.D(i) or
      (ii) are violated or (b) the Partnership's actual or Constructive Ownership of the REIT Shares or other shares of capital stock of the General Partner violates the limitations set forth in the Charter, then
      (x) some or all of the Redemption rights or rights of the Limited Partners to exchange Partnership Interests for Series B Preferred Shares, for Series J Preferred Shares or for Series K Preferred Shares may become non-exercisable, and (y) some or all of such shares owned by the Partners and/or some or all of the Partnership Interests owned by the Limited Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter and Exhibit J of this Agreement, respectively.

            E. The representations and warranties contained in Sections 3.4.A, 3.4.B, 3.4.C and 3.4.D shall survive the execution and delivery of this Agreement by each Partner and the dissolution and winding up of the Partnership.

            F. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

            Section 3.5 Certain ERISA Matters

            Each Partner acknowledges that the Partnership is intended to qualify as a "real estate operating company" (as such term is defined in the Plan Asset Regulation). The General Partner will use its reasonable best efforts to structure the investments in, relationships with and conduct with respect to Properties and any other assets of the Partnership so that the Partnership will be a "real estate operating company" (as such term is defined in the Plan Asset Regulation).

                                   ARTICLE 4.
                              CAPITAL CONTRIBUTIONS

            Section 4.1 Capital Contributions of the Partners

            At the time of their respective execution of this Agreement, the Partners shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units of the class and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to accurately reflect exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units (including the issuance of Performance Units pursuant to Section 4.3.F) or similar events having an effect on a Partner's Percentage Interest. Except as required by law or as otherwise provided in Sections 4.3, 4.4 and 10.5, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, the corresponding class of capital stock for any Partnership Units issued shall be REIT Shares.

            Section 4.2 Loans by Third Parties

            Subject to Section 4.3, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided, that the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by the General Partner in its sole discretion.

            Section 4.3 Additional Funding and Capital Contributions

            A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition of additional Properties or for such other Partnership purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this
Section 4.3.

            B. General Partner Loans. The General Partner may enter into a Funding Debt, including, without limitation, Funding Debt that is convertible into REIT Shares, and lend the Additional Funds to the Partnership (a "General Partner Loan"); provided, however, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT. If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and will be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt.

            C. Issuance of Additional Partnership Interests. The General Partner may raise all or any portion of the Additional Funds by accepting additional Capital Contributions of cash. The General Partner may also accept additional Capital Contributions of real property or other non-cash assets. In connection with any such additional Capital Contributions (of cash or property), and subject to Sections 17.6, 18.6 and 19.6 hereof, the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, and as set forth by amendment to this Agreement, including without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote, including, without limitation, the limited partner approval rights set forth in Section 11.2.A; provided, that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner pursuant to Section 4.3.D below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.3.C or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class. In the event that the Partnership issues additional Partnership Interests pursuant to this Section 4.3.C, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Sections 5.4, 6.2.C, and 8.6) as it determines are necessary to reflect the issuance of such additional Partnership Interests.

            D. Issuance of REIT Shares or Other Securities by the General Partner. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.6 or pursuant to a dividend or distribution (including any stock split) of REIT Shares to all of its stockholders or all of its stockholders who hold a class of stock of the General Partner), other shares of capital stock of the General Partner (other than in connection with the acquisition of Partnership Interests in exchange for capital stock of the General Partner which corresponds in ranking to the Partnership's Partnership Interests being acquired) or New Securities unless the General Partner shall make a Capital Contribution of the net proceeds (including, without limitation, cash and Properties) from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be. The General Partner's Capital Account shall be increased by the amount of cash or the value of Properties so contributed.

            E. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for any class or series of Partnership Units, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash and the Agreed Value of the Properties contributed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an "Adjustment Date") and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) plus (ii) the aggregate amount of cash and the Agreed Value of the Property contributed to the Partnership on such Adjustment Date in respect of such class or series of Partnership Interests. The Percentage Interest of each other Partner holding Partnership Interests of such class or series not making a full pro rata Capital Contribution shall be adjusted to equal a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner in respect of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) plus (ii) the amount of cash and the Agreed Value of the Property contributed by such Partner to the Partnership in respect of such class or series as of such Adjustment Date, and the denominator of which is equal to the sum of (a) the Deemed Value of the Partnership Interests of such class (computed as of the Business Day immediately preceding the Adjustment Date), plus (b) the aggregate amount of cash and the Agreed Value of the Property contributed to the Partnership on such Adjustment Date in respect of such class or series. Notwithstanding the foregoing, solely for purposes of calculating a Partner's Percentage Interest pursuant to this Section 4.3.E, (i) in the case of cash Capital Contributions by the General Partner, such Capital Contributions will be deemed to equal the cash contributed by the General Partner plus, in the case of cash contributions funded by an offering of REIT Shares or other shares of capital stock of the General Partner, the offering costs attributable to the cash contributed to the Partnership, and (ii) in the case of the contribution of Properties (or any portion thereof) by the General Partner which were acquired by the General Partner in exchange for REIT Shares immediately prior to such contribution, the General Partner shall be issued a number of Partnership Units equal to the number of REIT Shares issued by the General Partner in exchange for such Properties, the Partnership Units held by the other Partners shall not be adjusted, and the Partners' Percentage Interests shall be adjusted accordingly. The General Partner shall promptly give each Partner written notice of its Percentage Interest, as adjusted.

            F. Issuance of Performance Units to the PLPs. Pursuant to the terms of the Escrow Agreements, Performance Investors have transferred all or a portion of their Performance Shares to the General Partner or the Partnership (as applicable). To the extent Performance Shares (i.e., REIT Shares) were transferred by Performance Investors to the General Partner pursuant to the Escrow Agreements, the number of Partnership Units held by the General Partner were automatically reduced by such amount on such date. To the extent Performance Shares (i.e., Partnership Units) were transferred by Performance Investors to the Partnership pursuant the Escrow Agreements, the number of Partnership Units held by each such Performance Investor were automatically reduced by such amount on such date. To the extent the Partnership Units held by the General Partner or Performance Investors were reduced as set forth in the preceding two sentences, the Partnership immediately issued an equal number of Performance Units to the Persons listed on Schedule G-1 and Schedule G-2 to Exhibit G in accordance with the allocations set forth on Exhibit G. The adjustments in the number of Partnership Units held by the Performance Partners and the PLPs set forth above did not effect each such Partners' Capital Account in the Partnership (except with respect to subsequent allocations of items of Partnership income, gain, loss, deduction, and credit made to such Partners and possibly with respect to the reissuance of a Performance Unit subsequent to its forfeiture by a PLP) and no PLP was obligated to make a contribution to the capital of the Partnership in connection with the issuance of Performance Units.

            Section 4.4 Stock Incentive Plan

            If at any time or from time to time the General Partner sells or issues REIT Shares pursuant to any Stock Incentive Plan, the General Partner shall contribute any proceeds therefrom to the Partnership as an additional Capital Contribution and shall receive an amount of additional Partnership Units equal to the number of REIT Shares so sold or issued. The General Partner's Capital Account shall be increased by the amount of cash so contributed.

            Section 4.5 No Preemptive Rights

            Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

            Section 4.6 Other Contribution Provisions

            In the event that any Partner is admitted to the Partnership and is given (or is treated as having received) a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, in its sole discretion, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

                                   ARTICLE 5.
                                  DISTRIBUTIONS

            Section 5.1 Requirement and Characterization of Distributions

            The General Partner shall cause the Partnership to distribute all, or such portion as the General Partner may in its discretion determine, Available Cash generated by the Partnership (i) first, to the extent that the amount of cash distributed with respect to any Partnership Interests that are entitled to any preference in distribution for any prior distribution period was less than the required distribution for such outstanding Partnership Interests for such prior distribution period, and to the extent such deficiency has not been subsequently distributed pursuant to this Section 5.1 (a "Preferred Distribution Shortfall"), in accordance with the rights of such class of Partnership Interests (and within such class, pro rata in proportion to the respective Percentage Interests on the applicable record date) and to the Partners who are Partners on the applicable record date with respect to such distribution, (ii) second, with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and within such class, pro rata in proportion to the respective Percentage Interests on the applicable record date) and (iii) third, with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class on a quarterly basis and in accordance with the terms of such class to Partners who are Partners of such class on the

Partnership Record Date with respect to such distribution (and within each such class, pro rata in proportion with the respective Percentage Interests on such Partnership Record Date). Except as expressly provided for in Article 17 with respect to the Series B Preferred Units, Article 18 with respect to the Series J Preferred Units, Article 19 with respect to the Series K Preferred Units,
Article 20 with respect to the Series L Preferred Units and in an agreement, if any, entered into in connection with the creation of a new class of Partnership Interests in accordance with Article 4, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements") and
(b) except to the extent otherwise determined by the General Partner, avoid any Federal income or excise tax liability of the General Partner, except to the extent that a distribution pursuant to clause (b) would prevent the Partnership from making a distribution to the holders of Series B Preferred Units in accordance with Section 17.3, the holders of Series J Preferred Units in accordance with Section 18.3 and the holders of Series K Preferred Units in accordance with Section 19.3.

            Section 5.2 Distributions in Kind

            Except as expressly provided herein, no right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10; provided, however, that, in such case, the General Partner shall distribute only cash to the Series B Limited Partners, the Series J Limited Partners and the Series K Limited Partners.

            Section 5.3 Distributions Upon Liquidation

            Notwithstanding Section 5.1, proceeds from a Liquidating Event shall be distributed to the Partners in accordance with Section 13.2.

            Section 5.4 Distributions to Reflect Issuance of Additional Partnership Interests

            In the event that the Partnership issues additional Partnership Interests (other than Performance Units, which shall receive distributions as set forth in Section 5.1) to the General Partner or any Additional Limited Partner pursuant to Section 4.3.C or 4.4, the General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests. In the absence of any agreement to the contrary, an Additional Limited Partner shall be entitled to the distributions set forth in Section 5.1 (without regard to this Section 5.4) with respect to the quarter during which the closing of its contribution to the Partnership occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable quarter, and the denominator of which is the total number of days in such quarter.

            Section 5.5 Character of PLP Distributions

            Distributions to each PLP pursuant to this Agreement shall be advances or drawings of money or property against such Partner's distributive share of Net Income (or items thereof) as described in Treasury Regulation
Section 1.731-1(a)(1)(ii).

                                   ARTICLE 6.
                                   ALLOCATIONS

            Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss

            Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

            Section 6.2 General Allocations

            A. In General. Except as otherwise provided in this Article 6, Net Income and Net Loss allocable with respect to a class of Partnership Interests, shall be allocated to each of the Partners holding such class of Partnership Interests in accordance with their respective Percentage Interest of such class.

            B.1. Net Income. Except as provided in Sections 6.2.B.3 and 6.3, Net Income for any Partnership Year shall be allocated in the following manner and order of priority:

            (a) First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to Section 6.2.B.2(d) for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this Section 6.2.B.1(a) for all prior Partnership Years;

            (b) Second, 100% to each Limited Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Limited Partner pursuant to Section 6.2.B.2(c) for all prior Partnership Years minus the cumulative Net Income allocated to such Limited Partner pursuant to this Section 6.2.B.1(b) for all prior Partnership Years;

            (c) Third, 100% to the General Partner and any Preferred Limited Partners in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to such Partners pursuant to
                  Section 6.2.B.2(b) for all prior Partnership Years minus the cumulative Net Income allocated to such Partners pursuant to this Section 6.2.B.1(c) for all prior Partnership Years;

            (d) Fourth, 100% to the General Partner and the Limited Partners in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Partner pursuant to Section 6.2.B.2(a) for all prior Partnership Years minus the cumulative Net Income allocated to each Partner pursuant to this Section 6.2.B.1(d) for all prior Partnership Years;

            (e) Fifth, 100% to the General Partner and any Preferred Limited Partners in an amount equal to the excess of (i) the cumulative Priority Return on such Partner's Preferred Units to the last day of the current Partnership Year or to the date of redemption of such Preferred Units, to the extent such Preferred Units are redeemed during such year, over (ii) the cumulative Net Income allocated to the General Partner or such Preferred Limited Partner, as applicable, pursuant to this
                  Section 6.2.B.1(e) for all prior Partnership Years; and

            (f) Sixth, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests in the Common Units.

            To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.B.1 are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proration to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

            B.2. Net Losses. Except as provided in Sections 6.2.B.3 and 6.3, Net Losses for any Partnership Year shall be allocated in the following manner and order of priority:

            (a) First, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests in the Common Units (to the extent consistent with this Section 6.2.B.2(a)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the Partner's Series B Preferred Capital, the Series J Preferred Capital, the Series K Preferred Capital and the Series L Preferred Capital) of each such Partner is zero;

            (b) Second, 100% to the General Partner and any Preferred Limited Partners, pro rata to each such Partner's Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations
                  Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of each such Partner is zero;

            (c) Third, 100% to the Limited Partners to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

            (d)   Fourth, 100% to the General Partner.

            B.3. Terminating Capital Transactions.

            (a) If no Performance Units are outstanding at the time of a Terminating Capital Transaction, any Net Income attributable to such Terminating Capital Transaction shall first be allocated to the General Partner in an amount equal to the Offering Costs, to the extent the General Partner's Capital Account has not previously been adjusted to account for such amounts.

            (b) If Performance Units are outstanding at the time of a Terminating Capital Transaction --

                  (1) any Net Income attributable to such Terminating Capital Transaction shall be allocated as follows: such Net Income shall first be tentatively allocated solely as an interim step in calculating final allocations pursuant to this Section 6.2.B.3(b)(1), among the Partners in accordance with Section 6.2.B.3(a), Section 6.2.A and
                        Section 6.2.B.1. Then the amount so tentatively allocated to each Performance Partner, to the extent of each such Performance Partner's Excess Performance Capital, shall instead be allocated to the PLPs, pro rata to the number of Performance Units held by each PLP.

                  (2) any Net Loss attributable to such Terminating Capital Transaction shall be allocated as follows: such Net Loss shall first be tentatively allocated, solely as an interim step in calculating final allocations pursuant to this Section 6.2.B.3(b)(2), among the Partners in accordance with Section 6.2.A and Section 6.2.B.2. Then the amount so tentatively allocated to the PLPs shall instead be allocated to the Performance Partners to the extent of the aggregate Excess Performance Capital of the Performance Partners. Any amounts so allocated away from the PLPs shall be done on a basis which is proportionate to each PLP's Performance Units. Any amounts so allocated to the Performance Partners shall be done on a basis which is proportionate to each Performance Partner's Excess Performance Capital.

            C. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to
Section 4.3 or 4.4, the General Partner shall make such revisions to this
Section 6.2 or to Section 12.2.B as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of the Series B Preferred Units, Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units. In addition, for any quarter in which Performance Units were issued, Net Income and Net Loss relating to such units shall be allocated among (i) the PLPs who received such units and (ii) the Performance Partners who returned the corresponding Partnership Units to the Partnership, in accordance with any method selected by the General Partner which is permitted under Section 706 of the Code.

            Section 6.3 Additional Allocation Provisions

            Notwithstanding the foregoing provisions of this Article 6:

            A. Regulatory Allocations.

                  (i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(i).

                  (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2, or any other provision of this Article 6 (except Section 6.3.A(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
      Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(ii).

                  (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partners in accordance with their respective Percentage Interest in Common Units. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

                  (iv) Qualified Income Offset. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible provided that an allocation pursuant to this Section 6.3.A(iv) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(iv) were not in the Agreement. It is intended that this Section 6.3.A(iv) qualify and be construed as a "qualified income offset" within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this
      Section 6.3.A(iv).

                  (v) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (a) the amount (if any) such Partner is obligated to restore to the Partnership and (b) the amount such Partner is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.3.A(v) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(v) and Section 6.3.A(iv) were not in the Agreement.

                  (vi) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation of Net Loss shall be reallocated among the other Partners in accordance with their respective Percentage Interests in Common Units, subject to the limitations of this
      Section 6.3.A(vi).

                  (vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to
      be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (viii) Curative Allocation. The allocations set forth in Sections 6.3.A(i), (ii), (iii), (iv), (v), (vi), and (vii) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections

      1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

            B. For purposes of determining a Partner's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Partner's interest in Partnership profits shall be such Partner's Percentage Interest in Common Units.

            Section 6.4 Tax Allocations

            A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3.

            B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A, Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under
Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is initially contributed to the Partnership upon its formation pursuant to Section 4.1, such variation between basis and initial Gross Asset Value shall be taken into account under the "traditional method" as described in Regulations Section 1.704-3(b). With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any method approved under
Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value (provided in Article 1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under
Section 704(c) of the Code and the applicable regulations consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g) using any method approved under 704(c) of the Code and the applicable regulations as chosen by the General Partner.

                                   ARTICLE 7.
                      MANAGEMENT AND OPERATIONS OF BUSINESS

            Section 7.1 Management

            A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the

General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act and other applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in
Section 3.1, including, without limitation:

            (i) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (for so long as the General Partner has determined to qualify as a REIT) to avoid the payment of any Federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on all or any of the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

            (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (iii) subject to the provisions of Section 7.3.D, the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

            (iv) the mortgage, pledge, encumbrance or hypothecation of all or any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, the General Partner (if necessary to permit the financing or capitalization of a subsidiary of the General Partner or the Partnership) and any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

            (v) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

            (vi) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

            (vii) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership's assets;

            (viii) the maintenance of such insurance for the benefit of the
                   Partnership and the Partners as it deems necessary or appropriate;

            (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

            (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

            (xi) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

            (xii) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided that, such methods are otherwise consistent with requirements of this Agreement;

            (xiii) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

            (xiv) holding, managing, investing and reinvesting cash and other assets of the Partnership;

            (xv) the collection and receipt of revenues and income of the Partnership;

            (xvi) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

            (xvii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

            (xviii)the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person; and

            (xix) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or other agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

            B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

            C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance (including, without limitation, earthquake insurance) on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder.

            D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

            E. In exercising its authority under this Agreement, the General Partner may, but other than as set forth in the following sentence and as expressly set forth in the agreements listed on Exhibit I hereto, shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by the General Partner. The General Partner, on behalf of the Partnership, shall use commercially reasonable efforts to cooperate with the Limited Partners to minimize any taxes payable in connection with any sale, exchange or any other disposition of assets of the Partnership. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

            F. Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

            Section 7.2 Certificate of Limited Partnership

            To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and to maintain the Partnership's qualification to do business as a foreign limited partnership in each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(iv), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

            Section 7.3 Restrictions on General Partner's Authority

            A. The General Partner may not take any action in contravention of this Agreement, including, without limitation:

            (i) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

            (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

            (iii) admit a Person as a Partner, except as otherwise provided in this Agreement (including with respect to the PLPs, who shall become Partners upon their receipt of Performance Units);

            (iv) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

            (v) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its rights to a Redemption in full, except with the written consent of such Limited Partner.

            B. The General Partner shall not, without the prior Consent of the Partners (in addition to any Consent of the Limited Partners required by any other provision hereof), undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such transactions:

            (i) except as provided in Section 7.3.D below, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of partners pursuant to Article 12;

            (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

            (iii) institute any proceeding for bankruptcy on behalf of the
                  Partnership;

            (iv)  confess a judgment against the Partnership; or

            (v) enter into a merger (including a triangular merger), consolidation or other combination of the Partnership with or into another entity.

            C. Except in the case of a Liquidating Event pursuant to Section
13.1 (other than Section 13.1.F), the General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any actions or enter into any transaction which would have the effect of a dissolution of the Partnership, including a sale, exchange, transfer or other disposition of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions.

            D. Notwithstanding Sections 7.3.B and 7.3.C, but subject to Section 7.3.E, the General Partner shall have the power, without the Consent of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

            (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

            (ii) to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3.C, 4.3.F and 4.4, or the admission, substitution, termination, reduction in Partnership Units or withdrawal of Partners in accordance with this Agreement (which may be effected through the replacement of Exhibit A with an amended Exhibit A);

            (iii) to set forth or amend the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article 4;

            (iv) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity in, correct or supplement any provision, or make other changes with respect to matters arising under, this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

            (v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal, state of local agency or contained in Federal, state or local law.

            (vi) to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

            (vii) to modify, as set forth in the definition of "Capital
                  Account," the manner in which Capital Accounts are computed.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.D is taken.

            E. Notwithstanding Sections 7.3.B, 7.3.C and 7.3.D, this Agreement shall not be amended, and no action may be taken by the General Partner, including in either case through merger or sale of assets of the Partnership or otherwise, without the Consent of each Common Limited Partner or Preferred Limited Partner adversely affected if such amendment or action would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest (except as the result of the General Partner acquiring such interest),
(ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, Section 13.2.A(4),
Article 17, Article 18, Article 19 or Article 20 or the allocations specified in
Article 6 (except as permitted pursuant to Section 4.3 and Section 7.3.D), (iv) alter or modify the rights to a Redemption or the REIT Shares Amount as set forth in Section 8.6, and related definitions hereof, (v) alter the redemption or exchange rights as set forth in Sections 17.5, 17.8, 18.5, 18.8 19.5 and 19.8 hereof, respectively, or (vi) amend this Section 7.3.E. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. In addition, (a) Section 11.2 of this Agreement shall not be amended, and no action in contravention of Section 11.2 shall be taken, including in either case through merger or sale of assets of the Partnership or otherwise, without the Consent of the Limited Partners and (b) this Agreement shall not be amended, and no action shall be taken, including in either case through merger or sale of assets of the Partnership or otherwise, which would adversely affect the rights of the Persons set forth in Exhibit G to receive Performance Units as described herein.

            F. Other than incident to a transaction pursuant to Sections 11.2.B or 11.2.C, the General Partner shall not undertake to dispose of any Partnership Property specified in the agreements listed in Exhibit H in a taxable sale or taxable exchange prior to the dates specified in such agreements without the prior consent of each Limited Partner which contributed all or any portion of an interest in such Property to the Partnership, as set forth in such agreements.

            Section 7.4 Reimbursement of the General Partner

            A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

            B. Subject to Section 15.11, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership of interests in and operation of, or for the benefit of, the Partnership. The Limited Partners acknowledge that the General Partner's sole business is the ownership of interests in and operation of the Partnership and that such expenses are incurred for the benefit of the Partnership; provided that, the General Partner shall not be reimbursed for expenses it incurs relating to the organization of the Partnership and the General Partner, or the initial public offering or subsequent offerings of REIT Shares, other shares of capital stock or Funding Debt by the General Partner, but shall be reimbursed for expenses it incurs with respect to any other issuance of additional Partnership Interests pursuant to the provisions hereof. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

            C. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

            Section 7.5 Outside Activities of the General Partner

            A. Except in connection with a transaction authorized in Section 11.2, without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, its operation as a REIT and such activities as are incidental to the same. Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its General Partner Interest, its interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership's status as a partnership, and such bank accounts, similar instruments or other short-term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter. In the event the General Partner desires to contribute cash to any Subsidiary Partnership to acquire or maintain an interest of 1% or less in the capital of such partnership, the General Partner may acquire such cash from the Partnership in exchange for a reduction in the General Partner's Units, in an amount equal to the amount of such cash divided by the Fair Market Value of a REIT Share on the day such cash is received by the General Partner. Notwithstanding the foregoing, the General Partner may acquire Properties in exchange for REIT Shares, to the extent such Properties are immediately contributed by the General Partner to the Partnership, pursuant to the terms described in Section 4.3.E. Any Limited Partner Interests acquired by the General Partner, whether pursuant to exercise by a Limited Partner of its right of Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same rights, priorities and preferences as the class or series so acquired. If, at any time, the General Partner acquires material assets (other than on behalf of the Partnership) the definition of "REIT Shares Amount" and the definition of "Deemed Value of Partnership Interests" shall be adjusted, as reasonably agreed to by the General Partner and the other Limited Partners, to reflect the relative Fair Market Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit. The General Partner's General Partner Interest in the Partnership, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership's status as a partnership, and interests in such short-term liquid investments, bank accounts or similar instruments as the General Partner deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter are interests which the General Partner is permitted to acquire and hold for purposes of this Section 7.5.A.

            B. In the event the General Partner exercises its rights under the Charter to purchase REIT Shares or Preferred Shares, then the General Partner shall cause the Partnership to redeem from it a number of Partnership Units of the appropriate class as determined based on, in the case of REIT Shares, the REIT Shares Amount equal to the number of REIT Shares so purchased, or in the case of Preferred Shares an equal number of Preferred Units which correspond in ranking to the Preferred Shares so purchased, in each case on the same terms that the General Partner purchased such REIT Shares or Preferred Shares (as applicable).

            Section 7.6 Contracts with Affiliates

            A. Except as expressly permitted by this Agreement, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership that is not also a Subsidiary of the Partnership, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

            B. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to it Partnership Units corresponding to REIT Shares issued by the General Partner pursuant to its Stock Incentive Plan or any similar or successor plan and to repurchase such Partnership Units from the General Partner to the extent necessary to permit the General Partner to repurchase such REIT Shares in accordance with such plan.

            Section 7.7 Indemnification

            A. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this
Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

            B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

            C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

            D. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

            E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

            F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

            G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

            H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

            I. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

            J. Any indemnification hereunder is subject to, and limited by, the provisions of Section 17-108 of the Act.

            K. In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership Interest of such Partner may be charged therefor. The liability of a Partner under this Section 7.7.K shall not be limited to such Partner's Partnership Interest, but shall be enforceable against such Partner personally.

            Section 7.8 Liability of the General Partner

            A. Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner and any of its officers, directors, agents and employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the General Partner acted in good faith.

            B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner's stockholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner's stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable to the Partnership or to any Limited Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided, that the General Partner has acted in good faith.

            C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith. In no event shall the liability of the General Partner and its officers, directors, agents and employees, to the Partnership and the Limited Partners under this Section 7.8 be greater than the Partnership Interest of the General Partner.

            D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner and any of its officers, directors, agents and employees to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

            Section 7.9 Other Matters Concerning the General Partner

            A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

            C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

            D. Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to protect the ability of the General Partner, for so long as the General Partner has determined to qualify as a REIT, to (i) continue to qualify as a REIT or (ii) except with respect to the distribution of Available Cash to the Series B Limited Partners in accordance with Section 17.3, to the Series J Limited Partners in accordance with Section 18.3 and to the Series K Limited Partners in accordance with
Section 19.3 avoid the General Partner incurring any taxes under Section 857 or
Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

            E. So long as the Company holds any interest in the Partnership (as either a General Partner or Limited Partner), the Company shall have "management rights" (as such term is defined in the Plan Asset Regulation) with respect to the Partnership and its Properties to the extent necessary to qualify the Company as a "venture capital operating company" (as such term is defined in the Plan Asset Regulation).

            Section 7.10 Title to Partnership Assets

            Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be deemed held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

            Section 7.11 Reliance by Third Parties

            Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which


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
may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE 8.
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

            Section 8.1 Limitation of Liability

            The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

            Section 8.2 Management of Business

            No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, general partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, general partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

            Section 8.3 Outside Activities of Limited Partners

            Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefiting from the business conducted by the General Partner, and such other Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the


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
Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such other Person.

            Section 8.4 Return of Capital

            Except pursuant to the rights of Redemption set forth in Section 8.6 and the redemption and exchange rights set forth in Sections 17.5, 17.8, 18.5,
18.8 19.5 and 19.8, no Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as expressly set forth herein with respect to the rights, priorities and preferences of the Preferred Limited Partners holding any series of Preferred Units, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions, or as otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

            Section 8.5 Rights of Limited Partners Relating to the Partnership

            A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Partnership's expense:

            (i) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Exchange Act, and each communication sent to the stockholders of the General Partner;

            (ii) to obtain a copy of the Partnership's Federal, state and local income tax returns for each Partnership Year;

            (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

            (iv) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

            (v) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

            B. The Partnership shall notify each Common Limited Partner in writing of any adjustment made in the calculation of the REIT Shares Amount within ten (10) Business Days of the date such change becomes effective.

            C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

            Section 8.6 Common Limited Partner Redemption Rights

            A. On or after the date one year after the Effective Date, or on or after such later date as expressly provided in an agreement entered into between the Partnership and any Common Limited Partner, each Common Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of the Common Partnership Units held by such Common Limited Partner (such Partnership Units being hereafter referred to as "Tendered Units") in exchange for the Cash Amount (a "Redemption"); provided, that the terms of such Common Partnership Units do not provide that such Common Partnership Units are not entitled to a right of Redemption. Unless otherwise expressly provided in this Agreement or a separate agreement entered into between the Partnership and the holders of such Partnership Units, all Common Partnership Units shall be entitled to a right of Redemption hereunder. Notwithstanding the foregoing, a PLP shall not have the right to require the Partnership to redeem, and the Partnership may not redeem, (i) a number of Performance Units held by such PLP in excess of the Performance Amount; or (ii) any Performance Units prior to the second anniversary of their issuance. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Common Limited Partner who is exercising the right (the "Tendering Partner"). The Cash Amount shall be delivered as a certified check payable to the Tendering Partner within ten (10) days of the Specified Redemption Date in accordance with the instructions set forth in the Notice of Redemption.

            B. Notwithstanding Section 8.6.A above, if a Common Limited Partner has delivered to the General Partner a Notice of Redemption then the General Partner may, in its sole and absolute discretion, (subject to the limitations on ownership and transfer of REIT Shares set forth in Article IV.E of the Charter) elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the General Partner so elects, the Tendering Partner shall sell the Tendered Units to the General Partner in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The General Partner shall promptly give such Tendering Partner written notice of its election, and the Tendering Partner may elect to withdraw its redemption request at any time prior to the acceptance of the Cash Amount or REIT Shares Amount by such Tendering Partner.

            C. The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. The REIT Shares Amount shall be registered in the name and otherwise


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
delivered as set forth in the Notice of Redemption. Notwithstanding any delay in such delivery (but subject to Section 8.6.E below), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date.

            D. Each Common Limited Partner covenants and agrees with the General Partner that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner shall be under no obligation to acquire the same. Each Common Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner (or its designee), such Common Limited Partner shall assume and pay such transfer tax.

            E. Notwithstanding the provisions of Sections 8.6.A, 8.6.B, 8.6.C or any other provision of this Agreement, a Common Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date would cause such Partner or any other Person, or, in the opinion of counsel selected by the General Partner, may cause such Partner or any other Person, to violate the restrictions on ownership and transfer of REIT Shares set forth in Article IV.E of the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.6.E, it shall be null and void ab initio and such Common Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such redemption or the REIT Shares otherwise issuable upon such exchange.

            F. Notwithstanding anything herein to the contrary (but subject to Section 8.6.E above), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.6:

            (i) All Common Partnership Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number and class of Common Partnership Units.

            (ii) Without the consent of the General Partner, each Common Limited Partner may not effect a Redemption for less than 10,000 Partnership Units or, if the Common Limited Partner holds less than 10,000 Partnership Units, all of the Common Partnership Units held by such Common Limited Partner.

            (iii) Without the consent of the General Partner, each Common
                  Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its common stockholders of some or all of its portion of such distribution.


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
            (iv) The consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            (v) Each Tendering Partner shall continue to own all Common Partnership Units subject to any Redemption or exchange for REIT Shares, and be treated as a Common Limited Partner with respect to such Common Partnership Units for all purposes of this Agreement, until such Common Partnership Units are transferred to the General Partner and paid for or exchanged as of the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the General Partner with respect to such Tendering Partner's Common Partnership Units.

            G. In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.3.C, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                                   ARTICLE 9.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

            Section 9.1 Records and Accounting

            The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

            Section 9.2 Fiscal Year

            The fiscal year of the Partnership shall be the calendar year.

            Section 9.3 Reports

            A. As soon as practicable, but in no event later than one hundred and five (105) days after the close of each Partnership Year, or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

            B. As soon as practicable, but in no event later than forty-five
(45) days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, presented in accordance with the applicable law or regulation, or as the General Partner determines to be appropriate.

            Section 9.4 Nondisclosure of Certain Information

            Notwithstanding the provisions of Sections 9.1 and 9.3, the General Partner may keep confidential from the Limited Partners any information that the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or which the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

                                   ARTICLE 10.
                                   TAX MATTERS

            Section 10.1 Preparation of Tax Returns

            The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for Federal and state income tax reporting purposes. Each Limited Partner shall promptly provide the General Partner with such information relating to any Contributed Property contributed by such Limited Partner to the Partnership.

            Section 10.2 Tax Elections

            Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is the best interests of the Partners.

            Section 10.3 Tax Matters Partner

            A. The General Partner shall be the "tax matters partner" of the Partnership for Federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of


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
the Limited Partners and Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and Assignees.

            B. The tax matters partner is authorized, but not required:

            (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or
                  (b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in
                  Section 6223(b)(2) of the Code);

            (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

            (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

            (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

            (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

            (vi) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

            The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

            C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

            Section 10.4 Organizational Expenses

            The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

            Section 10.5 Withholding

            Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions and the holding of a security interest in such Limited Partner's Partnership Interest). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11.
                            TRANSFERS AND WITHDRAWALS

            Section 11.1 Transfer

            A. The term "transfer," when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. Except to the extent otherwise specified, the term "transfer" when used in this Article 11 does not include any Redemption or exchange for REIT Shares pursuant to Section 8.6, any redemption of Preferred Units pursuant to Sections 17.5, 18.5, 19.5 or 20.5 or any exchange for Preferred Shares pursuant to Section 17.8, 18.8 or 19.8. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in this Agreement.

            B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless otherwise consented by the General Partner in its sole and absolute discretion.

            Section 11.2 Transfer of General Partner's Partnership Interest

            A. The General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the Consent of the Limited Partners which may be given or withheld by each such Limited Partner in its sole and absolute discretion, and only upon the admission of a successor General Partner pursuant to Section 12.1; provided, however, that, subject to Sections 11.2.B, 11.2.C, 11.2.D and 11.2.E, the General Partner may withdraw from the Partnership and transfer all of its interest upon the merger, consolidation or sale of substantially all of the assets of the General Partner without the consent of any Limited Partners. Upon any transfer of a Partnership Interest in accordance with the provisions of this
Section 11.2, the transferee shall become a substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Partners, in their reasonable discretion. In the event the General Partner withdraws from the Partnership, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a substitute General Partner in accordance with the Act.

            B. Neither the General Partner nor the Partnership may engage in any merger, consolidation or other combination with or into another person, or effect any reclassification, recapitalization or change of its outstanding equity interests, and the General Partner may not sell all or substantially all of its assets (each a "Termination Transaction") unless in connection with the Termination Transaction all holders of Partnership Units either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities or other property equal to the product of the REIT Share Amount and the greatest amount of cash, securities or other property paid to the holder of one REIT Share in consideration of one REIT Share pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Partnership Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its rights to Redemption (as set forth in Section 8.6) and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. The PLPs shall have the benefit of the foregoing provisions with respect to all of their Performance Units, notwithstanding the limitation set forth in Section 8.6.A on a PLPs ability to exercise its rights to a Redemption.

            C. A Termination Transaction may also occur if the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the "Surviving Partnership"); (ii) the holders of Partnership Units, including the holders of Performance Units issued or to be issued, own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of such holders in the Surviving Partnership, including the holders of Performance Units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership (except, as to Performance Units, for such differences with Partnership Units regarding liquidation, Redemption and exchange as are set forth herein); and (iv) such rights of the Limited Partners, including the holders of Performance Units issued or to be issued, include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B; or (b) the right to redeem their Partnership Units for cash on terms equivalent to those in effect with respect to their Partnership Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

            D. In connection with any transaction permitted by Section 11.2.B or 11.2.C the determination of relative fair market values and rights, preferences and privileges of the

Limited Partners shall be reasonably determined by the General Partner's Board of Directors as of the time of the Termination Transaction and, to the extent applicable, the values shall be no less favorable to the holders of Partnership Units than the relative values reflected in the terms of the Termination Transaction.

            E. In the event of a Termination Transaction, the arrangements with respect to Performance Units and Performance Shares will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the REIT Shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining Performance Shares pursuant to the Escrow Agreements, and resulting issuance of any Performance Units as set forth in
Section 4.3.F.

            Section 11.3 Limited Partners' Rights to Transfer

            A. Any Limited Partner may, at any time without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate controlled thereby or to an Immediate Family member, subject to the provisions of Section 11.6, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6 and
(iv) subject to the provisions of Section 11.6, (a) pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, or (b) transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit. In addition, each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i)-(iv) of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions:

            (a) General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (x) the identity of the proposed transferee and (y) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this
                  Section 11.3.

            (b) Qualified Transferee. Any transfer of a Partnership Interest shall be made only to Qualified Transferees.

            It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and


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liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter, which may limit or restrict such transferee's ability to exercise its exchange rights set forth in Section 17.8, 18.8 and 19.8 and to the representations set forth in Section 3.4.D. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

            B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

            C. The General Partner may prohibit any transfer otherwise permitted under this Section 11.3 by a Limited Partner of his or her Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

            D. No transfer by a Limited Partner of his or her Partnership Units (including any Redemption or exchange for REIT Shares pursuant to Section 8.6, the redemption or exchange rights set forth in Sections 17.5 and 17.8, Sections
18.5 and 18.8 or Sections 19.5 and 19.8, or any other acquisition of Common Units, Series B Preferred Partnership Units, Series J Preferred Partnership Units and Series K Preferred Partnership Units by the General Partner or the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it could result in the Partnership being treated as an association taxable as a corporation or (ii) absent the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, such transfer could be treated as effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

            E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion; provided, that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount, or the specified amount of Series B Preferred Shares, Series J Preferred Shares and Series K Preferred Shares, as the case may be, any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.


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
            F. No Limited Partner may withdraw from the Partnership except as a result of transfer, Redemption or exchange of Partnership Units pursuant hereto.

            G. No PLP (or any transferee described below) shall be entitled to transfer any Performance Units prior to the second anniversary of their issuance, without the consent of the General Partner, which may be given or withheld in its sole discretion; provided, however, no such consent shall be required under this Section 11.3.G (but subject to the other limitations of this Article 11) for a transfer of all or a portion of such Performance Units to an Affiliate, to Immediate Family Members, to a trust described in Section 11.3.A(iii), pursuant to a Pledge, or a transfer of such pledged units to such lending institution in connection with the exercise of remedies under such loan or extension of credit.

            Section 11.4 Substituted Limited Partners

            A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his or her place (including any transferee permitted by Section 11.3 above). The General Partner shall, however, have the right to consent to the admission of a permitted transferee of the interest of a Limited Partner, as a Substituted Limited Partner, pursuant to this Section 11.4, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

            B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including, without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission, each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in
Section 3.4 are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations and warranties.

            C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

            Section 11.5 Assignees

            If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to


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
such transferee, the rights to transfer the Partnership Units provided in this
Article 11, the right of Redemption provided in Section 8.6, the right of exchange for Series B Preferred Shares set forth in Section 17.8, the right of exchange for Series J Preferred Shares set forth in Section 18.8 and the right of exchange for Series K Preferred Shares set forth in Section 19.8, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units. Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representations and warranties set forth in Section 3.4 hereof are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.

            Section 11.6 General Provisions

            A. No Limited Partner may withdraw from the Partnership other than
(i) as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 and the transferee(s) of such Units being admitted to the Partnership as a Substituted Limited Partner(s) or (ii) pursuant to the exercise of its right of Redemption of all of such Limited Partner's Partnership Units under Section 8.6, its right of exchange of all of such Limited Partner's Series B Preferred Units under Section 17.8, its right of exchange of all of such Limited Partner's Series J Preferred Units under Section 18.8 or its right of exchange of all of such Limited Partner's Series K Preferred Units under Section 19.8, or upon the redemption of all of such Limited Partner's Series B Preferred Units pursuant to Section 17.5, the redemption of all of such Limited Partner's Series J Preferred Units pursuant to
Section 18.5 or the redemption of all of such Limited Partner's Series K Preferred Units pursuant to Section 19.5; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Units.

            B. Any Limited Partner who shall assign all of such Limited Partner's Partnership Units (i) in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of (1) its rights of Redemption of all of such Limited Partner's Partnership Units under Section 8.6, (2) its right of exchange of all of such Limited Partner's Series B Preferred Units under Section 17.8, (3) its right of exchange of all of such Limited Partner's Series J Preferred Units under Section 18.8 or (4) its right of exchange of all of such Limited Partner's Series K Preferred Units under Section 19.8, or (iii) upon the redemption of all of such Limited Partner's Series B Preferred Units pursuant to Section 17.5, the redemption of all of such Limited Partner's Series J Preferred Units pursuant to
Section 18.5 or the redemption of all of such Limited Partner's Series K Preferred Units pursuant to Section 19.5 shall cease to be a Limited Partner; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Units.


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
            C. Transfers pursuant to this Article 11 may only be made effective on the last day of the month set forth on the written instrument of transfer, unless the General Partner otherwise agrees.

            D. If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 or transferred or redeemed pursuant to Sections 8.6, 17.5, 18.5 or 19.5, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Except as otherwise required by Section 706(d) of the Code or as otherwise specified in this Agreement or as otherwise determined by the General Partner (to the extent consistent with Section 706(d) of the Code), solely for purposes of making such allocations, each of such items for the calendar month in which the transfer, assignment or redemption occurs shall be allocated among all the Partners and Assignees in a manner determined by the General Partner in its sole discretion.

            E. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11 and
Section 2.6, in no event may any transfer or assignment of a Partnership Interest by any Partner (including by way of a Redemption or exchange for Series B Preferred Shares, Series J Preferred Shares or Series K Preferred Shares, or any other acquisition of Common Units, Series B Preferred Units, Series J Preferred Units or Series K Preferred Units by the Partnership or the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law;
(iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for Federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares, and a Redemption or exchange for Preferred Shares or cash pursuant to Sections 17.5, 17.8, 18.5, 18.8, 19.5 and 19.8, of all Partnership Units held by all Limited Partners or pursuant to a Termination Transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership such transfer would cause the Partnership to cease to be classified as a partnership for Federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares and a Redemption or exchange for Preferred Shares pursuant to Sections 17.5, 17.8, 18.5, 18.8, 19.5 and 19.8 of all Partnership Units held by all Limited Partners); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such transfer requires the registration of such Partnership Interest or requires the registration of the exchange of such Partnership Interests for any capital stock pursuant to any applicable Federal or state securities laws; (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such


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
transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of
Section 7704 of the Code or such transfer causes the Partnership to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code; (x) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;
(xi) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 3.4.D or such transfer could otherwise adversely affect the ability of the General Partner to remain qualified as a REIT; or (xii) if in the opinion of legal counsel for the Partnership such transfer would adversely affect the ability of the General Partner to continue to qualify as a REIT or, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

            F. The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of Common Units, Series B Preferred Partnership Units, Series J Preferred Units or Series K Preferred Units by the Partnership or the General Partner) to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether such transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other applicable guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors"). The General Partner shall have authority (but shall not be required
to) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent any trading of interests which could cause the Partnership to become a "publicly traded partnership," or any recognition by the Partnership of such transfers, or to insure that at least one of the Safe Harbors is met.

                                   ARTICLE 12.
                              ADMISSION OF PARTNERS

            Section 12.1 Admission of Successor General Partner

            A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.


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
            Section 12.2 Admission of Additional Limited Partners

            A. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

            B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner, the documents set forth in this Section 12.2.A and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of an Additional Limited Partner occurs shall be allocated among all the Partners and Assignees, including such Additional Limited Partner, in a manner determined by the General Partner in its sole discretion.

            Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

            For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4.

                                   ARTICLE 13.
                           DISSOLUTION AND LIQUIDATION

            Section 13.1 Dissolution

            The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1.B below) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):


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
            A. the expiration of its term as provided in Section 2.5;

            B. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

            C. prior to December 31, 2096, an election to dissolve the Partnership made by the General Partner with the consent of Limited Partners who hold ninety percent (90%) of the outstanding Units held by Limited Partners;

            D. subject to the provisions of Section 7.3.C, an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion;

            E. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

            F. the sale or disposition of all or substantially all of the assets and properties of the Partnership;

            G. final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any Federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment a Majority in Interest of the remaining Limited Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner; or

            H. the Redemption or exchange for REIT Shares, Series B Preferred Shares, Series J Preferred Shares or Series K Preferred Shares of all Partnership Units (other than those of the General Partner) pursuant to this Agreement.

            Section 13.2 Winding Up

            A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and assets and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock of the General Partner) shall be applied and distributed in the following order:

            (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;


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
            (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

            (iii) Third, to the payment and discharge of all of the
                  Partnership's debts and liabilities to the other Partners; and

            (iv) The balance, if any, to the Partners in accordance with their Capital Account balances determined after giving effect to all contributions and distributions for all periods, and after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(iv)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

            B. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

            C. The Partnership shall be terminated when any notes received in connection with any such sale or disposition referenced in Section 13.1.E above, or in connection with the liquidation of the Partnership have been paid and all of the cash or property available for application and distribution under this Agreement have been applied and distributed in accordance with this Agreement.

            Section 13.3 Compliance with Timing Requirements of Regulations

            In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other

Person for any purpose whatsoever, except to the extent otherwise agreed to by such Partner and the General Partner. In the discretion of the Liquidator or the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

            A. distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator or the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

            B. withheld to establish any reserves deemed necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Partnership; and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that, such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

            Section 13.4 Deemed Distribution and Recontribution

            Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Partnership property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

            Section 13.5 Rights of Limited Partners

            Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner. Except as expressly set forth herein with respect to the rights, priorities and preferences of the Preferred Limited Partners holding any series of Preferred Units, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

            Section 13.6 Notice of Dissolution

            In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general


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
circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

            Section 13.7 Cancellation of Certificate of Limited Partnership

            Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

            Section 13.8 Reasonable Time for Winding-Up

            A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

            Section 13.9 Waiver of Partition

            Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14.
                  AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

            Section 14.1 Amendments

            A. The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this
Article 14.

            B. Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Partners or of the Limited Partners, as applicable. The General Partner shall seek the written consent or approval of the Partners or of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner's recommendation (if so recommended); provided that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

            Section 14.2 Action by the Partners

            A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by the Limited Partners. The


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call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote of the Percentage Interests of the Partners, or the Consent of the Partners or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.

            B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the Percentage Interests as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

            C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

            D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

            E. On matters on which Limited Partners are entitled to vote, each Limited Partner shall have a vote equal to the number of Partnership Units held.

                                   ARTICLE 15.
                               GENERAL PROVISIONS

            Section 15.1 Addresses and Notice

            Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified first class United States mail, nationally recognized overnight delivery service or facsimile transmission to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

            Section 15.2 Titles and Captions

            All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.


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
            Section 15.3 Pronouns and Plurals

            Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

            Section 15.4 Further Action

            The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

            Section 15.5 Binding Effect

            This Agreement shall be binding upon and inure to the benefit of the parties hereto including the Persons set forth in Exhibit G, and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

            Section 15.6 Creditors

            Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

            Section 15.7 Waiver

            No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

            Section 15.8 Counterparts

            This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

            Section 15.9 Applicable Law

            This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

            Section 15.10 Invalidity of Provisions

            If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


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

            Section 15.11 Limitation to Preserve REIT Status

            To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 7.4 or 7.7 would constitute gross income to the General Partner for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

                  (i) an amount equal to the excess, if any, of (a) 4.17% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
                        (A) through (H) of Section 856(c)(2) of the Code over
                        (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

                  (ii) an amount equal to the excess, if any, of (a) 25% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);

provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year; provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided, further, that (a) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any and (b) with respect to carry over amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

            Section 15.12 Entire Agreement

                  This Agreement (together with the agreements listed on Exhibit I hereto as to rights and obligations in respect of the Units held by the Limited Partners who are parties thereto, or their permitted transferees) contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.


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
            Section 15.13 No Rights as Stockholders

            Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

                                   ARTICLE 16.
                              INTENTIONALLY OMITTED

                                   ARTICLE 17.
                            SERIES B PREFERRED UNITS

            Section 17.1 Designation and Number

            A series of Partnership Units in the Partnership designated as the 8 5/8% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") is hereby established. The number of Series B Preferred Units shall be 1,300,000.

            Section 17.2 Ranking

            The Series B Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and to all Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series B Preferred Units; (ii) on a parity with the Series J Preferred Units, Series K Preferred Units, the Series L Preferred Units and all other Parity Preferred Units; and (iii) junior to all Partnership Units which rank senior to the Series B Preferred Units.

            Section 17.3 Distributions

            A. Payment of Distributions. Subject to the rights of holders of Parity Preferred Units (including the Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units) as to the payment of distributions, pursuant to Section 5.1, Section 18.3.A, Section 19.3.A and
Section 20.3.A hereof, holders of Series B Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series B Priority Return. Such distributions will be payable
(A) quarterly in arrears, on the 15th day of January, April, July and October of each year and (B) in the event of (i) an exchange of Series B Preferred Units into Series B Preferred Shares, or (ii) a redemption of Series B Preferred Units, on the exchange date or redemption date, as applicable (each a "Series B Preferred Unit Distribution Payment Date"), commencing on the first of such payment dates to occur following their original date of issuance. If any date on which distributions are to be made on the Series B Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in


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
the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Units will be made to the holders of record of the Series B Preferred Units on the relevant record dates, which will be fifteen (15) days prior to the relevant Preferred Unit Distribution Payment Date (the "Series B Preferred Unit Partnership Record Date").

            B. Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series B Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable.

            C.    Priority as to Distributors.

            (i) So long as any Series B Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest represented by Junior Units, nor shall any Junior Units or Parity Preferred Units (including the Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units or Parity Preferred Units) by the Partnership (except by conversion into or exchange for other Junior Units or Parity Preferred Units) unless, in each case, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Units and all classes and series of outstanding Parity Preferred Units for all distribution periods. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units (including the Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units) into Partnership Interests of the Partnership ranking junior to the Series B Preferred Units as to distributions, or (c) the redemption of Partnership Interests corresponding to Series B Preferred Shares, Parity Preferred Stock (including the Series J Preferred Shares, the Series K Preferred Shares and the Series L Preferred Shares) with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter.

            (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and any other Parity Preferred Units (including the Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units), all distributions authorized and declared on the Series B Preferred Units and all classes or series of outstanding Parity Preferred Units (including the Series J Preferred Units, the Series K Preferred Units and the Series L Preferred Units) shall be authorized and declared pro rata so that the amount of distributions authorized and declared per Series B Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series B Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in


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
respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distributions or payments on Series B Preferred Units which may be in arrears.

            (iii) Notwithstanding anything to the contrary set forth herein, distributions on Partnership Interests held by either (a) the General Partner or
(b) any other holder of Partnership Interest in the Partnership, in each case ranking junior to or on parity with the Series B Preferred Units may be made, without preserving the priority of distributions described in Sections 17.3.C(i) and (ii), but only to the extent such distributions are required to preserve the real estate investment trust status of the General Partner and in the case of any holder other than the General Partner only to the extent required by the Partnership Agreement.

            D. No Further Rights. Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 17.4 Liquidation Proceeds

            A. Distributions. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series B Preferred Units shall be made in accordance with Article 13 of this Agreement.

            B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.6 hereof.

            C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, Holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

            D. Consolidation, Merger or Certain Other Transactions. None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, or a sale, lease, transfer or conveyance of all or substantially all of the Partnership's property or business shall be considered a liquidation, dissolution or winding up of the Partnership.

            Section 17.5 Redemption

            A. Redemption. The Series B Preferred Units may not be redeemed prior to November 12, 2003. On or after such date, the Partnership shall have the right to redeem the Series B Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holder of Series B Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this Section 17.5 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the Series B


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Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

            B. Limitation on Redemption. (i) The Redemption Price of the Series B Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) is payable solely out of the sale proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as an additional capital contribution, or out of the sale of limited partner interests in the Partnership and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the Charter)), depository shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

            (ii) The Partnership may not redeem fewer than all of the outstanding Series B Preferred Units unless all accumulated and unpaid distributions have been paid on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

            C.    Procedures for Redemption. (i) Notice of redemption will be
(i) faxed, and (ii) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (a) the redemption date, (b) the Redemption Price, (c) the aggregate number of Series B Preferred Units to be redeemed and if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units that the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units to be redeemed, (d) the place or places where such Series B Preferred Units are to be surrendered for payment of the Redemption Price, (e) that distributions on the Series B Preferred Units to be redeemed will cease to accumulate on such redemption date and (f) that payment of the Redemption Price will be made upon presentation and surrender of such Series B Preferred Units.

            (ii) If the Partnership gives a notice of redemption in respect of Series B Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series B Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series B Preferred Units upon surrender of the Series B Preferred Units by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Units is not a Business Day, then payment of the Redemption

Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series B Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

            Section 17.6 Voting Rights

            A. General. Holders of the Series B Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below and in Section 7.3.E.

            B. Certain Voting Rights. So long as any Series B Preferred Units remains outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series B Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership or (iii) either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the Partnership Agreement (including, without limitation, this Article 17), whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iii) above, so long as (a) the Partnership is the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series B Preferred Units for other interests in such entity having substantially the same terms and rights as the Series B Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Units; and provided further, that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests represented by Junior Units or Parity Preferred Units are not issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to


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allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

            Section 17.7 Transfer Restrictions

            The Series B Preferred Units shall be subject to the provisions of
Article 11 hereof; provided, however, that the Series B Preferred Units shall not be subject to the right of first refusal of the General Partner as described in Section 11.3 hereof. No transfer of Series B Preferred Units, or other action by the holder or holders of such Units, is permitted, without the consent of the General Partner which consent may be given or withheld in its sole and absolute discretion, if such transfer or other action would result in more than four partners holding all outstanding Series B Preferred Units within the meaning of Treasury Regulation Section 1.7704-1(h)(3)(i); provided, however, that the General Partner's consent may not be unreasonably withheld if (a) such transfer or other action would not result in more than ten partners holding all outstanding Series B Preferred Units within the meaning of Treasury Regulation
Section 1.7704-1(h)(3)(i) and (b) the General Partner is relying on a provision other than Treasury Regulation Section 1.7704-1(h) to avoid classification of Operating Partnership as a "publicly traded partnership" within the meaning of Code Section 7704 (a "PTP"). In addition, no transfer may be made to any person if such transfer would cause the exchange of the Series B Preferred Units for Series B Preferred Shares, as provided herein, to be required to be registered under the Securities Act of 1933, as amended, or any state securities laws. If
(i) Contributor concludes based on results or projected results that there exists (in the reasonable judgment of Contributor) an imminent and substantial risk that the Contributor's interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership for a taxable year, (ii) Contributor delivers to the General Partner an opinion of independent counsel to the effect that there is a substantial risk that Contributor's interest in the Partnership represents or will represent more than 19.5% (the "19.5% Limit") of the total profits or capital interests in the Partnership (determined in accordance with Regulations Section 1.731-2(e)(4)), and (iii) the General Partner agrees with the conclusions referred to in clauses
(i) and (ii) of this sentence, such agreement not to be unreasonably withheld, then Contributor shall, subject to the above limitations, be permitted to transfer so much of its Series B Preferred Units as may be appropriate to alleviate the risk of not satisfying the 19.5% Limit to the trust described in Exhibit J, with the Contributor having the rights set forth in such Exhibit.

            Section 17.8 Exchange Rights

            A. Right to Exchange. (i) Series B Preferred Units will be exchangeable in whole but not in part unless expressly otherwise provided herein at anytime on or after November 12, 2008, at the option of 51% of the holders of all outstanding Series B Preferred Units, for authorized but previously unissued Series B Preferred Shares at an exchange rate of one Series B Preferred Share from the General Partner for one Series B Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series B Preferred Units will become exchangeable at any time, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series B Preferred Units for Series B Preferred Shares if (y) at any time full distributions shall not have been timely made on any Series B Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series B


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Preferred Units shall be considered timely made if made within two (2) Business
Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series B Preferred Units of (A) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the consummation of an identified event in the immediate future will be, a PTP and (B) an opinion rendered by independent counsel familiar with such matters addressed to a holder or holders of Series B Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series B Preferred Units may be exchanged for Series B Preferred Shares, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series B Preferred Units after November 12, 2001 and prior to November 12, 2008 if such holders of a Series B Preferred Units shall deliver to the General Partner either (i) a private ruling letter addressed to such holder of Series B Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series B Preferred Units at such earlier time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series B Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series B Preferred Units, if Contributor so determines, may be exchanged in whole but not in part (regardless of whether held by Contributor) for Series B Preferred Shares (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under the Series B Articles Supplementary (as defined herein), taking into account exceptions thereto) if (1) Contributor concludes based on results or projected results that there exists (in the reasonable judgment of Contributor) an imminent and substantial risk that the Contributor's interest in the Partnership represents or will represent more than the 19.5% Limit for a taxable year, (2) Contributor delivers to the General Partner an opinion of independent counsel to the effect that there is a substantial risk that its interest in the Partnership does not or will not satisfy the 19.5% Limit and (3) the General Partner agrees with the conclusions referred to in clauses (1) and (2) of this sentence, such agreement not to be unreasonably withheld; provided, however, that if, as a result of such conclusion, Contributor's interest in the Partnership is reduced pursuant to the last sentence of Section 17.7 hereof (which procedure shall be available to Contributor to the exclusion of the procedure under this sentence for so long as, on a cumulative basis, sales of 10% or fewer of the Series B Preferred Units originally acquired by Contributor would in the opinion of the above-referenced counsel reduce the risk that Contributor's interest in the Partnership would not satisfy the 19.5% Limit to less than a substantial risk, and thereafter shall be a permitted alternative to the procedure pursuant to this sentence) or the risk of Contributor not satisfying the 19.5% Limit otherwise is reduced below a substantial risk, then an exchange in whole under this sentence shall not be permitted unless and until a change in facts occurs and a further determination by Contributor is made under this sentence.

            (ii) Notwithstanding anything to the contrary set forth in Section 17.8.A(i), if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, within ten (10) Business Days after receipt of the Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series B Preferred Units for cash in an amount equal to the original Capital Contribution per Series B


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Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If the General Partner elects to redeem fewer than all of the outstanding Series B Preferred Units, the number of Series B Preferred Units held by each holder to be redeemed shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units that the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units being redeemed.

            (iii) In the event an exchange of all Series B Preferred Units pursuant to Section 17.8.A would violate the provisions on ownership limitation of the General Partner set forth in Section 7 of the Articles Supplementary to the Charter with respect to Series B Preferred Shares (the "Series B Articles Supplementary"), each holder of Series B Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 17.8.B, a number of Series B Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Section 7 of the Series B Articles Supplementary, with respect to such holder, and any Series B Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon to the date of redemption subject to any restriction thereon contained in any debt instrument or agreement of the Partnership. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (i) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 9.0% of the stock of the General Partner; and (ii) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates. For purposes of determining the number of Excess Units under this Section 17.8.A(iii), the "Beneficial Ownership Limit" and "Constructive Ownership Limit" set forth in the Series B Articles Supplementary shall be deemed to be 9.0%. To the extent the General Partner would not be able to pay the cash set forth above in exchange for the Excess Units, and to the extent consistent with the Charter, the General Partner agrees that it will grant to the holders of the Series B Preferred Units exceptions to the Beneficial Ownership Limit and Constructive Ownership Limit set forth in the Series B Articles Supplementary sufficient to allow such holders to exchange all of their Series B Preferred Units for REIT Series B Preferred Stock, provided such holders furnish to the General Partner representations acceptable to the General Partner in its sole and absolute discretion which assure the General Partner that such exceptions will not jeopardize the General Partner's tax status as a REIT for purposes of federal and applicable state law. Notwithstanding any provision of this Agreement to the contrary, no Series B Limited Partner shall be entitled to effect an exchange of Series B Preferred Units for Series B Preferred Shares to the extent that ownership or right to acquire such shares would cause the Partner or any other Person or, in the opinion of counsel selected by the General Partner, may cause the Partner or any other Person, to violate the restrictions on ownership and transfer of Series B Preferred Shares set forth in the Charter. To the extent any such attempted exchange for Series B Preferred Shares would be in violation of the previous sentence, it shall be void ab initio and such Series B Limited Partner shall not acquire any rights or economic interest in the Series B Preferred Shares otherwise issuable upon such exchange.

            (iv)  The redemption of Series B Preferred Units described in
Section 17.8.A(ii) and (iii) shall be subject to the provisions of Section 17.5.B(i) and Section 17.5.C(ii); provided,


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however, that the term "Redemption Price" in such Sections 17.5.B(i) and
17.5.C(ii) shall be read to mean the original Capital Contribution per Series B Preferred Unit being redeemed as set forth on Exhibit A plus all accrued and unpaid distributions to the redemption date.

            B. Procedure for Exchange and/or Redemption of Series B Preferred Units.

            (i) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the Partners representing at least 51% of the outstanding Series B Preferred Units (or by Contributor in the case of an exchange pursuant to the last sentence of Section 17.8.A.(i) hereof) by (a) fax and (b) by certified mail postage prepaid. The General Partner may effect any exchange of Series B Preferred Units, or exercise its option to cause the Partnership to redeem any portion of the Series B Preferred Units for cash pursuant to Section 17.8.A(ii) or redeem Excess Units pursuant to Section 17.8.A(iii), by delivering to each holder of record of Series B Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, (a) if the General Partner elects to cause the Partnership to acquire any of the Series B Preferred Units then outstanding, (1) certificates representing the Series B Preferred Shares being issued in exchange for the Series B Preferred Units of such holder being exchanged and (2) a written notice (a "Redemption Notice") stating (A) the redemption date, which may be the date of such Redemption Notice or any other date which is not later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series B Preferred Units are to be surrendered and
(D) that distributions on the Series B Preferred Units will cease to accrue on such redemption date, or (b) if the General Partner elects to cause the Partnership to redeem all of the Series B Preferred Units then outstanding in exchange for cash, a Redemption Notice. Series B Preferred Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated) simultaneously with the delivery of shares of Series B Preferred Shares (with respect to Series B Preferred Units exchanged) or simultaneously with the redemption date (with respect to Series B Preferred Units redeemed). Holders of Series B Preferred Units shall deliver any canceled certificates representing Series B Preferred Units which have been exchanged or redeemed to the office of General Partner (which currently is located at Pier 1, Bay 1, San Francisco, California 94111) within ten (10) Business Days of the exchange or redemption with respect thereto. Notwithstanding anything to the contrary contained herein, any and all Series B Preferred Units to be exchanged for REIT Series B Preferred Stock pursuant to this Section 17.8 shall be so exchanged in a single transaction at one time. As a condition to exchange, the General Partner may require the holders of Series B Preferred Units to make such representations as may be reasonably necessary for the General Partner to establish that the issuance of Series B Preferred Shares pursuant to the exchange shall not be required to be registered under the Securities Act or any state securities laws. Any Series B Preferred Shares issued pursuant to this
Section 17.8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

            The certificates representing the Series B Preferred Shares issued upon exchange of the Series B Preferred Units shall contain the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
            TRANSFERRED, SOLD, ASSIGNED, PLEDGED,


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            HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN
            EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

            (ii) In the event of an exchange of Series B Preferred Units for Series B Preferred Shares, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series B Preferred Units tendered for exchange shall (i) accrue on the Series B Preferred Shares into which such Series B Preferred Units are exchanged, and (ii) continue to accrue on such Series B Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such REIT Series B Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series B Preferred Unit that was validly exchanged for Series B Preferred Shares pursuant to this section (other than the General Partner holding such Series B Preferred Unit following any such exchange), receive a distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series B Preferred Shares for which such Series B Preferred Unit was exchanged or redeemed. Further for purposes of the foregoing, in the event of an exchange of Series B Preferred Units for Series B Preferred Shares, if the accrued and unpaid distributions per Series B Preferred Unit is not the same for each Series B Preferred Unit, the accrued and unpaid distributions per Series B Preferred Unit for each such Series B Preferred Unit shall be equal to the greatest amount of such accrued and unpaid distributions per Series B Preferred Unit on any such unit.

            (iii) Fractional Series B Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series B Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

            C. Adjustment of Exchange Price. In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series B Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series B Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series B Preferred Shares or fraction thereof into which one Series B Preferred Unit was exchangeable immediately prior to


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such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

            Section 17.9 No Conversion Rights

            The Series B Preferred Units shall not be convertible into any other class or series of interest in the Partnership.

            Section 17.10 No Sinking Fund

            No sinking fund shall be established for the retirement or redemption of Series B Preferred Units.

                                   ARTICLE 18.
                            SERIES J PREFERRED UNITS

            Section 18.1 Designation and Number

            A series of Partnership Units in the Partnership designated as the 7.95% Series J Cumulative Redeemable Preferred Units (the "Series J Preferred Units") is hereby established. The number of Series J Preferred Units shall be 800,000.

            Section 18.2 Ranking

            The Series J Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and to all Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series J Preferred Units; (ii) on a parity with the Series B Preferred Units, the Series K Preferred Units, the Series L Preferred Units and all other Parity Preferred Units; and (iii) junior to all Partnership Units which rank senior to the Series J Preferred Units.

            Section 18.3 Distributions

            A. Payment of Distributions. Subject to the rights of holders of Parity Preferred Units (including the Series B Preferred Units, the Series K Preferred Units and the Series L Preferred Units) as to the payment of distributions, pursuant to Section 5.1, Section 17.3.A, Section 19.3.A and
Section 20.3.A hereof, holders of Series J Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series J Priority Return. Such distributions will be payable
(A) quarterly in arrears, on the 15th day of January, April, July and October of each year and (B) in the event of (i) an exchange of Series J Preferred Units into Series J Preferred Shares, or (ii) a redemption of Series J Preferred Units, on the exchange date or redemption date, as applicable (each a "Series J Preferred Unit Distribution Payment Date"), commencing on the first of such payment dates to occur following their original date of issuance. If any date on which distributions are to be made on the Series J Preferred Units is not a Business Day, then payment of the distribution to be


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made on such date will be made on the next succeeding day that is a Business Day
(and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series J Preferred Units will be made to the holders of record of the Series J Preferred Units on the relevant record dates, which will be fifteen (15) days prior to the relevant Preferred Unit Distribution Payment Date (the "Series J Preferred Unit Partnership Record Date").

            B. Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series J Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series J Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable.

            C.    Priority as to Distributors.

            (i) So long as any Series J Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest represented by Junior Units, nor shall any Junior Units or Parity Preferred Units (including the Series B Preferred Units, the Series K Preferred Units and the Series L Preferred Units) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units or Parity Preferred Units) by the Partnership (except by conversion into or exchange for other Junior Units or Parity Preferred Units) unless, in each case, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series J Preferred Units and all classes and series of outstanding Parity Preferred Units for all distribution periods. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units (including the Series B Preferred Units, the Series K Preferred Units and the Series L Preferred Units) into Partnership Interests of the Partnership ranking junior to the Series J Preferred Units as to distributions, or (c) the redemption of Partnership Interests corresponding to Series J Preferred Shares, Parity Preferred Stock (including Series B Preferred Shares, Series K Preferred Shares and Series L Preferred Shares) with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter.

            (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series J Preferred Units and any other Parity Preferred Units (including the Series B Preferred Units, the Series K Preferred Units and the Series L Preferred Units), all distributions authorized and declared on the Series J Preferred Units and all classes or series of outstanding Parity Preferred Units (including the Series B Preferred Units, the Series K Preferred Units and the Series L Preferred Units) shall be authorized and declared pro rata so that the amount of distributions authorized and declared per Series J Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases


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bear to each other the same ratio that accrued distributions per Series J
Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distributions or payments on Series J Preferred Units which may be in arrears.

            (iii) Notwithstanding anything to the contrary set forth herein, distributions on Partnership Interests held by either (a) the General Partner or
(b) any other holder of Partnership Interest in the Partnership, in each case ranking junior to or on parity with the Series J Preferred Units may be made, without preserving the priority of distributions described in Sections 18.3.C(i) and (ii), but (i) only to the extent such distributions are required to preserve the real estate investment trust status of the General Partner and (ii) in the case of any holder other than the General Partner only to the extent required by the Partnership Agreement.

            D. No Further Rights. Holders of Series J Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 18.4 Liquidation Proceeds

            A. Distributions. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series J Preferred Units shall be made in accordance with Article 13 of this Agreement.

            B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.6 hereof.

            C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, Holders of Series J Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

            D. Consolidation, Merger or Certain Other Transactions. None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, or a sale, lease, transfer or conveyance of all or substantially all of the Partnership's property or business shall be considered a liquidation, dissolution or winding up of the Partnership.

            Section 18.5 Redemption

            A. Redemption. The Series J Preferred Units may not be redeemed prior to September 21, 2006. On or after such date, the Partnership shall have the right to redeem the Series J Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holder of Series J Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this Section 18.5 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus


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
the cumulative Priority Return to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series J Preferred Units are to be redeemed, the Series J Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

            B. Limitation on Redemption. (i) The Redemption Price of the Series J Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) is payable solely out of the sale proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as an additional capital contribution, or out of the sale of limited partner interests in the Partnership and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the Charter)), depository shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

            (ii) The Partnership may not redeem fewer than all of the outstanding Series J Preferred Units unless all accumulated and unpaid distributions have been paid on all Series J Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

            C.    Procedures for Redemption. (i) Notice of redemption will be
(i) faxed, and (ii) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series J Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series J Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (a) the redemption date, (b) the Redemption Price, (c) the aggregate number of Series J Preferred Units to be redeemed and if fewer than all of the outstanding Series J Preferred Units are to be redeemed, the number of Series J Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series J Preferred Units that the total number of Series J Preferred Units held by such holder represents) of the aggregate number of Series J Preferred Units to be redeemed, (d) the place or places where such Series J Preferred Units are to be surrendered for payment of the Redemption Price, (e) that distributions on the Series J Preferred Units to be redeemed will cease to accumulate on such redemption date and (f) that payment of the Redemption Price will be made upon presentation and surrender of such Series J Preferred Units.

            (ii) If the Partnership gives a notice of redemption in respect of Series J Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series J Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series J Preferred Units upon surrender of the Series J Preferred Units by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series J Preferred Units or portions thereof called for


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
redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series J Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series J Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

            Section 18.6 Voting Rights

            A. General. Holders of the Series J Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below and in Section 7.3.E.

            B. Certain Voting Rights. So long as any Series J Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series J Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series J Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership or (iii) either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the Partnership Agreement (including, without limitation, this Article 18), whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series J Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iii) above, so long as (a) the Partnership is the surviving entity and the Series J Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity (I) is a partnership, limited liability company or other pass-through entity organized under the laws of any state, (II) is not taxable as a corporation for U.S. federal income tax purposes and (III) substitutes the Series J Preferred Units for other interests in such entity having substantially the same terms and rights as the Series J Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series J Preferred Units; and provided further, that any increase in the amount of Partnership


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
Interests or the creation or issuance of any other class or series of Partnership Interests represented by Junior Units or Parity Preferred Units are not issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

            Section 18.7 Transfer Restrictions

            The Series J Preferred Units shall be subject to the provisions of
Article 11 hereof; provided, however, that the Series J Preferred Units shall not be subject to the right of first refusal of the General Partner as described in Section 11.3 hereof. No transfer of Series J Preferred Units, or other action by the holder or holders of such Units, is permitted, without the consent of the General Partner which consent may be given or withheld in its sole and absolute discretion, if such transfer or other action would result in more than two partners holding all outstanding Series J Preferred Units within the meaning of Treasury Regulation Section 1.7704-1(h)(1)(ii) (without regard to Treasury Regulation Section 1.7704-1(h)(3)(ii)); provided, however, that the General Partner's consent may not be unreasonably withheld if (a) such transfer or other action would not result in more than five partners holding all outstanding Series J Preferred Units within the meaning of Treasury Regulation Section 1.7704-1(h)(1)(ii) (without regard to Treasury Regulation Section 1.7704-1(h)(3)(ii)) and (b) the General Partner cannot rely on Treasury Regulation Section 1.7704-1(h) to avoid classification of Operating Partnership as a PTP. In addition, no transfer may be made to any person if such transfer would cause the exchange of the Series J Preferred Units for Series J Preferred Shares, as provided herein, to be required to be registered under the Securities Act of 1933, as amended, or any state securities laws. If (i) the holders of 51% of the Series J Preferred Units conclude based on results or projected results that there exists (in the reasonable judgment of such holders) an imminent and substantial risk that such holder's interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership for a taxable year (the "19.5% Limit"), (ii) such holders deliver to the General Partner an opinion of independent counsel to the effect that there is a substantial risk that such holder's interest in the Partnership represents or will represent more than the 19.5% Limit (determined in accordance with Regulations Section 1.731-2(e)(4)), and (iii) the General Partner agrees with the conclusions referred to in clauses (i) and (ii) of this sentence, such agreement not to be unreasonably withheld, then such holders shall, subject to the above limitations, be permitted to transfer so much of their Series J Preferred Units as may be appropriate to alleviate the risk of not satisfying the 19.5% Limit to the trust described in Exhibit J, with such holders having the rights set forth in such Exhibit.

            Section 18.8 Exchange Rights

            A. Right to Exchange. (i) Series J Preferred Units will be exchangeable in whole but not in part unless expressly otherwise provided herein at anytime on or after September 21, 2011, at the option of the holders of 51% of all outstanding Series J Preferred Units, for authorized but previously unissued Series J Preferred Shares at an exchange rate of one Series J Preferred Share from the General Partner for one Series J Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series J Preferred Units will become exchangeable at any time, in whole but not in part unless expressly otherwise


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provided herein, at the option of the holders of 51% of all outstanding Series J
Preferred Units for Series J Preferred Shares (x) if at any time full distributions shall not have been timely made on any Series J Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series J Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, or (y) at any time (A) the holders of 51% of the Series J Preferred Units conclude (in the reasonable judgment of such holders) that the Partnership, if it otherwise were taxable as a real estate investment trust, either (1) will not or likely will not satisfy the income tests of Section 856 of the Code for the year in which such determination is made or (2) will not or likely will not satisfy the asset tests of Section 856 of the Code as of the end of the calendar quarter in which such determination is made, which failure will not or is unlikely to be (or is subsequently not) cured as permitted under Section 856 of the Code, (B) the holders deliver to the General Partner an opinion of a nationally recognized independent counsel to the effect of the conclusion set forth in clause (A) of this sentence, (C) such failure would create a meaningful risk that a holder of the Series J Preferred Units would fail to maintain its qualification as a real estate investment trust and (D) the General Partner agrees with the conclusions referred to in clauses (A) and (B) of this sentence, such agreement not to be unreasonably withheld. Furthermore, the Series J Preferred Units, if the holders of 51% of all outstanding Series J Preferred Units so determine, may be exchanged in whole but not in part (regardless of whether held by one or more holders) for Series J Preferred Shares if (1) the holders of 51% of all outstanding Series J Preferred Units conclude based on results or projected results that there exists (in the reasonable judgment of such holder) an imminent and substantial risk that the holder's interest in the Partnership represents or will represent more than the 19.5% Limit, (2) such holders deliver to the General Partner an opinion of independent counsel to the effect that there is a substantial risk that its interest in the Partnership does not or will not satisfy the 19.5% Limit and (3) the General Partner agrees with the conclusions referred to in clauses (1) and (2) of this sentence, such agreement not to be unreasonably withheld; provided, however, that if, as a result of such conclusion, such holders' interest in the Partnership is reduced pursuant to the last sentence of Section 18.7 hereof (which procedure shall be available to such holders to the exclusion of the procedure under this sentence for so long as, on a cumulative basis, sales of 10% or fewer of the Series J Preferred Units originally issued by the Partnership would in the opinion of the above-referenced counsel reduce the risk that such holders' interest in the Partnership would not satisfy the 19.5% Limit to less than a substantial risk, and thereafter shall be a permitted alternative to the procedure pursuant to this sentence) or the risk of such holder not satisfying the 19.5% Limit otherwise is reduced below a substantial risk, then an exchange in whole under this sentence shall not be permitted unless and until a change in facts occurs and a further determination by such holders is made under this sentence.

            (ii) Notwithstanding anything to the contrary set forth in Section 18.8.A(i), if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, within ten (10) Business Days after receipt of the Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series J Preferred Units for cash in an amount equal to the original Capital Contribution per Series J Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If the General Partner elects to redeem fewer than all of the outstanding Series J Preferred Units, the number of Series J Preferred Units held by each holder to be redeemed shall equal such holder's


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pro rata share (based on the percentage of the aggregate number of outstanding
Series J Preferred Units that the total number of Series J Preferred Units held by such holder represents) of the aggregate number of Series J Preferred Units being redeemed.

            (iii) In the event an exchange of all Series J Preferred Units pursuant to Section 18.8.A would violate the provisions on ownership limitation of the General Partner set forth in Section 7 of the Third Article of the Articles Supplementary to the Charter with respect to Series J Preferred Shares (the "Series J Articles Supplementary"), each holder of Series J Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 18.8.B, a number of Series J Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Section 7 of the Series J Articles Supplementary, with respect to such holder, and any Series J Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon to the date of redemption subject to any restriction thereon contained in any debt instrument or agreement of the Partnership. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (i) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 9.0% of the stock of the General Partner; and (ii) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates. For purposes of determining the number of Excess Units under this Section 18.8.A(iii), the "Beneficial Ownership Limit" and "Constructive Ownership Limit" set forth in the Series J Articles Supplementary shall be deemed to be 9.0%. To the extent the General Partner would not be able to pay the cash set forth above in exchange for the Excess Units, and to the extent consistent with the Charter, the General Partner agrees that it will grant to the holders of the Series J Preferred Units exceptions to the Beneficial Ownership Limit and Constructive Ownership Limit set forth in the Series J Articles Supplementary sufficient to allow such holders to exchange all of their Series J Preferred Units for Series J Preferred Stock, provided such holders furnish to the General Partner representations acceptable to the General Partner in its sole and absolute discretion which assure the General Partner that such exceptions will not jeopardize the General Partner's tax status as a REIT for purposes of federal and applicable state law. Notwithstanding any provision of this Agreement to the contrary, no Series J Limited Partner shall be entitled to effect an exchange of Series J Preferred Units for Series J Preferred Shares to the extent that ownership or right to acquire such shares would cause the Partner or any other Person or, in the opinion of counsel selected by the General Partner, may cause the Partner or any other Person, to violate the restrictions on ownership and transfer of Series J Preferred Shares set forth in the Charter, taking into account any exceptions thereto granted by the Company in accordance with the terms of the Charter. To the extent any such attempted exchange for Series J Preferred Shares would be in violation of the previous sentence, it shall be void ab initio and such Series J Limited Partner shall not acquire any rights or economic interest in the Series J Preferred Shares otherwise issuable upon such exchange.

            (iv)  The redemption of Series J Preferred Units described in
Section 18.8.A(ii) and (iii) shall be subject to the provisions of Section 18.5.B(i) and Section 18.5.C(ii); provided, however, that the term "Redemption Price" in such Sections 18.5.B(i) and 18.5.C(ii) shall be


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read to mean the original Capital Contribution per Series J Preferred Unit being redeemed as set forth on Exhibit A plus all accrued and unpaid distributions to the redemption date.

            B. Procedure for Exchange and/or Redemption of Series J Preferred Units.

            (i) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the Partners representing at least 51% of the outstanding Series J Preferred Units (or by Contributor in the case of an exchange pursuant to the last sentence of Section 18.8.A.(i) hereof) by (a) fax and (b) by certified mail postage prepaid. The General Partner may effect any exchange of Series J Preferred Units, or exercise its option to cause the Partnership to redeem any portion of the Series J Preferred Units for cash pursuant to Section 18.8.A(ii) or redeem Excess Units pursuant to Section 18.8.A(iii), by delivering to each holder of record of Series J Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, (a) if the General Partner elects to cause the Partnership to acquire any of the Series J Preferred Units then outstanding, (1) certificates representing the Series J Preferred Shares being issued in exchange for the Series J Preferred Units of such holder being exchanged and (2) a written notice (a "Redemption Notice") stating (A) the redemption date, which may be the date of such Redemption Notice or any other date which is not later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series J Preferred Units are to be surrendered and
(D) that distributions on the Series J Preferred Units will cease to accrue on such redemption date, or (b) if the General Partner elects to cause the Partnership to redeem all of the Series J Preferred Units then outstanding in exchange for cash, a Redemption Notice. Series J Preferred Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated) simultaneously with the delivery of shares of Series J Preferred Shares (with respect to Series J Preferred Units exchanged) or simultaneously with the redemption date (with respect to Series J Preferred Units redeemed). Holders of Series J Preferred Units shall deliver any canceled certificates representing Series J Preferred Units which have been exchanged or redeemed to the office of General Partner (which currently is located at Pier 1, Bay 1, San Francisco, California 94111) within ten (10) Business Days of the exchange or redemption with respect thereto. Notwithstanding anything to the contrary contained herein, any and all Series J Preferred Units to be exchanged for Series J Preferred Stock pursuant to this Section 18.8 shall be so exchanged in a single transaction at one time. As a condition to exchange, the General Partner may require the holders of Series J Preferred Units to make such representations as may be reasonably necessary for the General Partner to establish that the issuance of Series J Preferred Shares pursuant to the exchange shall not be required to be registered under the Securities Act or any state securities laws. Any Series J Preferred Shares issued pursuant to this
Section 18.8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

            The certificates representing the Series J Preferred Shares issued upon exchange of the Series J Preferred Units shall contain the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
            TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR
            OTHERWISE DISPOSED OF EXCEPT


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            (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
            SECTION 5 OF THE ACT AND STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

            (ii) In the event of an exchange of Series J Preferred Units for Series J Preferred Shares, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series J Preferred Units tendered for exchange shall (i) accrue on the Series J Preferred Shares into which such Series J Preferred Units are exchanged, and (ii) continue to accrue on such Series J Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series J Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series J Preferred Unit that was validly exchanged for Series J Preferred Shares pursuant to this section (other than the General Partner holding such Series J Preferred Unit following any such exchange), receive a distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series J Preferred Shares for which such Series J Preferred Unit was exchanged or redeemed. Further for purposes of the foregoing, in the event of an exchange of Series J Preferred Units for Series J Preferred Shares, if the accrued and unpaid distributions per Series J Preferred Unit is not the same for each Series J Preferred Unit, the accrued and unpaid distributions per Series J Preferred Unit for each such Series J Preferred Unit shall be equal to the greatest amount of such accrued and unpaid distributions per Series J Preferred Unit on any such unit.

            (iii) Fractional Series J Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series J Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

            C. Adjustment of Exchange Price. In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series J Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series J Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series J Preferred Shares or fraction thereof into which one Series J Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

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            Section 18.9 No Conversion Rights

            The Series J Preferred Units shall not be convertible into any other class or series of interest in the Partnership.

            Section 18.10 No Sinking Fund

            No sinking fund shall be established for the retirement or redemption of Series J Preferred Units.

                                   ARTICLE 19.
                            SERIES K PREFERRED UNITS

            Section 19.1 Designation and Number

            A series of Partnership Units in the Partnership designated as the 7.95% Series K Cumulative Redeemable Preferred Units (the "Series K Preferred Units") is hereby established. The number of Series K Preferred Units shall be 800,000.

            Section 19.2 Ranking

            The Series K Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and to all Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series K Preferred Units; (ii) on a parity with the Series B Preferred Units, the Series J Preferred Units, the Series L Preferred Units and all other Parity Preferred Units; and (iii) junior to all Partnership Units which rank senior to the Series K Preferred Units.

            Section 19.3 Distributions

            A. Payment of Distributions. Subject to the rights of holders of Parity Preferred Units (including the Series B Preferred Units, the Series J Preferred Units and the Series L Preferred Units) as to the payment of distributions, pursuant to Section 5.1, Section 17.3.A, Section 18.3.A and
Section 20.3.A hereof, holders of Series K Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series K Priority Return. Such distributions will be payable
(A) quarterly in arrears, on the 15th day of January, April, July and October of each year and (B) in the event of (i) an exchange of Series K Preferred Units into Series K Preferred Shares, or (ii) a redemption of Series K Preferred Units, on the exchange date or redemption date, as applicable (each a "Series K Preferred Unit Distribution Payment Date"), commencing on the first of such payment dates to occur following their original date of issuance. If any date on which distributions are to be made on the Series K Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding


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Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series K Preferred Units will be made to the holders of record of the Series K Preferred Units on the relevant record dates, which will be fifteen (15) days prior to the relevant Preferred Unit Distribution Payment Date (the "Series K Preferred Unit Partnership Record Date").

            B. Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series K Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series K Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable.

            C.    Priority as to Distributors.

            (i) So long as any Series K Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest represented by Junior Units, nor shall any Junior Units or Parity Preferred Units (including the Series B Preferred Units, the Series J Preferred Units and the Series L Preferred Units) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units or Parity Preferred Units) by the Partnership (except by conversion into or exchange for other Junior Units or Parity Preferred Units) unless, in each case, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series K Preferred Units and all classes and series of outstanding Parity Preferred Units for all distribution periods. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units (including the Series B Preferred Units, the Series J Preferred Units and the Series L Preferred Units) into Partnership Interests of the Partnership ranking junior to the Series K Preferred Units as to distributions, or (c) the redemption of Partnership Interests corresponding to Series K Preferred Shares, Parity Preferred Stock (including Series B Preferred Shares, Series J Preferred Shares and Series L Preferred Shares) with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter.

            (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series K Preferred Units and any other Parity Preferred Units (including the Series B Preferred Units, the Series J Preferred Units and the Series L Preferred Units), all distributions authorized and declared on the Series K Preferred Units and all classes or series of outstanding Parity Preferred Units (including the Series B Preferred Units, the Series J Preferred Units and the Series L Preferred Units) shall be authorized and declared pro rata so that the amount of distributions authorized and declared per Series K Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series K Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distributions or payments on Series K Preferred Units which may be in arrears.

            (iii) Notwithstanding anything to the contrary set forth herein, distributions on Partnership Interests held by either (a) the General Partner or
(b) any other holder of Partnership Interest in the Partnership, in each case ranking junior to or on parity with the Series K Preferred Units may be made, without preserving the priority of distributions described in Sections 19.3.C(i) and (ii), but (i) only to the extent such distributions are required to preserve the real estate investment trust status of the General Partner and (ii) in the case of any holder other than the General Partner only to the extent required by the Partnership Agreement.

            D. No Further Rights. Holders of Series K Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

            Section 19.4 Liquidation Proceeds

            A. Distributions. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series K Preferred Units shall be made in accordance with Article 13 of this Agreement.

            B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.6 hereof.

            C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, Holders of Series K Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

            D. Consolidation, Merger or Certain Other Transactions. None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, or a sale, lease, transfer or conveyance of all or substantially all of the Partnership's property or business shall be considered a liquidation, dissolution or winding up of the Partnership.

            Section 19.5 Redemption

            A. Redemption. The Series K Preferred Units may not be redeemed prior to April 17, 2007. On or after such date, the Partnership shall have the right to redeem the Series K Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holder of Series K Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this Section 19.5 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series K Preferred Units are to be redeemed, the Series K

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
Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

      B. Limitation on Redemption. (i) The Redemption Price of the Series K Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) is payable solely out of the sale proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as an additional capital contribution, or out of the sale of limited partner interests in the Partnership and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the Charter)), depository shares, interests, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

      (ii) The Partnership may not redeem fewer than all of the outstanding Series K Preferred Units unless all accumulated and unpaid distributions have been paid on all Series K Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

      C. Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series K Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series K Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (a) the redemption date, (b) the Redemption Price, (c) the aggregate number of Series K Preferred Units to be redeemed and if fewer than all of the outstanding Series K Preferred Units are to be redeemed, the number of Series K Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series K Preferred Units that the total number of Series K Preferred Units held by such holder represents) of the aggregate number of Series K Preferred Units to be redeemed, (d) the place or places where such Series K Preferred Units are to be surrendered for payment of the Redemption Price, (e) that distributions on the Series K Preferred Units to be redeemed will cease to accumulate on such redemption date and (f) that payment of the Redemption Price will be made upon presentation and surrender of such Series K Preferred Units.

      (ii) If the Partnership gives a notice of redemption in respect of Series K Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series K Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series K Preferred Units upon surrender of the Series K Preferred Units by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series K Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series K Preferred Units is not a Business Day, then payment of the Redemption


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Price payable on such date will be made on the next succeeding day that is a
Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series K Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

      Section 19.6 Voting Rights

      A. General. Holders of the Series K Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below and in Section 7.3.E.

      B. Certain Voting Rights. So long as any Series K Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series K Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series K Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership or (iii) either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the Partnership Agreement (including, without limitation, this Article 19), whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series K Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iii) above, so long as (a) the Partnership is the surviving entity and the Series K Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity (I) is a partnership, limited liability company or other pass-through entity organized under the laws of any state, (II) is not taxable as a corporation for U.S. federal income tax purposes and (III) substitutes the Series K Preferred Units for other interests in such entity having substantially the same terms and rights as the Series K Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series K Preferred Units; and provided further, that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests represented by Junior Units or Parity Preferred Units are not issued to an affiliate of the


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Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

      Section 19.7 Transfer Restrictions

      The Series K Preferred Units shall be subject to the provisions of Article 11 hereof; provided, however, that the Series K Preferred Units shall not be subject to the right of first refusal of the General Partner as described in
Section 11.3 hereof. No transfer of Series K Preferred Units, or other action by the holder or holders of such Units, is permitted, without the consent of the General Partner which consent may be given or withheld in its sole and absolute discretion, if such transfer or other action would result in more than two partners holding all outstanding Series K Preferred Units within the meaning of Treasury Regulation Section 1.7704-1(h)(1)(ii) (without regard to Treasury Regulation Section 1.7704-1(h)(3)(ii)); provided, however, that the General Partner's consent may not be unreasonably withheld if (a) such transfer or other action would not result in more than five partners holding all outstanding Series K Preferred Units within the meaning of Treasury Regulation Section 1.7704-1(h)(1)(ii) (without regard to Treasury Regulation Section 1.7704-1(h)(3)(ii)) and (b) the General Partner cannot rely on Treasury Regulation Section 1.7704-1(h) to avoid classification of Operating Partnership as a PTP. In addition, no transfer may be made to any person if such transfer would cause the exchange of the Series K Preferred Units for Series K Preferred Shares, as provided herein, to be required to be registered under the Securities Act of 1933, as amended, or any state securities laws. If (i) the holders of 51% of the Series K Preferred Units conclude based on results or projected results that there exists (in the reasonable judgment of such holders) an imminent and substantial risk that such holder's interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership for a taxable year (the "19.5% Limit"), (ii) such holders deliver to the General Partner an opinion of independent counsel to the effect that there is a substantial risk that such holder's interest in the Partnership represents or will represent more than the 19.5% Limit (determined in accordance with Regulations Section 1.731-2(e)(4)), and (iii) the General Partner agrees with the conclusions referred to in clauses (i) and (ii) of this sentence, such agreement not to be unreasonably withheld, then such holders shall, subject to the above limitations, be permitted to transfer so much of their Series K Preferred Units as may be appropriate to alleviate the risk of not satisfying the 19.5% Limit to the trust described in Exhibit J, with such holders having the rights set forth in such Exhibit.

      Section 19.8 Exchange Rights

      A. Right to Exchange. (i) Series K Preferred Units will be exchangeable in whole but not in part unless expressly otherwise provided herein at anytime on or after October 30, 2012, at the option of the holders of 51% of all outstanding Series K Preferred Units, for authorized but previously unissued Series K Preferred Shares at an exchange rate of one Series K Preferred Share from the General Partner for one Series K Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series K Preferred Units will become exchangeable at any time, in whole but not in part unless expressly otherwise provided herein, at the option of the holders of 51% of all outstanding Series K Preferred Units for Series K Preferred Shares if at any time full distributions shall not have been timely made on any Series


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K Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series K Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made. Furthermore, the Series K Preferred Units, if the holders of 51% of all outstanding Series K Preferred Units so determine, may be exchanged in whole but not in part (regardless of whether held by one or more holders) for Series K Preferred Shares if (1) the holders of 51% of all outstanding Series K Preferred Units conclude based on results or projected results that there exists (in the reasonable judgment of such holder) an imminent and substantial risk that the holder's interest in the Partnership represents or will represent more than the 19.5% Limit, (2) such holders deliver to the General Partner an opinion of independent counsel to the effect that there is a substantial risk that its interest in the Partnership does not or will not satisfy the 19.5% Limit and (3) the General Partner agrees with the conclusions referred to in clauses (1) and
(2) of this sentence, such agreement not to be unreasonably withheld; provided, however, that if, as a result of such conclusion, such holders' interest in the Partnership is reduced pursuant to the last sentence of Section 19.7 hereof (which procedure shall be available to such holders to the exclusion of the procedure under this sentence for so long as, on a cumulative basis, sales of 10% or fewer of the Series K Preferred Units originally issued by the Partnership would in the opinion of the above-referenced counsel reduce the risk that such holders' interest in the Partnership would not satisfy the 19.5% Limit to less than a substantial risk, and thereafter shall be a permitted alternative to the procedure pursuant to this sentence) or the risk of such holder not satisfying the 19.5% Limit otherwise is reduced below a substantial risk, then an exchange in whole under this sentence shall not be permitted unless and until a change in facts occurs and a further determination by such holders is made under this sentence.

      (ii) Notwithstanding anything to the contrary set forth in Section 19.8.A(i), if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, within ten (10) Business Days after receipt of the Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series K Preferred Units for cash in an amount equal to the original Capital Contribution per Series K Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If the General Partner elects to redeem fewer than all of the outstanding Series K Preferred Units, the number of Series K Preferred Units held by each holder to be redeemed shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series K Preferred Units that the total number of Series K Preferred Units held by such holder represents) of the aggregate number of Series K Preferred Units being redeemed.

      (iii) In the event an exchange of all Series K Preferred Units pursuant to
Section 19.8.A would violate the provisions on ownership limitation of the General Partner set forth in Section 7 of the Third Article of the Articles Supplementary to the Charter with respect to Series K Preferred Shares (the "Series K Articles Supplementary"), each holder of Series K Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 19.8.B, a number of Series K Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Section 7 of the Series K Articles Supplementary, with respect to such holder, and any Series K Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon


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
to the date of redemption subject to any restriction thereon contained in any debt instrument or agreement of the Partnership. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (i) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 9.0% of the stock of the General Partner; and (ii) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates. For purposes of determining the number of Excess Units under this Section 19.8.A(iii), the "Beneficial Ownership Limit" and "Constructive Ownership Limit" set forth in the Series K Articles Supplementary shall be deemed to be 9.0%. To the extent the General Partner would not be able to pay the cash set forth above in exchange for the Excess Units, and to the extent consistent with the Charter, the General Partner agrees that it will grant to the holders of the Series K Preferred Units exceptions to the Beneficial Ownership Limit and Constructive Ownership Limit set forth in the Series K Articles Supplementary sufficient to allow such holders to exchange all of their Series K Preferred Units for Series K Preferred Stock, provided such holders furnish to the General Partner representations acceptable to the General Partner in its sole and absolute discretion which assure the General Partner that such exceptions will not jeopardize the General Partner's tax status as a REIT for purposes of federal and applicable state law. Notwithstanding any provision of this Agreement to the contrary, no Series K Limited Partner shall be entitled to effect an exchange of Series K Preferred Units for Series K Preferred Shares to the extent that ownership or right to acquire such shares would cause the Partner or any other Person or, in the opinion of counsel selected by the General Partner, may cause the Partner or any other Person, to violate the restrictions on ownership and transfer of Series K Preferred Shares set forth in the Charter, taking into account any exceptions thereto granted by the Company in accordance with the terms of the Charter. To the extent any such attempted exchange for Series K Preferred Shares would be in violation of the previous sentence, it shall be void ab initio and such Series K Limited Partner shall not acquire any rights or economic interest in the Series K Preferred Shares otherwise issuable upon such exchange.

      (iv) The redemption of Series K Preferred Units described in Section 19.8.A(ii) and (iii) shall be subject to the provisions of Section 19.5.B(i) and
Section 19.5.C(ii); provided, however, that the term "Redemption Price" in such Sections 19.5.B(i) and 19.5.C(ii) shall be read to mean the original Capital Contribution per Series K Preferred Unit being redeemed as set forth on Exhibit A plus all accrued and unpaid distributions to the redemption date.

      B.    Procedure for Exchange and/or Redemption of Series K Preferred
Units.

      (i) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the Partners representing at least 51% of the outstanding Series K Preferred Units (or by Contributor in the case of an exchange pursuant to the last sentence of Section 19.8.A.(i) hereof) by (a) fax and (b) by certified mail postage prepaid. The General Partner may effect any exchange of Series K Preferred Units, or exercise its option to cause the Partnership to redeem any portion of the Series K Preferred Units for cash pursuant to Section 19.8.A(ii) or redeem Excess Units pursuant to Section 19.8.A(iii), by delivering to each holder of record of Series K Preferred Units, within ten (10) Business Days


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following receipt of the Exchange Notice, (a) if the General Partner elects to cause the Partnership to acquire any of the Series K Preferred Units then outstanding, (1) certificates representing the Series K Preferred Shares being issued in exchange for the Series K Preferred Units of such holder being exchanged and (2) a written notice (a "Redemption Notice") stating (A) the redemption date, which may be the date of such Redemption Notice or any other date which is not later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series K Preferred Units are to be surrendered and (D) that distributions on the Series K Preferred Units will cease to accrue on such redemption date, or (b) if the General Partner elects to cause the Partnership to redeem all of the Series K Preferred Units then outstanding in exchange for cash, a Redemption Notice. Series K Preferred Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated) simultaneously with the delivery of shares of Series K Preferred Shares (with respect to Series K Preferred Units exchanged) or simultaneously with the redemption date (with respect to Series K Preferred Units redeemed). Holders of Series K Preferred Units shall deliver any canceled certificates representing Series K Preferred Units which have been exchanged or redeemed to the office of General Partner (which currently is located at Pier 1, Bay 1, San Francisco, California 94111) within ten (10) Business Days of the exchange or redemption with respect thereto. Notwithstanding anything to the contrary contained herein, any and all Series K Preferred Units to be exchanged for Series K Preferred Stock pursuant to this Section 19.8 shall be so exchanged in a single transaction at one time. As a condition to exchange, the General Partner may require the holders of Series K Preferred Units to make such representations as may be reasonably necessary for the General Partner to establish that the issuance of Series K Preferred Shares pursuant to the exchange shall not be required to be registered under the Securities Act or any state securities laws. Any Series K Preferred Shares issued pursuant to this Section 19.8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

      The certificates representing the Series K Preferred Shares issued upon exchange of the Series K Preferred Units shall contain the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.


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
      (ii) In the event of an exchange of Series K Preferred Units for Series K Preferred Shares, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series K Preferred Units tendered for exchange shall (i) accrue on the Series K Preferred Shares into which such Series K Preferred Units are exchanged, and (ii) continue to accrue on such Series K Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series K Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series K Preferred Unit that was validly exchanged for Series K Preferred Shares pursuant to this section (other than the General Partner holding such Series K Preferred Unit following any such exchange), receive a distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the Series K Preferred Shares for which such Series K Preferred Unit was exchanged or redeemed. Further for purposes of the foregoing, in the event of an exchange of Series K Preferred Units for Series K Preferred Shares, if the accrued and unpaid distributions per Series K Preferred Unit is not the same for each Series K Preferred Unit, the accrued and unpaid distributions per Series K Preferred Unit for each such Series K Preferred Unit shall be equal to the greatest amount of such accrued and unpaid distributions per Series K Preferred Unit on any such unit.

      (iii) Fractional Series K Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series K Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

      C. Adjustment of Exchange Price. In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series K Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series K Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series K Preferred Shares or fraction thereof into which one Series K Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

      Section 19.9 No Conversion Rights

      The Series K Preferred Units shall not be convertible into any other class or series of interest in the Partnership.

      Section 19.10 No Sinking Fund

      No sinking fund shall be established for the retirement or redemption of Series K Preferred Units.


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                                  ARTICLE 20.
                            SERIES L PREFERRED UNITS

      Section 20.1 Designation and Number

      A series of Partnership Units in the Partnership designated as the 6 1/2% Series L Cumulative Redeemable Preferred Units (the "Series L Preferred Units") is hereby established. The number of Series L Preferred Units shall be 2,300,000.

      Section 20.2 Ranking

      The Series L Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) senior to the Common Units and to all Partnership Units the terms of which provide that such Partnership Units shall rank junior to the Series L Preferred Units; (ii) on a parity with the Series B Preferred Units, the Series J Preferred Units, the Series K Preferred Units and all other Parity Preferred Units; and (iii) junior to all Partnership Units which rank senior to the Series L Preferred Units.

      Section 20.3 Distributions

      A. Payments of Distribution. Subject to the rights of holders of Parity Preferred Units (including Series B Preferred Units, Series J Preferred Units and Series K Preferred Units) as to the payment of distributions, pursuant to
Section 5.1, Section 17.3.A, Section 18.3.A and Section 19.3.A hereof, the General Partner, as holder of the Series L Preferred Units, will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series L Priority Return. Such distributions will be payable
(A) quarterly in arrears, on the 15th day of January, April, July and October of each year and (B) in the event of a redemption of Series L Preferred Units, on the redemption date (each a "Series L Preferred Unit Distribution Payment Date"), commencing on the first of such payment dates to occur following their original date of issuance. If any date on which distributions are to be made on the Series L Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

      B. No Distributions in Contravention of Agreements. No distribution on the Series L Preferred Units shall be authorized by the General Partner or made or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership or the General Partner, including any agreement relating to indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

      C.    Priority as to Distributions. (i) Except to the extent set forth in
Section 20.3.C(ii), so long as any Series L Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to


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any class or series of Partnership Interest represented by Junior Units, nor shall any Junior Units or Parity Preferred Units (including the Series B Preferred Units, the Series J Preferred Units and the Series K Preferred Units) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Junior Units or Parity Preferred Units) by the Partnership (except by conversion into or exchange for other Junior Units or Parity Preferred Units) unless, in each case, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series L Preferred Units for all past distribution periods and the current distribution period. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units (including the Series B Preferred Units, Series J Preferred Units and Series K Preferred Units) into Partnership Interests of the Partnership ranking junior to the Series L Preferred Units as to distributions, or (c) the redemption of Partnership Interests corresponding to Series L Preferred Shares, Parity Preferred Stock (including Series B Preferred Shares, Series J Preferred Shares and Series K Preferred Shares) with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to the Charter to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter.

      (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series L Preferred Units and any other Parity Preferred Units (including the Series B Preferred Units, Series J Preferred Units and Series K Preferred Units), all distributions authorized and declared on the Series L Preferred Units and all classes or series of outstanding Parity Preferred Units (including the Series B Preferred Units, Series J Preferred Units and Series K Preferred Units) shall be authorized and declared pro rata so that the amount of distributions authorized and declared per Series L Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series L Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distributions or payments on Series L Preferred Units which may be in arrears.

      D. No Further Rights. The General Partner, as holder of the Series L Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series L Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series L Preferred Units which remain payable.

      Section 20.4 Liquidation Proceeds

      A. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series L Preferred Units shall be made in accordance with Article 13 of this Agreement.

      B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the


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
place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.6 hereof.

      C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the General Partner, as holder of the Series L Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

      D. Consolidation, Merger or Certain Other Transactions. None of a consolidation or merger of the Partnership with or into another entity, a merger of another entity with or into the Partnership, or a sale, lease, transfer or conveyance of all or substantially all of the Partnership's property or business shall be considered a liquidation, dissolution or winding up of the Partnership.

      Section 20.5 Redemption

      A. Redemption. The Series L Preferred Units may not be redeemed prior to June 23, 2008. If, on or after such date, the General Partner elects to redeem any of the Series L Preferred Shares, the Partnership shall, on the date set for redemption of such Series L Preferred Shares, redeem the number of Series L Preferred Units equal to the number of Series L Preferred Shares for which the General Partner has given notice of redemption pursuant to Section 5 of Article Third of the Series L Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series L Preferred Units being redeemed, and (ii) the sum of $25 and the Preferred Distribution Shortfall per Series L Preferred Unit, if any.

      B. Payment of Accumulated Distributions. Immediately prior to any redemption of Series L Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions on the Series L Preferred Units to be redeemed through the redemption date. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series L Preferred Units for which a notice of redemption has been given.

      C. Procedures for Redemption. The following provisions set forth the procedures for Redemption:

      (i) Notice of redemption will be given by the General Partner to the Partnership concurrently with the notice of the General Partner sent to the holders of its Series L Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date;
            (B) the redemption price; (C) the number of Series L Preferred Units to be redeemed; (D) the place or places where the Series L Preferred Units are to be surrendered for payment of the redemption price; and
            (E) that distributions on the Series L Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series L Preferred Units are to be redeemed, the notice shall also specify the number of Series L Preferred Units to be redeemed.

      (ii) On or after the redemption date, the General Partner shall present and surrender the certificates, if any, representing the Series L Preferred Units to the Partnership at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to the redemption date) shall be paid to the General Partner and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series L Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

      (iii) From and after the redemption date (unless the Partnership defaults in payment of the redemption price), all distributions on the Series L Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the General Partner, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate, and such Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Partnership, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series L Preferred Units so called for redemption in trust for the General Partner with a bank or trust company, in which case the redemption notice to General Partner shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the General Partner to surrender the certificates, if any, representing such Series L Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the General Partner at the end of two years after the redemption date shall be returned by such bank or trust company to the Partnership.

      E. No Further Rights. Any Series L Preferred Units that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Units, without designation as to series until such shares are once more designated as part of a particular series by the General Partner.

      Section 20.6 Voting Rights

      The General Partner shall not have any voting or consent rights in respect of its partnership interest represented by the Series L Preferred Units.

      Section 20.7 Transfer Restrictions

      The Series L Preferred Units shall not be transferable.

      Section 20.8 No Conversion Rights

      The Series L Preferred Units shall not be convertible into any other class or series of interest in the Partnership.

      Section 20.9 No Sinking Fund

      No sinking fund shall be established for the retirement or redemption of Series L Preferred Units.

                            (Signature Page Follows)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                      GENERAL PARTNER:

                      AMB PROPERTY CORPORATION,
                      a Maryland corporation


                      By: /s/ Michael A. Coke
                         -------------------------------------------------------
                            Michael A. Coke
                            Chief Financial Officer and Executive Vice President


                      LIMITED PARTNERS:

                      AMB PROPERTY CORPORATION,
                      as attorney-in-fact for each of the Limited Partners



                      By: /s/ Michael A. Coke
                         -------------------------------------------------------
                            Michael A. Coke
                            Chief Financial Officer and Executive Vice President

                                    EXHIBIT A

               PARTNERS, CONTRIBUTIONS, AND PARTNERSHIP INTERESTS

I. COMMON UNITS

                                                               AGREED VALUE OF                            COMMON
                                CONTRIBUTION     CASH            CONTRIBUTED           TOTAL            PARTNERSHIP      PERCENTAGE
NAME OF PARTNER                    DATE       CONTRIBUTIONS       PROPERTY          CONTRIBUTIONS          UNITS         INTEREST
GENERAL PARTNER:

AMB Property Corporation (a)     11/26/97      $73,798,710      $1,693,339,826      $1,767,138,536       85,645,102      99.47033%

AMB Property Corporation         12/15/98               $0                  $0                  $0           43,008       0.04995%

AMB Property Corporation         01/20/99         $100,000                  $0            $100,000          100,000       0.11614%

AMB Property Corporation         01/25/99          $26,250                  $0             $26,250            1,250       0.00145%

AMB Property Corporation         02/11/99         $131,250                  $0            $131,250            6,250       0.00726%

AMB Property Corporation         03/05/99          $26,250                  $0             $26,250            1,250       0.00145%

AMB Property Corporation         04/20/99          $26,250                  $0             $26,250            1,250       0.00145%

AMB Property Corporation         04/23/99               $0             $88,290             $88,290            3,600       0.00418%

AMB Property Corporation         05/07/99               $0                  $0                  $0             (932)     -0.00108%

AMB Property Corporation         05/12/99               $0         $10,125,213         $10,125,213          482,153       0.55998%

AMB Property Corporation         05/13/99          $78,750                  $0             $78,750            3,750       0.00436%

AMB Property Corporation         06/04/99          $26,250                  $0             $26,250            1,250       0.00145%

AMB Property Corporation         06/11/99          $13,125                  $0             $13,125              625       0.00073%

AMB Property Corporation         06/30/99          $13,125                  $0             $13,125              625       0.00073%

AMB Property Corporation         07/02/99          $52,500                  $0             $52,500            2,500       0.00290%

AMB Property Corporation         08/03/99               $0            $244,000            $244,000           10,000       0.01161%

AMB Property Corporation         08/06/99         $131,250                  $0            $131,250            6,250       0.00726%

AMB Property Corporation         09/15/99               $0            $840,000            $840,000           40,000       0.04646%

AMB Property Corporation         09/15/99               $0                  $0                  $0             (701)     -0.00081%

AMB Property Corporation         12/10/99        ($198,750)                 $0           ($198,750)         (10,000)     -0.01161%

AMB Property Corporation         12/10/99        ($197,500)                 $0           ($197,500)         (10,000)     -0.01161%

AMB Property Corporation         12/10/99      ($1,657,500)                 $0         ($1,657,500)         (85,000)     -0.09872%

AMB Property Corporation         12/13/99      ($1,950,000)                 $0         ($1,950,000)        (100,000)     -0.11614%

AMB Property Corporation         12/14/99      ($9,500,000)                 $0         ($9,500,000)        (500,000)     -0.58071%

AMB Property Corporation         12/16/99        ($950,000)                 $0           ($950,000)         (50,000)     -0.05807%

AMB Property Corporation         12/16/99      ($1,813,888)                 $0         ($1,813,888)         (96,100)     -0.11161%

AMB Property Corporation         12/17/99        ($937,500)                 $0           ($937,500)         (50,000)     -0.05807%

AMB Property Corporation         12/17/99      ($8,730,150)                 $0         ($8,730,150)        (471,900)     -0.54808%

AMB Property Corporation         12/20/99        ($918,750)                 $0           ($918,750)         (50,000)     -0.05807%

AMB Property Corporation         12/20/99        ($375,950)                 $0           ($375,950)         (20,600)     -0.02393%

AMB Property Corporation         01/07/00     ($28,777,960)                 $0        ($28,777,960)      (1,465,926)     -1.70256%

AMB Property Corporation         02/29/00               $0                  $0                  $0          155,675       0.18080%

AMB Property Corporation         03/31/00         $262,500                  $0            $262,500           12,500       0.01452%

AMB Property Corporations        05/01/00         $105,000                  $0            $105,000            5,000       0.00581%

AMB Property Corporation         05/02/00         $105,000                  $0            $105,000            5,000       0.00581%

AMB Property Corporation         05/03/00          $26,250                  $0             $26,250            1,250       0.00145%

AMB Property Corporation         05/05/00          $52,500                  $0             $52,500            2,500       0.00290%

AMB Property Corporation         05/05/00               $0                  $0                  $0            1,000       0.00116%

AMB Property Corporation         05/10/00          $13,125                  $0             $13,125              625       0.00073%

AMB Property Corporation         05/31/00          $26,250                  $0             $26,250            1,250       0.00145%

AMB Property Corporation         06/09/00         $105,000                  $0            $105,000            5,000       0.00581%

AMB Property Corporation         06/13/00         $254,334                  $0            $254,334           11,790       0.01369%

AMB Property Corporation         07/06/00               $0          $4,774,010          $4,774,010          206,425       0.23975%

AMB Property Corporation         07/14/00         $128,747                  $0            $128,747            6,072       0.00705%

AMB Property Corporation         07/19/00          $52,500                  $0             $52,500            2,500       0.00290%

AMB Property Corporation         07/21/00         $105,000                  $0            $105,000            5,000       0.00581%

AMB Property Corporation         07/26/00         $105,000                  $0            $105,000            5,000       0.00581%

AMB Property Corporation         08/10/00          $26,250                  $0             $26,250            1,250       0.00145%

AMB Property Corporation         08/11/00          $26,250                  $0             $26,250            1,250       0.00145%

AMB Property Corporation         08/25/00         $157,500                  $0            $157,500            7,500       0.00871%

AMB Property Corporation         09/06/00          $31,594                  $0             $31,594            1,500       0.00174%

AMB Property Corporation         09/11/00          $94,500                  $0             $94,500            4,500       0.00523%

AMB Property Corporation         09/12/00           $5,250                  $0              $5,250              250       0.00029%

AMB Property Corporation         09/15/00          $52,500                  $0             $52,500            2,500       0.00290%

AMB Property Corporation         10/01/00               $0                  $0                  $0             (298)     -0.00035%

AMB Property Corporation         11/27/00          $12,600                  $0             $12,600              600       0.00070%

AMB Property Corporation         11/28/00               $0                  $0                  $0            5,000       0.00581%

AMB Property Corporation         11/29/00          $78,750                  $0             $78,750            3,750       0.00436%

AMB Property Corporation         12/01/00               $0                  $0                  $0              622       0.00072%

AMB Property Corporation         12/05/00         $250,250                  $0            $250,250           11,789       0.01369%

AMB Property Corporation         12/06/00          $78,750                  $0             $78,750            3,750       0.00436%

AMB Property Corporation         12/13/00          $12,600                  $0             $12,600              600       0.00070%

AMB Property Corporation         12/15/00          $10,500                  $0             $10,500              500       0.00058%

AMB Property Corporation         01/30/01          $12,446                  $0             $12,446              584       0.00068%

                                   EXHIBIT A

              PARTNERS, CONTRIBUTIONS, AND PARTNERSHIP INTERESTS

                                                               AGREED VALUE OF                            COMMON
                                CONTRIBUTION     CASH            CONTRIBUTED           TOTAL            PARTNERSHIP      PERCENTAGE
NAME OF PARTNER                    DATE       CONTRIBUTIONS       PROPERTY          CONTRIBUTIONS          UNITS         INTEREST
AMB Property Corporation         02/27/01          $46,193                  $0             $46,193            2,053       0.00238%

AMB Property Corporation         02/27/01               $0                  $0                  $0          196,517       0.22824%

AMB Property Corporation         02/28/01         $107,952                  $0            $107,952            4,992       0.00580%

AMB Property Corporation         02/28/01               $0             $36,750             $36,750            1,554       0.00180%

AMB Property Corporation         03/07/01               $0            $872,202            $872,202           37,115       0.04311%

AMB Property Corporation         03/07/01          $13,125                  $0             $13,125              625       0.00073%

AMB Property Corporation         03/08/01         $774,736                  $0            $774,736           36,667       0.04259%

AMB Property Corporation         03/23/01               $0         $11,752,188         $11,752,188          559,268       0.64955%

AMB Property Corporation         04/18/01        ($568,750)                 $0           ($568,750)         (25,000)     -0.02904%

AMB Property Corporation         05/17/01               $0                  $0                  $0            1,000       0.00116%

AMB Property Corporation         05/21/01          $16,800                  $0             $16,800              800       0.00093%

AMB Property Corporation         05/22/01               $0                  $0                  $0           41,204       0.04786%

AMB Property Corporation         06/14/01          $95,586                  $0             $95,586            4,584       0.00532%

AMB Property Corporation         07/01/01               $0                  $0                  $0             (461)     -0.00054%

AMB Property Corporation         07/12/01          $23,520                  $0             $23,520            1,120       0.00130%

AMB Property Corporation         07/13/01           $5,094                  $0              $5,094              250       0.00029%

AMB Property Corporation         07/16/01         $286,424                  $0            $286,424           13,459       0.01563%

AMB Property Corporation         07/26/01          $21,000                  $0             $21,000            1,000       0.00116%

AMB Property Corporation         07/27/01          $14,700                  $0             $14,700              700       0.00081%

AMB Property Corporation         08/02/01          $90,300                  $0             $90,300            4,300       0.00499%

AMB Property Corporation         08/03/01          $11,500                  $0             $11,500              500       0.00058%

AMB Property Corporation         08/08/01           $5,000                  $0              $5,000              250       0.00029%

AMB Property Corporation         08/09/01           $5,775                  $0              $5,775              275       0.00032%

AMB Property Corporation         08/10/01          $78,750                  $0             $78,750            3,750       0.00436%

AMB Property Corporation         08/14/01          $11,406                  $0             $11,406              500       0.00058%

AMB Property Corporation         08/15/01          $31,500                  $0             $31,500            1,500       0.00174%

AMB Property Corporation         08/17/01          $14,063                  $0             $14,063              625       0.00073%

AMB Property Corporation         08/22/01         $420,000                  $0            $420,000           20,000       0.02323%

AMB Property Corporation         09/18/01               $0            $557,838            $557,838           23,700       0.02753%

AMB Property Corporation         09/20/01        ($597,500)                 $0           ($597,500)         (25,000)     -0.02904%

AMB Property Corporation         09/24/01      ($7,087,000)                 $0         ($7,087,000)        (298,400)     -0.34657%

AMB Property Corporation         09/25/01        ($550,780)                 $0           ($550,780)         (23,100)     -0.02683%

AMB Property Corporation         09/26/01      ($7,108,893)                 $0         ($7,108,893)        (301,200)     -0.34982%

AMB Property Corporation         09/27/01      ($5,857,250)                 $0         ($5,857,250)        (250,000)     -0.29036%

AMB Property Corporation         09/28/01        ($236,000)                 $0           ($236,000)         (10,000)     -0.01161%

AMB Property Corporation         10/01/01      ($1,069,350)                 $0         ($1,069,350)         (45,000)     -0.05226%

AMB Property Corporation         10/02/01      ($2,192,275)                 $0         ($2,192,275)         (91,900)     -0.10673%

AMB Property Corporation         10/19/01          $11,406                  $0             $11,406              500       0.00058%

AMB Property Corporation         10/25/01      ($3,515,636)                 $0         ($3,515,636)        (150,000)     -0.17421%

AMB Property Corporation         10/26/01         ($32,550)                 $0            ($32,550)          (1,400)     -0.00163%

AMB Property Corporation         10/29/01      ($4,002,822)                 $0         ($4,002,822)        (171,600)     -0.19930%

AMB Property Corporation         10/31/01               $0                  $0                  $0             (340)     -0.00039%

AMB Property Corporation         11/02/01          $14,258                  $0             $14,258              625       0.00073%

AMB Property Corporation         11/09/01               $0            $337,710            $337,710           13,801       0.01603%

AMB Property Corporation         11/12/01          $10,500                  $0             $10,500              500       0.00058%

AMB Property Corporation         11/16/01          $84,121                  $0             $84,121            4,167       0.00484%

AMB Property Corporation         11/19/01         $105,000                  $0            $105,000            5,000       0.00581%

AMB Property Corporation         11/20/01          $39,375                  $0             $39,375            1,875       0.00218%

AMB Property Corporation         11/23/01           $5,344                  $0              $5,344              250       0.00029%

AMB Property Corporation         11/26/01          $13,125                  $0             $13,125              625       0.00073%

AMB Property Corporation         11/27/01         $105,000                  $0            $105,000            5,000       0.00581%

AMB Property Corporation         11/28/01          $52,500                  $0             $52,500            2,500       0.00290%

AMB Property Corporation         12/05/01         $105,000                  $0            $105,000            5,000       0.00581%

AMB Property Corporation         12/07/01          $77,344                  $0             $77,344            3,125       0.00363%

AMB Property Corporation         12/11/01         $210,000                  $0            $210,000           10,000       0.01161%

AMB Property Corporation         12/17/01           $6,063                  $0              $6,063              250       0.00029%

AMB Property Corporation         12/26/01       $1,346,486                  $0          $1,346,486           64,009       0.07434%

AMB Property Corporation         01/01/02        ($780,067)                 $0           ($780,067)         (29,945)     -0.03478%

AMB Property Corporation         01/02/02          $88,863                  $0             $88,863            4,168       0.00484%

AMB Property Corporation         01/11/02               $0            $266,413            $266,413           10,227       0.01188%

AMB Property Corporation         01/11/02           $5,219                  $0              $5,219              250       0.00029%

AMB Property Corporation         01/29/02         $182,128                  $0            $182,128            8,500       0.00987%

AMB Property Corporation         01/31/02          $53,976                  $0             $53,976            2,496       0.00290%

AMB Property Corporation         02/01/02               $0            $634,825            $634,825           25,884       0.03006%

AMB Property Corporation         02/06/02          $53,275                  $0             $53,275            2,501       0.00290%

AMB Property Corporation         02/12/02          $38,746                  $0             $38,746            1,917       0.00223%

                                   EXHIBIT A

               PARTNERS, CONTRIBUTIONS, AND PARTNERSHIP INTERESTS

                                                               AGREED VALUE OF                            COMMON
                                CONTRIBUTION     CASH            CONTRIBUTED           TOTAL            PARTNERSHIP      PERCENTAGE
NAME OF PARTNER                    DATE       CONTRIBUTIONS       PROPERTY          CONTRIBUTIONS          UNITS         INTEREST

AMB Property Corporation         02/26/02               $0                  $0                  $0          194,585       0.22600%

AMB Property Corporation         02/27/02          $28,750                  $0             $28,750            1,250       0.00145%

AMB Property Corporation         02/27/02               $0                  $0                  $0            1,500       0.00174%

AMB Property Corporation         03/06/02          $13,125                  $0             $13,125              625       0.00073%

AMB Property Corporation         03/13/02          $70,000                  $0             $70,000            3,000       0.00348%

AMB Property Corporation         03/14/02         $210,000                  $0            $210,000           10,000       0.01161%

AMB Property Corporation         03/15/02          $98,805                  $0             $98,805            4,834       0.00561%

AMB Property Corporation         03/18/02          $25,547                  $0             $25,547            1,250       0.00145%

AMB Property Corporation         04/11/02          $10,313                  $0             $10,313              500       0.00058%

AMB Property Corporation         04/12/02       $2,045,067                  $0          $2,045,067           96,084       0.11159%

AMB Property Corporation         04/15/02         $439,101                  $0            $439,101           20,522       0.02383%

AMB Property Corporation         04/17/02         $358,965                  $0            $358,965           16,667       0.01936%

AMB Property Corporation         04/22/02         $102,508                  $0            $102,508            4,167       0.00484%

AMB Property Corporation         04/30/02           $5,844                  $0              $5,844              250       0.00029%

AMB Property Corporation         05/01/02          $24,451                  $0             $24,451            1,084       0.00126%

AMB Property Corporation         05/02/02         $115,375                  $0            $115,375            5,500       0.00639%

AMB Property Corporation         05/28/02         $237,098                  $0            $237,098           10,834       0.01258%

AMB Property Corporation         05/30/02               $0                  $0                  $0            7,987       0.00928%

AMB Property Corporation         06/01/02               $0                  $0                  $0           (1,445)     -0.00168%

AMB Property Corporation         06/03/02         $119,063                  $0            $119,063            5,625       0.00653%

AMB Property Corporation         06/04/02         $346,298                  $0            $346,298           15,000       0.01742%

AMB Property Corporation         06/05/02           $2,100                  $0              $2,100              100       0.00012%

AMB Property Corporation         06/06/02          $50,400                  $0             $50,400            2,400       0.00279%

AMB Property Corporation         06/07/02          $36,750                  $0             $36,750            1,750       0.00203%

AMB Property Corporation         06/11/02          $28,672                  $0             $28,672            1,250       0.00145%

AMB Property Corporation         06/12/02         $123,000                  $0            $123,000            5,000       0.00581%

AMB Property Corporation         06/15/02               $0                  $0                  $0             (700)     -0.00081%

AMB Property Corporation         07/05/02               $0          $1,844,967          $1,844,967           86,529       0.10050%

AMB Property Corporation         07/11/02          $37,626                  $0             $37,626            1,584       0.00184%

AMB Property Corporation         07/24/02          $39,900                  $0             $39,900            1,900       0.00221%

AMB Property Corporation         07/25/02      ($1,752,651)                 $0         ($1,752,651)         (65,000)     -0.07549%

AMB Property Corporation         07/26/02      ($6,565,737)                 $0         ($6,565,737)        (246,900)     -0.28676%

AMB Property Corporation         07/29/02      ($2,574,390)                 $0         ($2,574,390)        (100,000)     -0.11614%

AMB Property Corporation         07/30/02          $37,126                  $0             $37,126            1,584       0.00184%

AMB Property Corporation         07/30/02        ($559,643)                 $0           ($559,643)         (21,300)     -0.02474%

AMB Property Corporation         08/01/02       $2,730,000                  $0          $2,730,000          130,000       0.15099%

AMB Property Corporation         08/01/02               $0                  $0                  $0             (300)     -0.00035%

AMB Property Corporation         08/07/02          $10,250                  $0             $10,250              500       0.00058%

AMB Property Corporation         08/08/02         $210,000                  $0            $210,000           10,000       0.01161%

AMB Property Corporation         08/09/02           $9,906                  $0              $9,906              500       0.00058%

AMB Property Corporation         08/20/02           $5,453                  $0              $5,453              250       0.00029%

AMB Property Corporation         08/26/02         $630,000                  $0            $630,000           30,000       0.03484%

AMB Property Corporation         08/27/02          $59,757                  $0             $59,757            2,273       0.00264%

AMB Property Corporation         08/29/02       $1,071,000                  $0          $1,071,000           51,000       0.05923%

AMB Property Corporation         08/30/02       $1,066,141                  $0          $1,066,141           50,584       0.05875%

AMB Property Corporation         09/06/02           $5,344                  $0              $5,344              250       0.00029%

AMB Property Corporation         09/09/02          $43,066                  $0             $43,066            2,083       0.00242%

AMB Property Corporation         09/13/02       $1,093,980                  $0          $1,093,980           49,444       0.05743%

AMB Property Corporation         09/30/02               $0                  $0                  $0             (734)     -0.00085%

AMB Property Corporation         10/04/02          $17,248                  $0             $17,248              700       0.00081%

AMB Property Corporation         10/16/02     ($15,385,933)                 $0        ($15,385,933)        (614,700)     -0.71393%

AMB Property Corporation         10/17/02      ($7,103,024)                 $0         ($7,103,024)        (268,700)     -0.31207%

AMB Property Corporation         10/18/02      ($2,073,576)                 $0         ($2,073,576)         (78,200)     -0.09082%

AMB Property Corporation         10/21/02          $36,960                  $0             $36,960            1,500       0.00174%

AMB Property Corporation         10/21/02      ($3,837,636)                 $0         ($3,837,636)        (145,200)     -0.16864%

AMB Property Corporation         10/25/02          ($5,296)                 $0             ($5,296)            (200)     -0.00023%

AMB Property Corporation         10/28/02          $18,480                  $0             $18,480              750       0.00087%

AMB Property Corporation         10/28/02      ($2,269,640)                 $0         ($2,269,640)         (86,100)     -0.10000%

AMB Property Corporation         11/14/02          $34,219                  $0             $34,219            1,500       0.00174%

AMB Property Corporation         11/20/02          $11,000                  $0             $11,000              500       0.00058%

AMB Property Corporation         11/25/02      $16,635,272)                 $0        ($16,635,292)        (625,900)     -0.72694%

AMB Property Corporation         11/26/02      ($4,031,790)                 $0         ($4,031,790)        (151,700)     -0.17619%

AMB Property Corporation         11/27/02      ($1,081,806)                 $0         ($1,081,806)         (40,700)     -0.04727%

AMB Property Corporation         11/29/02          $19,712                  $0             $19,712              800       0.00093%

AMB Property Corporation         11/29/02      ($5,497,184)                 $0         ($5,497,184)        (207,000)     -0.24041%

AMB Property Corporation         12/02/02           $6,073                  $0              $6,073              250       0.00029%

                                   EXHIBIT A

               PARTNERS, CONTRIBUTIONS, AND PARTNERSHIP INTERESTS

                                                               AGREED VALUE OF                            COMMON
                                CONTRIBUTION     CASH            CONTRIBUTED           TOTAL            PARTNERSHIP      PERCENTAGE
NAME OF PARTNER                    DATE       CONTRIBUTIONS       PROPERTY          CONTRIBUTIONS          UNITS         INTEREST
AMB Property Corporation         12/03/02          $12,183                  $0             $12,183               500      0.00058%

AMB Property Corporation         01/08/03          $24,600                  $0             $24,600             1,000      0.00116%

AMB Property Corporation         01/16/03          $11,688                  $0             $11,688               500      0.00058%

AMB Property Corporation         01/23/03          $33,632                  $0             $33,632             1,666      0.00193%

AMB Property Corporation         01/23/03      ($9,114,230)                 $0         ($9,114,230)         (350,000)    -0.40650%

AMB Property Corporation         01/24/03      ($3,914,564)                 $0         ($3,914,564)         (150,000)    -0.17421%

AMB Property Corporation         01/27/03      ($5,236,412)                 $0         ($5,236,412)         (200,400)    -0.23275%

AMB Property Corporation         01/28/03      ($2,296,872)                 $0         ($2,296,872)          (87,400)    -0.10151%

AMB Property Corporation         01/30/03         $312,508                  $0            $312,508            14,167      0.01645%

AMB Property Corporation         01/31/03           $5,703                  $0              $5,703               250      0.00029%

AMB Property Corporation         02/03/03          $18,218                  $0             $18,218               750      0.00087%

AMB Property Corporation         02/13/03               $0                  $0                  $0           253,662      0.29461%

AMB Property Corporation         02/19/03         $210,000                  $0            $210,000            10,000      0.01161%

AMB Property Corporation         02/24/03          $11,250                  $0             $11,250               500      0.00058%

AMB Property Corporation         02/26/03           $5,703                  $0              $5,703               250      0.00029%

AMB Property Corporation         02/28/03          $86,235                  $0             $86,235             4,000      0.00465%

AMB Property Corporation         03/14/03         $434,625                  $0            $434,625            20,584      0.02391%

AMB Property Corporation         03/31/03          $23,875                  $0             $23,875             1,000      0.00116%

AMB Property Corporation         04/03/03          $12,156                  $0             $12,156               500      0.00058%

AMB Property Corporation         04/16/03           $5,156                  $0              $5,156               250      0.00029%

AMB Property Corporation         05/09/03           $6,028                  $0              $6,028               250      0.00029%

AMB Property Corporation         05/12/03          $23,000                  $0             $23,000             1,000      0.00116%

AMB Property Corporation         05/15/03       $1,173,889                  $0          $1,173,889            49,351      0.05732%

AMB Property Corporation         05/20/03         $105,000                  $0            $105,000             5,000      0.00581%

AMB Property Corporation         05/22/03         $315,000                  $0            $315,000            15,000      0.01742%

AMB Property Corporation         05/22/03               $0                  $0                  $0             8,958      0.01040%

AMB Property Corporation         05/28/03          $63,000                  $0             $63,000             3,000      0.00348%

AMB Property Corporation         06/02/03         $894,708                  $0            $894,708            42,139      0.04894%

AMB Property Corporation         06/03/03           $4,953                  $0              $4,953               250      0.00029%

AMB Property Corporation         06/05/03          $52,500                  $0             $52,500             2,500      0.00290%

AMB Property Corporation         06/09/03          $43,825                  $0             $43,825             1,667      0.00194%

AMB Property Corporation         06/11/03         $102,837                  $0            $102,837             4,251      0.00494%

AMB Property Corporation         06/13/03          $41,063                  $0             $41,063             1,800      0.00209%

AMB Property Corporation         06/27/03          $73,881                  $0             $73,881             3,434      0.00399%

AMB Property Corporation         07/02/03         $329,063                  $0            $329,063            15,000      0.01742%

AMB Property Corporation         07/15/03          $23,156                  $0             $23,156             1,000      0.00116%

AMB Property Corporation         07/25/03         $105,000                  $0            $105,000             5,000      0.00581%
                                               -----------       -------------       -------------        -----------    --------
TOTAL GENERAL PARTNER                          (81,997,760)      1,725,714,232       1,643,716,452        81,480,915     94.60955%

                                   EXHIBIT A

               PARTNERS, CONTRIBUTIONS, AND PARTNERSHIP INTERESTS

                                                                         AGREED VALUE OF                       COMMON
                                          CONTRIBUTION     CASH           CONTRIBUTED         TOTAL          PARTNERSHIP  PERCENTAGE
NAME OF PARTNER                              DATE       CONTRIBUTIONS      PROPERTY        CONTRIBUTIONS       UNITS      INTEREST
LIMITED PARTNERS:

David Brown                                 11/26/97         $0           $1,150,359        $1,150,359        54,779       0.06362%

Daniel Sarhad                               11/26/97         $0               $6,174            $6,174           294       0.00034%

Craig Duncan                                11/26/97         $0             $216,447          $216,447        10,307       0.01197%

GP Met Phase I                              11/26/97         $0           $1,774,164        $1,774,164        84,484       0.09812%

GP Met 4 & 12                               11/26/97         $0           $1,486,212        $1,486,212        70,772       0.08220%

Holbrook W. Goodale 54 Trust                11/26/97         $0           $1,118,754        $1,118,754        53,274       0.06187%

Charles R. Wichman 54 Trust                 11/26/97         $0           $1,118,754        $1,118,754        53,274       0.06187%

Frederick B. Wichman 54 Trust               11/26/97         $0           $1,118,754        $1,118,754        53,274       0.06187%

Holbrook W. Goodale 57 Trust                11/26/97         $0           $3,919,734        $3,919,734       186,654       0.21678%

Charles R. Wichman 57 Trust                 11/26/97         $0           $3,919,734        $3,919,734       186,654       0.21678%

Frederick B. Wichman 57 Trust               11/26/97         $0           $3,919,734        $3,919,734       186,654       0.21678%

Holbrook W. Goodale 58 Trust                11/26/97         $0           $3,919,734        $3,919,734       186,654       0.21678%

Charles R. Wichman 58 Trust                 11/26/97         $0           $3,919,734        $3,919,734       186,654       0.21678%

Frederick B. Wichman 58 Trust               11/26/97         $0           $3,919,734        $3,919,734       186,654       0.21678%

Allmerica                                   11/26/97         $0          $11,752,188       $11,752,188       559,628       0.64997%

Gamble                                      11/26/97         $0          $10,125,213       $10,125,213       482,153       0.55998%

Campanelli Investment Properties (b)        03/30/98         $0          $12,435,871       $12,435,871       517,547       0.60109%

Campanelli Enterprises (c)                  03/30/98         $0          $10,334,678       $10,334,678       438,110       0.50883%

Steve Liefschultz                           03/31/98         $0           $1,990,798        $1,990,798        81,174       0.09428%

Stephen M. Vincent                          03/31/98         $0             $634,825          $634,825        25,884       0.03006%

Alan Wilensky                               03/31/98         $0             $266,073          $266,073        10,849       0.01260%

Craig Gagnon                                03/31/98         $0             $806,404          $806,404        32,880       0.03819%

Seefried Properties, Inc.                   06/04/98         $0              $61,250           $61,250         2,590       0.00301%

Monique Brouillet Seefried                  06/04/98         $0             $660,275          $660,275        27,916       0.03242%

Robert S. Rakusin                           06/04/98         $0             $319,725          $319,725        13,518       0.01570%

Gerald L. Daws                              06/04/98         $0             $147,000          $147,000         6,215       0.00722%

Thomas Ellis                                06/04/98         $0              $36,750           $36,750         1,554       0.00180%

James E. Hayes as trustee of the James
  E. Hayes Living Trust under Agreement
  dated August 22, 1995                     06/30/98         $0             $580,747          $580,747        23,801       0.02764%

Lawrence J. Hayes                           06/30/98         $0             $580,747          $580,747        23,801       0.02764%

Lincoln Property Company No. 238 Ltd.       09/24/98         $0           $8,320,955        $8,320,955       353,520       0.41059%

Lincoln Property Company No. 287, LTD       09/24/98         $0           $2,760,957        $2,760,957       117,300       0.13624%

Lincoln Property Company No. 355, LTD       09/24/98         $0             $739,600          $739,600        31,422       0.03649%

Lincoln Property Company No. 440, LTD       09/24/98         $0             $767,640          $767,640        32,614       0.03788%

Lincoln Property Company No. 1179           09/24/98         $0           $3,883,230        $3,883,230       164,981       0.19161%

Alan Wilensky                               12/31/98         $0             ($44,145)         ($44,145)       (1,800)     -0.00209%

Julie H. Wilensky                           12/31/98         $0              $22,073           $22,073           900       0.00105%

Constance J. Wilensky                       12/31/98         $0              $22,073           $22,073           900       0.00105%

Alan Wilensky                               01/31/99         $0             ($44,145)         ($44,145)       (1,800)     -0.00209%

Julie H. Wilensky                           01/31/99         $0              $22,073           $22,073           900       0.00105%

Constance J. Wilensky                       01/31/99         $0              $22,073           $22,073           900       0.00105%

William H. Winstead III                     02/09/99         $0               $2,376            $2,376            99       0.00011%

Donald A. Manekin                           02/09/99         $0               $4,056            $4,056           169       0.00020%

Bernard Manekin                             02/09/99         $0               $2,808            $2,808           117       0.00014%

Harold Manekin                              02/09/99         $0               $2,592            $2,592           108       0.00013%

Vivian Manekin                              02/09/99         $0                 $144              $144             6       0.00001%

Francine U. Manekin                         02/09/99         $0                 $144              $144             6       0.00001%

RA & DM, Inc.                               02/09/99         $0                  $96               $96             4       0.00000%

RA & FM, Inc.                               02/09/99         $0                 $888              $888            37       0.00004%

Richard M. Alter                            02/09/99         $0               $7,080            $7,080           295       0.00034%

Robert Manekin                              02/09/99         $0               $1,080            $1,080            45       0.00005%

Richard P. Manekin                          02/09/99         $0               $1,536            $1,536            64       0.00007%

Charles H. Manekin                          02/09/99         $0                 $672              $672            28       0.00003%

Louis C. LaPenna                            02/09/99         $0                 $432              $432            18       0.00002%

Sandye Manekin Sirota                       02/09/99         $0                 $912              $912            38       0.00004%

Julie H. Wilensky                           04/23/99         $0             ($44,145)         ($44,145)       (1,800)     -0.00209%

Constance J. Wilensky                       04/23/99         $0             ($44,145)         ($44,145)       (1,800)     -0.00209%

William H. Winstead III                     04/30/99         $0             $888,379          $888,379        37,016       0.04299%

Donald A. Manekin                           04/30/99         $0           $1,479,701        $1,479,701        61,654       0.07161%

Bernard Manekin                             04/30/99         $0           $1,046,686        $1,046,686        43,612       0.05065%

Harold Manekin                              04/30/99         $0             $966,601          $966,601        40,275       0.04678%

Vivian Manekin                              04/30/99         $0              $55,873           $55,873         2,328       0.00270%

Francine U. Manekin                         04/30/99         $0              $55,873           $55,873         2,328       0.00270%

RA & DM, Inc.                               04/30/99         $0              $93,122           $93,122         3,880       0.00451%

                                   EXHIBIT A
                PARTNERS, CONTRIBUTORS, AND PARTNERSHIP INTERESTS


                                                                           AGREED VALUE OF                     COMMON
                                              CONTRIBUTION     CASH          CONTRIBUTED         TOTAL       PARTNERSHIP  PERCENTAGE
NAME OF PARTNER                                  DATE       CONTRIBUTIONS     PROPERTY       CONTRIBUTIONS     UNITS      INTEREST
RA & FM, Inc.                                  04/30/99         $0           $121,732          $121,732         5,072      0.00589%

Richard M. Alter                               04/30/99         $0         $2,777,815        $2,777,815       115,742      0.13443%

Robert Manekin                                 04/30/99         $0           $569,904          $569,904        23,746      0.02758%

Richard P. Manekin                             04/30/99         $0           $569,904          $569,904        23,746      0.02758%

Charles H. Manekin                             04/30/99         $0           $246,772          $246,772        10,282      0.01194%

Louis C. LaPenna                               04/30/99         $0           $159,238          $159,238         6,635      0.00771%

Sandye Manekin Sirota                          04/30/99         $0           $343,618          $343,618        14,317      0.01663%

Gamble                                         05/12/99         $0       ($10,125,213)     ($10,125,213)     (482,153)    -0.55998%

Campanelli Investment Properties, LLC          05/21/99         $0           $450,811          $450,811        18,638      0.02165%

CBDV Investors, L.L.C.                         05/26/99         $0         $5,000,000        $5,000,000       212,766      0.24711%

Gerald L. Daws                                 06/04/99         $0          ($147,000)        ($147,000)       (6,215)    -0.00722%

CBDV Investors, L.L.C.                         07/30/99         $0        ($5,000,000)      ($5,000,000)     (212,766)    -0.24711%

Tiger Lafayette, L.L.C.                        07/30/99         $0         $3,255,596        $3,255,596       138,536      0.16090%

Divco Western Commercial, L.L.C.               07/30/99         $0           $872,202          $872,202        37,115      0.04311%

ICCL East, L.L.C.                              07/30/99         $0           $872,202          $872,202        37,115      0.04311%

Lawrence J. Hayes                              08/03/99         $0          ($244,000)        ($244,000)      (10,000)    -0.01161%

GP Met 4 & 12                                  09/15/99         $0          ($840,000)        ($840,000)      (40,000)    -0.04646%

Lincoln Property Company No. 238 Ltd.          09/30/99         $0               $282              $282            12      0.00001%

Lincoln Property Company No. 287, Ltd          09/30/99         $0            $26,668           $26,668         1,133      0.00132%

Lincoln Property Company No. 355, Ltd.         09/30/99         $0            $45,780           $45,780         1,945      0.00226%

Lincoln Property Company No. 440, Ltd.         09/30/99         $0            $10,639           $10,639           452      0.00052%

Lincoln Property Company No. 1179              09/30/99         $0             $2,354            $2,354           100      0.00012%

Lincoln Property Company No. 238 Ltd.          09/30/99         $0        ($8,321,259)      ($8,321,259)     (353,532)    -0.41060%

Lincoln Property Company No. 287, Ltd          09/30/99         $0        ($2,508,862)      ($2,508,862)     (106,590)    -0.12380%

Lincoln Property Company No. 355, Ltd.         09/30/99         $0          ($765,722)        ($765,722)      (32,532)    -0.03778%

Lincoln Property Company No. 440, Ltd.         09/30/99         $0          ($762,733)        ($762,733)      (32,405)    -0.03764%

Lincoln Property Company No. 1179              09/30/99         $0        ($3,613,595)      ($3,613,595)     (153,525)    -0.17831%

Mack Pogue                                     09/30/99         $0            $98,834           $98,834         4,199      0.00488%

Edgar M. Thrift, Jr.                           09/30/99         $0         $2,006,831        $2,006,831        85,261      0.09902%

Preston Butcher                                09/30/99         $0         $6,539,424        $6,539,424       277,830      0.32268%

Gary J. Rossi                                  09/30/99         $0           $112,933          $112,933         4,798      0.00557%

Stuart L. Leeder                               09/30/99         $0            $46,698           $46,698         1,984      0.00230%

Mack Pogue Inc.                                09/30/99         $0         $5,073,438        $5,073,438       215,547      0.25034%

Edward D. O'Brien                              09/30/99         $0           $743,761          $743,761        31,599      0.03670%

David Brent Pogue                              09/30/99         $0         $1,350,252        $1,350,252        57,366      0.06663%

Lincoln Property Company No. 287, Ltd.         11/30/99         $0          ($278,763)        ($278,763)      (11,843)    -0.01375%

Lincoln Property Company No. 355, Ltd.         11/30/99         $0           ($19,658)         ($19,658)         (835)    -0.00097%

Lincoln Property Company No. 440, Ltd.         11/30/99         $0           ($15,546)         ($15,546)         (661)    -0.00077%

Lincoln Property Company No. 1179              11/30/99         $0          ($271,989)        ($271,989)      (11,556)    -0.01342%

Douglas D. Abbey                               01/07/00         $0                 $0                $0       312,071      0.36245%

Luis A. Belmonte (Trust)                       01/07/00         $0                 $0                $0        37,013      0.04299%

T. Robert Burke                                01/07/00         $0                 $0                $0       235,506      0.27352%

S. Davis Carniglia                             01/07/00         $0                 $0                $0        62,366      0.07243%

John H. Diserens                               01/07/00         $0                 $0                $0        78,988      0.09174%

Bruce H. Freedman                              01/07/00         $0                 $0                $0        25,868      0.03004%

Jean C. Hurley                                 01/07/00         $0                 $0                $0        32,206      0.03740%

Barbara J. Linn (Trust)                        01/07/00         $0                 $0                $0        56,028      0.06507%

Hamid R. Moghadam                              01/07/00         $0                 $0                $0       388,126      0.45078%

Craig A. Severance                             01/07/00         $0                 $0                $0        91,158      0.10587%

W. Blake Baird                                 01/07/00         $0                 $0                $0        25,569      0.02970%

Steven J. Callaway                             01/07/00         $0                 $0                $0         5,114      0.00594%

Steve E. Campbell                              01/07/00         $0                 $0                $0         3,409      0.00396%

Michael A. Coke                                01/07/00         $0                 $0                $0         8,439      0.00980%

Martin J. Coyne                                01/07/00         $0                 $0                $0         3,409      0.00396%

David G. Doyno                                 01/07/00         $0                 $0                $0         3,409      0.00396%

David S. Fries                                 01/07/00         $0                 $0                $0        15,257      0.01772%

Kent D. Greenawalt                             01/07/00         $0                 $0                $0         5,114      0.00594%

Jane L. Harris                                 01/07/00         $0                 $0                $0         6,818      0.00792%

Carlie P. Headapohl                            01/07/00         $0                 $0                $0         3,409      0.00396%

Tyler W. Higgins (Trust)                       01/07/00         $0                 $0                $0         6,818      0.00792%

Steven T. Kimball                              01/07/00         $0                 $0                $0         3,409      0.00396%

John T. Meyer                                  01/07/00         $0                 $0                $0         5,114      0.00594%

John T. Roberts, Jr                            01/07/00         $0                 $0                $0         8,439      0.00980%

John L. Rossi                                  01/07/00         $0                 $0                $0         3,409      0.00396%

Cynthia J. Sarver                              01/07/00         $0                 $0                $0         3,409      0.00396%

Christine G. Schadlich                         01/07/00         $0                 $0                $0         6,733      0.00782%

                                   EXHIBIT A
               PARTNERS, CONTRIBUTORS, AND PARTNERSHIP INTERESTS


                                                                           AGREED VALUE OF                    COMMON
                                             CONTRIBUTION     CASH          CONTRIBUTED         TOTAL       PARTNERSHIP   PERCENTAGE
NAME OF PARTNER                                 DATE       CONTRIBUTIONS     PROPERTY       CONTRIBUTIONS      UNITS       INTEREST

Andrew N. Singer                               01/07/00        $0                  $0                $0         5,114       0.00594%

Gayle P. Starr                                 01/07/00        $0                  $0                $0         5,114       0.00594%

William Steinberg                              01/07/00        $0                  $0                $0         6,818       0.00792%

K.C. Swartzel                                  01/07/00        $0                  $0                $0         6,818       0.00792%

Celia M. Tanaka                                01/07/00        $0                  $0                $0         3,409       0.00396%

Janice G. Thacher                              01/07/00        $0                  $0                $0         2,045       0.00238%

GP Met 4 +12                                   07/06/00        $0           ($646,212)        ($646,212)      (30,772)     -0.03574%

ICCL East, L.L.C.                              07/06/00        $0           ($872,202)        ($872,202)      (37,115)     -0.04311%

Tiger Lafayette, L.L.C.                        07/06/00        $0         ($3,255,596)      ($3,255,596)     (138,536)     -0.16090%

AFCO Cargo DFW Limited Partnership             11/07/00        $0          $1,046,849        $1,046,849        44,523       0.05171%

WEST*PAC Limited Partnership                   11/07/00        $0            $134,609          $134,609         5,725       0.00665%

AFCO Cargo SEA  Limited Partnership            11/07/00        $0          $1,046,848        $1,046,848        44,523       0.05171%

Campanelli Investment Properties, LLC          11/09/00        $0           ($798,804)        ($798,804)      (34,046)     -0.03954%

Thomas Ellis                                   02/28/01        $0            ($36,750)         ($36,750)       (1,554)     -0.00180%

Divco Western Commercial, L.L.C.               03/07/01        $0           ($872,202)        ($872,202)      (37,115)     -0.04311%

Allmerica                                      03/23/01        $0        ($11,752,188)     ($11,752,188)     (559,628)     -0.64997%

Campanelli Investment Properties, LLC          08/17/01        $0         ($1,597,608)      ($1,597,608)      (68,092)     -0.07908%

Joseph Campanelli                              08/17/01        $0            $798,804          $798,804        34,046       0.03954%

Nicholas Campanelli                            08/17/01        $0            $798,804          $798,804        34,046       0.03954%

Joseph Campanelli                              08/17/01        $0           ($798,804)        ($798,804)      (34,046)     -0.03954%

Nicholas Campanelli                            08/17/01        $0           ($798,804)        ($798,804)      (34,046)     -0.03954%

Campanelli Investment Properties, LLC          09/07/01        $0         ($8,494,501)      ($8,494,501)     (362,046)     -0.42049%

Joseph Campanelli                              09/07/01        $0          $1,923,924        $1,923,924        82,000       0.09524%

Nicholas Campanelli                            09/07/01        $0          $1,923,924        $1,923,924        82,000       0.09524%

Alfred Campanelli Revocable Holding Trust      09/07/01        $0          $2,722,729        $2,722,729       116,046       0.13478%

Trust B u/w Michael Campanelli                 09/07/01        $0          $1,923,924        $1,923,924        82,000       0.09524%

Joseph Campanelli                              09/07/01        $0         ($1,818,750)      ($1,818,750)      (75,000)     -0.08711%

Nicholas Campanelli                            09/07/01        $0         ($1,818,750)      ($1,818,750)      (75,000)     -0.08711%

Edward D. O'Brien                              09/18/01        $0           ($557,838)        ($557,838)      (23,700)     -0.02753%

Lawrence J. Hayes                              11/09/01        $0           ($337,710)        ($337,710)      (13,801)     -0.01603%

Trust B u/w Michael Campanelli                 11/16/01        $0           ($121,900)        ($121,900)       (5,000)     -0.00581%

William Steinberg                              01/11/02        $0           ($177,609)        ($177,609)       (6,818)     -0.00792%

Celia M. Tanaka                                01/11/02        $0            ($88,804)         ($88,804)       (3,409)     -0.00396%

Stephen M. Vincent                             02/01/02        $0           ($634,825)        ($634,825)      (25,884)     -0.03006%

Campanelli Enterprises                         03/29/02        $0        ($10,334,678)     ($10,334,678)     (438,110)     -0.50883%

Joseph Campanelli                              03/29/02        $0          $2,325,302        $2,325,302        98,575       0.11449%

Nicholas Campanelli                            03/29/02        $0          $2,325,302        $2,325,302        98,575       0.11449%

Alfred Campanelli Revocable Holding Trust      03/29/02        $0          $2,325,302        $2,325,302        98,575       0.11449%

Robert DeMarco                                 03/29/02        $0          $2,325,302        $2,325,302        98,575       0.11449%

Ronald Campanelli                              03/29/02        $0          $1,033,468        $1,033,468        43,810       0.05088%

Janice G. Thacher                              07/05/02        $0            ($70,803)         ($70,803)       (2,045)     -0.00238%

GP Met Phase I-95, Ltd.                        07/05/02        $0         ($1,774,164)      ($1,774,164)      (84,484)     -0.09812%

AFCO Cargo DFW Limited Partnership             04/16/03        $0           ($320,644)        ($320,644)      (11,524)     -0.01338%

Alfred Campanelli Revocable Holding Trust      07/25/03        $0         ($5,816,229)      ($5,816,229)     (214,621)     -0.24927%
                                                         -----------    -------------     -------------    ----------         -----
TOTAL LIMITED PARTNERS                                         $0         $70,477,773       $70,477,773     4,620,242       5.36606%
                                                         -----------    -------------     -------------    ----------         -----
TOTAL GENERAL PARTNER AND LIMITED PARTNERS               (81,997,760)   1,796,192,005     1,714,194,225    86,101,157         100.0%
                                                         ===========    =============     =============    ==========         =====


(a) Excludes 229,411 of Sub OP and Long Gate LLC shares/units and preferred partnership units.

(b)   Includes 934 units reserved.

(c)   Includes 8,268 units reserved.


RECONCILIATION:

Total Units per above                                                                                      86,101,157

Plus Sub OP & Long Gate LLC shares/units excluded (a)                                                         229,411

Total Shares & Units as of 07/25/03                                                                        86,330,568

(d)   Excludes 204,067 common limited partnership units of IMD Holding
      Corporation.

                                    EXHIBIT A

               PARTNERS, CONTRIBUTIONS, AND PARTNERSHIP INTERESTS

II. SERIES B PREFERRED UNITS

                                                                    Agreed Value
                                      Contribution      Cash       of Contributed       Total        Partnership       Percentage
Name of Partner                           Date      Contributions     Property      Contributions       Units           Interest
-----------------------------------   ------------  -------------  --------------   -------------    -----------       -----------
LIMITED PARTNER:

Greene Street 1998 Exchange             11/12/98     $65,000,000     $         0     $65,000,000       1,300,000         100.00000%
Fund, L.P.

Goldman Sachs 1998 Exchange              1/1/02               --              --              --      (1,300,000)       (100.00000%)
Place Fund, L.P. (f/k/a Greene
Street 1998 Exchange Fund, L.P.)

GSEP 1998 Realty Corp.                   1/1/02               --              --              --       1,300,000         100.00000%
                                                     -----------     -----------     -----------     -----------       -----------

     TOTAL SERIES B PREFERRED UNITS                  $65,000,000     $         0     $65,000,000       1,300,000         100.00000%
                                                     ===========     ===========     ===========     ===========       ===========

III. SERIES J PREFERRED UNITS

                                                                    Agreed Value
                                      Contribution      Cash       of Contributed       Total        Partnership       Percentage
Name of Partner                           Date      Contributions     Property      Contributions       Units           Interest
-----------------------------------   ------------  -------------  --------------   -------------    -----------       -----------
LIMITED PARTNER:

GSEP 2001 Realty Corp.                  8/21/01      $40,000,000     $         0     $40,000,000         800,000         100.00000%
                                                     -----------     -----------     -----------     -----------       -----------

     TOTAL SERIES J PREFERRED UNITS                  $40,000,000     $         0     $40,000,000         800,000         100.00000%
                                                     ===========     ===========     ===========     ===========       ===========

IV. SERIES K PREFERRED UNITS

                                                                    Agreed Value
                                      Contribution      Cash       of Contributed       Total        Partnership       Percentage
Name of Partner                           Date      Contributions     Property      Contributions       Units           Interest
-----------------------------------   ------------  -------------  --------------   -------------    -----------       -----------
LIMITED PARTNER:

GSEP 2002 Realty Corp.                  4/17/02      $40,000,000     $         0     $40,000,000         800,000               100%
                                                     -----------     -----------     -----------     -----------       -----------

     TOTAL SERIES K PREFERRED UNITS                  $40,000,000     $         0     $40,000,000         800,000               100%
                                                     ===========     ===========     ===========     ===========       ===========

V. SERIES L PREFERRED UNITS

                                                                    Agreed Value
                                      Contribution      Cash       of Contributed       Total        Partnership       Percentage
Name of Partner                           Date      Contributions     Property      Contributions       Units           Interest
-----------------------------------   ------------  -------------  --------------   -------------    -----------       -----------
GENERAL PARTNER:

AMB Property Corporation                6/23/03      $48,425,000     $         0     $48,425,000       2,000,000         100.00000%
                                                     -----------     -----------     -----------     -----------       -----------

     TOTAL SERIES L PREFERRED UNITS                  $48,425,000     $         0     $48,425,000       2,000,000         100.00000%
                                                     ===========     ===========     ===========     ===========       ===========

                                    EXHIBIT B

                              NOTICE OF REDEMPTION

            The undersigned hereby [irrevocably] (i) exchanges ------------ Limited Partnership Units in AMB Property, L.P. in accordance with the terms of the Limited Partnership Agreement of AMB Property, L.P. dated as of -----------------, as amended, and the rights of Redemption referred to therein,
(ii) surrenders such Limited Partnership Units and all right, title and interest therein and (iii) directs that the cash (or, if applicable, REIT Shares) deliverable upon Redemption or exchange be delivered to the address specified below, and if applicable, that such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:
       -------------------------
       Name of Limited Partner:

                                               ---------------------------------
                                               (Signature of Limited Partner)

                                               ---------------------------------
                                               (Street Address)

                                               ---------------------------------
                                               (City) (State) (Zip Code)



                                               Signature Guaranteed by:


                                               ---------------------------------

Issue REIT Shares in the name of:

Please insert social security or identifying number:

Address (if different than above):

                                    EXHIBIT C

                        CONSTRUCTIVE OWNERSHIP DEFINITION

            The term "Constructively Owns" means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. Generally, these rules provide the following:

      a. an individual is considered as owning the Ownership Interest that is owned, actually or constructively, by or for his spouse, his children, his grandchildren, and his parents;

      b. an Ownership Interest that is owned, actually or constructively, by or for a partnership, limited liability company or estate is considered as owned proportionately by its partners, members or beneficiaries;

      c. an Ownership Interest that is owned, actually or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a "grantor trust" the Ownership Interest will be considered as owned by the grantors);

      d. if ten percent (10%) or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;

      e. an Ownership Interest that is owned, actually or constructively, by or for a partner or member which actually or constructively owns a 25% or greater capital interest or profits interest in a partnership or limited liability company, or by or for a beneficiary of an estate or trust, shall be considered as owned by the partnership, limited liability company, estate, or trust (or, in the case of a grantor trust, the grantors);

      f. if ten percent (10%) or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such person;

      g. if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person;

      h. an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (a) through (g) above shall, for purposes of applying paragraphs (a) through (g), be considered as actually owned by such person provided, however, that (i) an Ownership Interest constructively owned by an individual by reason of paragraph (a) shall not be considered as owned by him for purposes of again applying paragraph (a) in order to make another the constructive owner of such Ownership Interest, (ii) an Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (e) or (f) shall not be considered as owned by it for purposes of applying paragraphs (b), (c), or (d) in order to make another the constructive owner of such Ownership Interest,
(iii) if an Ownership Interest may be considered as owned by an individual under paragraphs (a) or (g), it shall be considered as owned by him under paragraph
(g) and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any stockholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

      i. For purposes of the above summary of the constructive ownership rules, the term "Ownership Interest" means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

                                   EXHIBIT D-1

                      FORM OF PARTNERSHIP UNIT CERTIFICATE

                      CERTIFICATE FOR PARTNERSHIP UNITS OF

                               AMB PROPERTY, L.P.

No.                                                                        UNITS
    ---------------                                           ------------

            AMB Property Corporation as the General Partner of AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), hereby certifies that -------------------------------- is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Agreement of Limited Partnership of AMB Property, L.P., dated as of --------------, 200- (as it may be amended, modified or supplemented from time to time in accordance with its terms, (the "Partnership Agreement"), under which the Operating Partnership is existing and as filed in the office of the Delaware [State Department of Assessments and Taxation] (copies of which are on file at the Operating Partnership's principal offices at Pier 1, Bay 1, San Francisco, California, 94111, represent ----------- units of limited partnership interest in the Operating Partnership (the "Partnership Units").

            THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE THAT SUCH TRANSFER, SALE ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

DATED:                     , 200 .
      ---------------------     -
                                           AMB PROPERTY CORPORATION

                                           General Partner of AMB
                                           Property, L.P.

ATTEST:
By:                                        By:
   ---------------------------------          ----------------------------------

                                   EXHIBIT D-2

                      FORM OF PARTNERSHIP UNIT CERTIFICATE

                      CERTIFICATE FOR PERFORMANCE UNITS OF

                               AMB PROPERTY, L.P.

No.                                                                        UNITS
    ---------------                                           ------------

            AMB Property Corporation as the General Partner of AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), hereby certifies that ----------------------- is a Limited Partner of the Operating Partnership whose Partnership Interests therein, as set forth in the Agreement of Limited Partnership of AMB Property, L.P., dated as of --------------, 200- (as it may be amended, modified or supplemented from time to time in accordance with its terms, (the "Partnership Agreement"), under which the Operating Partnership is existing and as filed in the office of the Delaware [State Department of Assessments and Taxation] (copies of which are on file at the Operating Partnership's principal offices at Pier 1, Bay 1, San Francisco, California 9411, represent ------------ performance units (as defined in the Partnership Agreement) of limited partnership interest in the Operating Partnership (the "Performance Units").

            THE PERFORMANCE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE OPERATING PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PERFORMANCE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE PERFORMANCE UNITS REPRESENTED BY THIS CERTIFICATE THAT SUCH TRANSFER, SALE ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

DATED:                     , 200 .
      ---------------------     -
                                           AMB PROPERTY CORPORATION

                                           General Partner of AMB
                                           Property, L.P.

ATTEST:
By:                                        By:
   --------------------------------           ----------------------------------

                                    EXHIBIT E

                         SCHEDULE OF PARTNERS' OWNERSHIP

                             WITH RESPECT TO TENANTS

      None.

                                    EXHIBIT F

                             SCHEDULE OF REIT SHARES

            ACTUALLY OR CONSTRUCTIVELY OWNED BY 25% LIMITED PARTNERS

                OTHER THAN THOSE ACQUIRED PURSUANT TO AN EXCHANGE

      None.

                                    EXHIBIT G

                                PERFORMANCE UNITS

            The Performance Units issued by the Partnership pursuant to Section 4.3.F. were issued to the following Persons in the following amounts on January 7, 2000:

            1. The first 3,000,000 Performance Units were issued 90% to the "Old PLPs" (as defined below) and 10% to the "New PLPs" (as defined below).

            2. Any Performance Units issued in excess of those set forth in paragraph 1 above were issued 80% to the Old PLPs and 20% to the New PLPs.

            3. The Performance Units allocable to each group of PLPs pursuant to paragraphs 1 and 2 above were allocated among the PLPs within such group in accordance with each PLP's percentage interest as set forth in the definitions below.

            4. The receipt of Performance Units by a PLP was not subject to any vesting requirements.


                                   Definitions

"Old PLPs" means the Persons set forth on Schedule G-1 attached hereto, with the percentage interest so indicated.

"New PLPs" means the Persons set forth on Schedule G-2 attached hereto, with the percentage interest so indicated.

                                  SCHEDULE G-1

                                    OLD PLPS

Name of Old PLP                                                      Percentage
---------------                                                      ----------
Douglas D. Abbey                                                     23.6537%
Luis A. Belmonte                                                      2.8055%
T. Robert Burke                                                      17.8504%
S. Davis Carniglia                                                    4.7271%
John H. Diserens                                                      5.9870%
Bruce H. Freedman                                                     1.9607%
Jean Collier Hurley                                                   2.4411%
Barbara J. Linn                                                       4.2467%
Hamid R. Moghadam                                                    29.4184%
Craig A. Severance                                                    6.9094%

                                  SCHEDULE G-2

                                    NEW PLPS

Name of New PLP                                                      Percentage
---------------                                                      ----------
W. Blake Baird                                                        17.4419%
Steven J. Callaway                                                     3.4884%
Steve E. Campbell                                                      2.3256%
Michael A. Coke                                                        5.7558%
Martin J. Coyne                                                        2.3256%
David G. Doyno                                                         2.3256%
David S. Fries                                                        10.4070%
Kent D. Greenawalt                                                     3.4884%
Jane L. Harris                                                         4.6512%
Carlie P. Headapohl                                                    2.3256%
Tyler W. Higgins                                                       4.6512%
Steven T. Kimball                                                      2.3256%
John T. Meyer                                                          3.4884%
John T. Roberts, Jr.                                                   5.7558%
John L. Rossi                                                          2.3256%
Cynthia J. Sarver                                                      2.3256%
Christine G. Schadlich                                                 4.5930%
Andrew N. Singer                                                       3.4884%
Gayle P. Starr                                                         3.4884%
William Steinberg                                                      4.6512%
K.C. Swartzel                                                          4.6512%
Celia M. Tanaka                                                        2.3256%
Janice G. Thacher                                                      1.3953%

                                    EXHIBIT H

                   SCHEDULE OF CERTAIN AGREEMENTS RELATING TO

                   PROPERTIES WITH RESTRICTIONS ON DISPOSITION

                            PURSUANT TO SECTION 7.3.F

1. Joint Venture Interest Exchange /Contribution Agreement, dated November 26, 1997, by and among AMB Property, L.P., David Brown, Daniel Sarhad and Craig Duncan.

2. Joint Venture Interest Exchange/Contribution Agreement, dated November 26, 1997, by and among AMB Property, L.P., GP Met Phase One 95, Ltd. and GP Met 4/12, Ltd.

3. Agreement for Transfer of Realty and Assets, dated November 26, 1997, by and among AMB Property, L.P. and Holbrook W. Goodale, Charles R. Wichman and Frederick B. Wichman as Trustees for the Wichman Family Trusts.

4. Contribution Agreement, dated November 26, 1997, between AMB Property, L.P. and Linder Skokie Real Estate Corporation. (Allmerica Portfolio)

5. Agreement for Transfer of Realty and Assets, dated November 26, 1997, by and among AMB Property, L.P., Launce E. Gamble and George F. Gamble.

6. Contribution Agreement, dated March 30, 1998, by and among AMB Property, L.P. and the other parties named therein. (Campanelli Portfolio)

7. Contribution Agreement, dated March 31, 1998, by and among AMB Property, L.P., Steve Liefschultz, Stephen M. Vincent, Alan Wilensky and Craig Gagnon.

8. Contribution Agreement, dated June 4, 1998 by and among AMB Property, L.P. and the other parties named therein. (Southfield Portfolio)

9. Amended and Restated Contribution Agreement, dated as of August 6, 1998, by and among AMB Property, L.P., AMB Property Corporation and the other parties named therein. (Willow Park Portfolio)

10. Portfolio Contribution Agreement, dated as of November 17, 1998, by and among AMB Property, L.P., AMB Property Corporation and the individuals named therein, as amended by the First Amendment, dated as of February 1, 1999, and the Second Amendment, dated as of April 30, 1999. (Manekin Portfolio)

11. Purchase and Sale Agreement, dated as of December 4, 1998, by and between AMB Property, L.P. and CBDV Investors, L.L.C. (WOCAC Portfolio)

                                    EXHIBIT I

                    SCHEDULE OF CERTAIN AGREEMENTS CONTAINING

                LIMITATIONS ON GENERAL PARTNERS GENERAL AUTHORITY

1. Contribution Agreements, dated March 30, 1998, by and among AMB Property, L.P. and the other parties named therein. (Campanelli Portfolio)

2. AMB Property, L.P., First Amendment to Amended and Restated Agreement of Limited Partnership, dated as of March 30, 1998.

3. Contribution Agreement, dated March 31, 1998, by and among AMB Property, L.P. and Steve Liefschultz, Stephen M. Vincent, Alan Wilensky and Craig Gagnon.

4. AMB Property, L.P., Second Amendment to Amended and Restated Agreement of Limited Partnership, dated as of March 31, 1998.

5. Contribution Agreement, dated June 4, 1998 by and among AMB Property, L.P. and the other parties named therein. (Southfield Portfolio)

6. AMB Property, L.P. Third Amendment to Amended and Restated Agreement of Limited Partnership, dated as of June 4, 1998.

7. Contribution Agreement, dated May 21, 1998, by and among AMB Property, L.P. and the other parties named therein. (Alsip Industrial Portfolio)

8. AMB Property, L.P. Fourth Amendment to Amended and Restated Agreement of Limited Partnership, dated as of June 30, 1998.

9. Amended and Restated Contribution Agreement dated as of August 6, 1998, by and among AMB Property, L.P., AMB Property Corporation and the other parties named therein. (Willow Park Portfolio)

10. AMB Property, L.P. First Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of September 24, 1998.

11. Portfolio Contribution Agreement, dated as of November 17, 1998, by and among AMB Property, L.P., AMB Property Corporation and the individuals named therein, as amended by the First Amendment, dated as of February 1, 1999, and the Second Amendment, dated as of April 30, 1999. (Manekin Portfolio)

12. Purchase and Sale Agreement, dated as of December 4, 1998, by and between AMB Property, L.P. and CBDV Investors, L.L.C. (WOCAC Portfolio)

13. AMB Property, L.P. Fourth Amendment to Third Amended and Restated Agreement of Limited Partnership, dated as of February 1, 1999.

14. AMB Property, L.P. Fifth Amendment to Third Amended and Restated Agreement of Limited Partnership, dated as of April 30, 1999.

15. AMB Property, L.P. Sixth Amendment to Third Amended and Restated Agreement of Limited Partnership, dated as of May 21, 1999.

16. AMB Property, L.P. Ninth Amendment to Third Amended and Restated Agreement of Limited Partnership, dated as of September 30, 1999.

17. AMB Property, L.P. Fourth Amended and Restated Agreement of Limited Partnership, dated as of August 10, 2000.

18. AMB Property, L.P. First Amendment to Fourth Amended and Restated Agreement of Limited Partnership dated as of November 7, 2000.

19. Assignment and Assumption Agreement dated as of December 31, 2000 by and between the AMB Property Corporation and AMB Property, L.P.

20. AMB Property, L.P. Fifth Amended and Restated Agreement of Limited Partnership, dated as of September 21, 2001.

21. Assignment and Assumption Agreement dated as of September 21, 2001 by and between the AMB Property Corporation and AMB Property, L.P.

22. AMB Property, L.P. First Amendment to Fifth Amended and Restated Agreement of Limited Partnership dated as of January 1, 2002.

23. AMB Property, L.P. Sixth Amended and Restated Agreement of Limited Partnership, dated as of April 17, 2002.

24. Assignment and Assumption Agreement dated as of April 17, 2002 by and between AMB Property Corporation and AMB Property, L.P.

25. AMB Property, L.P. First Amendment to Sixth Amended and Restated Agreement of Limited Partnership dated as of October 30, 2002.

26. AMB Property, L.P. Seventh Amended and Restated Agreement of Limited Partnership, dated as of June 23, 2003.

27. Assignment and Assumption Agreement dated as of June 23, 2003 by and between AMB Property Corporation and AMB Property, L.P.

                                    EXHIBIT J

         RESTRICTIONS ON OWNERSHIP AND TRANSFER TO PRESERVE TAX BENEFIT

      (a) Definitions. for the purposes of this Exhibit J, the following terms shall have the following meanings:

                  "Charitable Beneficiary" shall mean one or more beneficiaries of a Trust, as determined pursuant to subsection (c)(vi), each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

                  "Code" shall mean the Internal Revenue Code of 1986, as
            amended.

                  "Constructive Ownership" shall mean ownership of Partnership
            Units by a Person who is or would be treated as an owner of such Partnership Units either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                  "Exempted Person" shall mean any Person exempted from time to time by the General Partner in its sole and absolute discretion.

                  "Market Price" shall mean the market price of the Partnership
            Units on the relevant date as determined in good faith by the General Partner; provided, however, if the General Partner has outstanding shares of capital stock which correspond to such Partnership Units, the Market Price of each such Partnership Unit shall be equal to the Value of a share of such capital stock, subject to adjustment if the right to exchange such Partnership Units for such stock is other than one-to-one.

                  "Ownership Limit" shall mean 24.9% of the capital or profits interests of the Partnership.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in subsection (b)(ii), the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned Partnership Units for another Person who is the beneficial transferee or owner of such Partnership Units, in which case the Purported Beneficial Transferee shall be such Person.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in subsection (b)(ii), the holder of the Partnership Units as set forth or to be set forth in Exhibit A to the Partnership Agreement, and any Assignee of such Partnership Units, if such Transfer or ownership had been valid under subsection
            (b)(i).

                  "Restriction Termination Date" shall mean the first day after the date hereof on which the General Partner determines, in its sole and absolute discretion, that compliance with subsection (b)(i) is no longer necessary or advisable.

                  "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Partnership Units, (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Partnership Units or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Partnership Units), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Constructive Ownership of Partnership Units), and whether such transfer has occurred by operation of law or otherwise.

                  "Trust" shall mean each of the trusts provided for in
            subsection (c).

                  "Trustee" shall mean any Person unaffiliated with the
            Partnership, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Partnership to serve as trustee of a Trust.

Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Fourth Amended and Restated Agreement of Limited Partnership of AMB Property, L.P. (the "Partnership Agreement), as such agreement may be amended from time to time. All references to "Section" refer to the Partnership Agreement.

      (b)   Restriction on Ownership and Transfers.

            (i) Prior to the Restriction Termination Date, no Person, other than an Exempted Person, shall at any time Constructively Own Partnership Units in excess of the Ownership Limit if the representations contained in Section 3.4.D are not at such time true and correct.

            (ii) If, prior to the Restriction Termination Date, any Transfer or other event occurs that, if effective, would result in any Person Constructively Owning Partnership Units in violation of subsection (b)(i), (1) then that number of Partnership Units that otherwise would cause such Person to violate subsection (b)(i) (rounded up to the nearest whole Partnership Unit) shall be automatically transferred (provided such Transfer is not in violation of the restrictions on transfer set forth in the Partnership Agreement, except to the extent the General Partner waives such restrictions) to a Trust for the benefit of a Charitable Beneficiary, as described in subsection (c), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Partnership Units or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Constructively Owning Partnership Units in violation of subsection (b)(i), then the Transfer of that number of Partnership Units that otherwise would cause any Person to violate subsection (b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such Partnership Units.

      (c)   Transfers of Partnership Units in Trust.

            (i) Upon any purported Transfer or other event described in subsection (b)(ii), such Partnership Units shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to subsection (b)(ii). The Trustee shall be appointed by the Partnership and shall be a Person unaffiliated with the Partnership, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Partnership as provided in subsection (c)(vi).

            (ii) Partnership Units held by the Trustee shall be issued and outstanding Partnership Units of the Partnership. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the Partnership Units held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Partnership Units held in trust by the Trustee, shall have no rights to distributions or allocations with respect to Partnership Units held in the Trust and shall not possess any rights to vote or other rights attributable to the Partnership Units held in the Trust.

            (iii) The Trustee shall have all voting rights and rights to distributions and allocations with respect to Partnership Units held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Partnership that Partnership Units have been transferred to the Trustee shall be paid to the Trustee upon demand, and any distribution with respect to such Partnership Units shall be paid when due to the Trustee. Any distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

            The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Partnership Units held in the Trust and, subject to Delaware law, effective as of the date the Partnership Units has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Partnership Units prior to the discovery by the Partnership that the Partnership Units has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Partnership has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of this Exhibit J to the contrary, until the Partnership has received notification that the Partnership Units have been transferred into a Trust, the Partnership shall be entitled to rely on its Partnership Unit transfer and other unitholder records for purposes of preparing Exhibit A to the Partnership Agreement, lists of unitholders entitled to vote at meetings, and otherwise conducting votes of Partners.

            (iv) Within 20 days of receiving notice from the Partnership that Partnership Units have been transferred to the Trust, the Trustee of the Trust shall, in accordance with the terms of (and subject to the limitations contained in) the Partnership Agreement, sell the Partnership Units held in the Trust to a Person, designated by the Trustee, whose ownership of the Partnership Units will not violate the ownership limitations set forth in subsection (b)(i). Upon such sale, the interest of the Charitable Beneficiary in the Partnership Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this subsection (c)(iv). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Partnership Units in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Partnership Units at Market Price, the Market Price of such Partnership Units on the day of the event which resulted in the transfer of such Partnership Units to the Trust) and (2) the price per Partnership Unit received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Partnership Units held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any distributions thereon. If, prior to the discovery by the Partnership that Partnership Units have been transferred to the Trustee, such Partnership Units are sold by a Purported Record Transferee then (i) such Partnership Units shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Partnership Units that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this subsection (c)(iv), such excess shall be paid to the Trustee upon demand. The expenses described in item (2) above shall include any expenses of administering the Trust, any transfer of Partnership Units thereto or disposition of Partnership Units thereby, which shall be allocated equitably among the Partnership Units which are transferred to the Trust.

            (v) Partnership Units transferred to the Trustee shall be deemed to have been offered for sale to the Partnership, or its designee, at a price per Partnership Unit equal to the lesser of (i) the price paid by the Purported Record Transferee for the Partnership Units in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Partnership Units at Market Price, the Market Price of such Partnership Units on the day of the event which resulted in the transfer of such Partnership Units to the Trust) and (ii) the Market Price on the date the Partnership, or its designee, accepts such offer. The Partnership shall have the right to accept such offer until the Trustee has sold the Partnership Units held in the Trust pursuant to subsection (c)(iv). Upon such a sale to the Partnership, the interest of the Charitable Beneficiary in the Partnership Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any distributions held by the Trustee with respect to such Partnership Units shall thereupon be paid to the Charitable Beneficiary.

            (vi) By written notice to the Trustee, the Partnership shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Partnership Units held in the Trust would not violate the restrictions set forth in subsection (b)(i) in the hands of such Charitable Beneficiary.

      (d) Remedies For Breach. If the General Partner shall at any time determine in good faith that a Transfer or other event has taken place in violation of subsection (b) or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution) or Constructive Ownership of any Partnership Units of the Partnership in violation of subsection (b), the General Partner shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Partnership to redeem Partnership Units, refusing to give effect to such Transfer on the books of the Partnership or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership) in violation of subsection
(b)(i), shall automatically result in the transfer to a Trust as described in subsection (b)(ii).

      (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire or own Partnership Units in violation of subsection (b), or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under subsection (b)(ii), shall immediately give written notice to the Partnership of such event and shall provide to the Partnership such other information as the Partnership may request in order to determine the effect, if any, of such Transfer or attempted Transfer on such Person's compliance with subsection (b)(i).

      (f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Constructive Owner of Partnership Units and each Person who is holding Partnership Units for a beneficial owner or Constructive Owner shall provide to the Partnership such information that the Partnership may request, in good faith, in order to determine the Partnership's status as a partnership (as opposed to a corporation) or the General Partner's status as a REIT for federal income tax purposes.

      (g) Remedies Not Limited. Nothing contained in this Exhibit J shall limit the authority of the General Partner to take such other action as it deems necessary or advisable to protect the Partnership and the interests of its Partners by preservation of the Partnership's status as a partnership (as opposed to a corporation) or the General Partner's status as a REIT for federal income tax purposes.

      (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Exhibit J, including any definition contained in subsection (a), the General Partner shall have the power to determine the application of the provisions of this Exhibit J with respect to any situation based on the facts known to it. In the event that a provision of this Exhibit J requires an action by the General Partner and Exhibit J fails to provide specific guidance with respect to such action, the General Partner shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Exhibit J. Absent a decision to the contrary by the General Partner (which the General Partner may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in subsection (b)) acquired Constructive Ownership of Partnership Units in violation of subsection (b)(i), such remedies (as applicable) shall apply first to the Partnership Units which, but for such remedies, would have been actually owned by such Person, and second to Partnership Units which, but for such remedies, would have been Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Partnership Units based upon the relative number of the Partnership Units held by each such Person.